Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN AND SERVICING AGREEMENT, dated as of March 23, 2026 (this “Amendment”), among KKR ENHANCED US EVDL FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), KKR ENHANCED US DIRECT LENDING FUND-L INC., a Delaware corporation (in such capacity, the “Collateral Manager”), CITIBANK, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), each of the Lenders party hereto and The Bank of New York Mellon Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”), as collateral custodian (in such capacity, the “Collateral Custodian”) and as account bank (in such capacity, the “Account Bank”).

WHEREAS, the Borrower, the Collateral Manager, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Account Bank and Citibank, N.A. and KKR Capital Markets LLC, as joint lead arrangers, are party to the Loan and Servicing Agreement, dated as of April 1, 2024 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.01 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendment to the Loan Agreement.

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto that, as of the date first written above and immediately after giving effect to this Amendment, (i) no Unmatured Event of Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty that is made only as of a specific date in which case such representation or warranty was true and correct in all material respects as of such specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1 This Amendment shall become effective on the date hereof upon:

(i) the execution and delivery of this Amendment by the parties hereto;

(ii) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(iii) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, with respect to due authorization and enforceability, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under

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the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the parties hereto) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction of the Collateral Agent. By executing this Amendment, the Borrower, Collateral Manager, Administrative Agent and the Lender each hereby (i) consent to and direct the Collateral Agent, the Collateral Custodian and the Account Bank to execute and deliver this Amendment, (ii) acknowledge and agree that the Collateral Agent, the Collateral Custodian and the Account Bank shall be fully protected in relying upon the foregoing consent and direction and (iii) release the Collateral Agent, the Collateral Custodian and the Account Bank and their respective officers, directors, agents, employees and shareholders, as applicable, form any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Agreement or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with. Each of the parties hereto hereby agree that in executing and delivering this Amendment, each of the Collateral Agent, the Collateral Custodian and the Account Bank shall be afforded the same rights, protections, immunities and indemnities afforded to them under the Loan and Servicing Agreement and the other Transaction Documents

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

KKR ENHANCED US EVDL FUNDING LLC,
as the Borrower

By:
Name: Jeffrey M. Smith
Title: Vice President

[Signature Page to Amendment No. 2 to Loan Agreement]

KKR ENHANCED US DIRECT LENDING FUND-L INC., as the Collateral Manager

By:
Name: Michael Nguyen
Title: Chief Compliance Officer

[Signature Page to Amendment No. 2 to Loan Agreement]

CITIBANK, N.A.,
as the Administrative Agent

By:
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Amendment No. 2 to Loan Agreement]

CITIBANK, N.A.,
as a Lender

By:
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Amendment No. 2 to Loan Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent, the Account Bank and the Collateral Custodian

By:
Name: Robertson Abraham
Title: Vice President

[Signature Page to Amendment No. 2 to Loan Agreement]

APPENDIX A

Loan Agreement

(Attached)

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. 2 DATED AS OF MARCH 23, 2026

Up to U.S.$1,250,000,000

LOAN AND SERVICING AGREEMENT

Dated as of ~~March [ ]~~April 1, ~~2026~~ 2024

among

KKR ENHANCED US EVDL FUNDING LLC,

as the Borrower

KKR ENHANCED US DIRECT LENDING FUND-L INC.,

as the Collateral Manager

CITIBANK, N.A.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as the Collateral Agent, Account Bank and Collateral Custodian

and

CITIBANK, N.A. AND KKR CAPITAL MARKETS LLC,

as Joint Lead Arrangers

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS
Section 1.01.	Certain Defined Terms	1

Section 1.02.	Other Terms	6263

Section 1.03.	Computation of Time Periods	6263

Section 1.04.	Interpretation	6263

Section 1.05.	Currencies; Currency Equivalents	6367

ARTICLE II.

THE FACILITY

Section 2.01.	Advances; Acquisition Notices	6465

Section 2.02.	Procedure for Advances	6567

Section 2.03.	Yield, Unused Fees and Prepayment Fees	6669

Section 2.04.	Remittance Procedures	6769

Section 2.05.	Instructions to the Collateral Agent and the Account Bank	7173

Section 2.06.	Borrowing Base Deficiency Payments; Equity Cure	7173

Section 2.07.	Discretionary Sales, Substitutions and Lien Release Dividends	7274

Section 2.08.	Payments and Computations, Etc	7679

Section 2.09.	Increased Costs; Capital Adequacy	7779

Section 2.10.	Taxes	7881

Section 2.11.	Mitigation Obligations	8285

Section 2.12.	Grant of a Security Interest	8385

Section 2.13.	Evidence of Debt	8386

Section 2.14.	Release of Collateral Assets	8486

Section 2.15.	Treatment of Amounts Received by the Borrower	8487

Section 2.16.	Repayment; Permanent Reduction of Commitments	8487

Section 2.17.	Collections and Allocations	8689

Section 2.18.	Reinvestment of Principal Collections	8790

Section 2.19.	[Reserved]	8891

Section 2.20.	[Reserved]	8891

Section 2.21.	Defaulting Lenders	8891

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LIST OF ANNEXES, SCHEDULES AND EXHIBITS

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

SCHEDULES

SCHEDULE I	Diversity Score Calculation
SCHEDULE II	Moody’s Industry Classification Group List
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Prior Names, Tradenames, Fictitious Names and “Doing Business As”
SCHEDULE V	Global Industry Classification Standard List
SCHEDULE VI	Pre-Approved Participation Interests

EXHIBITS
~~EXHIBIT A~~EXHIBIT A	Form of Acquisition Notice
~~EXHIBIT B~~EXHIBIT B	Form of Borrowing Base Certificate
~~EXHIBIT C~~EXHIBIT C	Form of Disbursement Request
~~EXHIBIT D~~EXHIBIT D	Form of Joinder Supplement
~~EXHIBIT E~~EXHIBIT E	Form of Notice of Borrowing
~~EXHIBIT F~~EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
~~EXHIBIT G~~EXHIBIT G	Form of Notice of Reduction (Reduction of Facility Amount)
~~EXHIBIT H~~EXHIBIT H	Form of Commitment Adjustment Notice
~~EXHIBIT I~~EXHIBIT I	[Reserved]
~~EXHIBIT J~~EXHIBIT J	[Reserved]
~~EXHIBIT K~~EXHIBIT K	Form of Collateral Manager’s Certificate (Collateral Manager Report and Collateral Manager Advance Date Report)
~~EXHIBIT L~~EXHIBIT L	Form of Release of Required Loan Documents
~~EXHIBIT M~~EXHIBIT M	Form of Officer’s Certificate (Solvency)
~~EXHIBIT N~~EXHIBIT N	Form of Notice and Request for Consent to Lien Release Dividend
~~EXHIBIT O~~EXHIBIT O-1	Form of U.S. Tax Compliance Certificate

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THIS LOAN AND SERVICING AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of April 1, 2024, among:

(1)	~~(1)~~ KKR ENHANCED US EVDL FUNDING LLC, a Delaware limited liability company, as the Borrower (the “Borrower”);

(2)	~~(2)~~ KKR ENHANCED US DIRECT LENDING FUND-L INC., a Delaware ~~statutory trust~~corporation, as the Collateral Manager (as defined herein);

(3)	~~(3)~~ EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender” and collectively, the “Lenders”);

(4)	~~(4)~~ CITIBANK, N.A., as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”);

(5)

~~(5)~~ THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNYM”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”), the Account Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”); and

(6)	~~(6)~~ CITIBANK, N.A. AND KKR CAPITAL MARKETS LLC, as Joint Lead Arrangers (the “Joint Lead Arrangers”).

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility (the “Facility”). The proceeds of the Advances will be used to finance Eligible Collateral Assets that the Borrower originates and owns or acquires from time to time from a third party seller or from the Transferor. Accordingly, the parties agree as follows:

ARTICLE I.~~ARTICLE I.~~

DEFINITIONS

Section 1.01. Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this ~~Section 1.01~~Section 1.01.

(b) As used in this Agreement and the exhibits, schedules and annexes thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means (i) BNYM, in its capacity as the “Securities Intermediary” pursuant to this Agreement and the Securities Account Control Agreement or (ii) following the removal or resignation of BNYM as Account Bank in accordance with the terms of this Agreement and the Securities Account Control Agreement, another Qualified Institution selected by the Borrower that is reasonably acceptable to the Administrative Agent.

“Accreted Interest” means Interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as it accrues.

“Acquisition Notice” has the meaning assigned to such term in ~~Section 2.01(a)~~Section 2.01(a).

“Action” has the meaning assigned to that term in ~~Section  8.03~~Section 8.03.

“Addition” means, with respect to each Collateral Asset, the acquisition of such Collateral Asset by the Borrower (whether as a result of a Purchase, Substitution or otherwise).

“Addition Cut-Off Date” means, with respect to any Collateral Asset, two (2) Business Days prior to the Addition Date for such Collateral Asset; provided that in the case of any newly-originated Collateral Asset or any Collateral Asset that is being amended in connection with the related Addition, the Addition Cut-Off Date shall be the Addition Date (after giving pro forma effect to any such origination or amendment in respect of such Collateral Asset effected on or about such date).

“Addition Date” means, with respect to each Collateral Asset, the date on which the Collateral Asset is acquired by the Borrower and included in the Collateral Portfolio.

“Adjusted Borrowing Value” means for any Eligible Collateral Asset on any date of determination, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Collateral Asset at such time and (b) the Asset Value of such Eligible Collateral Asset at such time multiplied by the Outstanding Balance of such Collateral Asset; provided that (i) the Adjusted Borrowing Value of any Collateral Asset that no longer satisfies the Eligibility Criteria (other than any Eligibility Criteria tested only at the Addition Cut-Off Date) or is otherwise not an Eligible Collateral Asset will be zero, (ii) the Adjusted Borrowing Value of any Excess Concentration Asset will be zero and (iii) the Adjusted Borrowing Value of any undrawn portion of Revolving Collateral Asset or Delayed Draw Collateral Asset shall be zero.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to ~~Article IX~~Article IX.

“Administrative Expense Cap” means, for any Payment Date, (i) prior to the first date on which the Facility Amount equals or exceeds $750,000,000, a per annum amount equal to $175,000 for Administrative Expenses and (ii) on and after such date in clause ~~(i)~~0, a per annum amount equal to $250,000 for Administrative Expenses.

“Administrative Expenses” means the following fees and expenses due or accrued with respect to any Payment Date, payable on a pro rata basis to: (a)(i) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses and (ii) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (b) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to ~~Article II~~Article II.

“Advance Date” means, with respect to any Advance, the date on which such Advance is made.

“Advance Rate” means, with respect to an Eligible Collateral Asset, (a) if such Eligible Collateral Asset is a PIK Loan, the percentage determined as of the related Addition Date in accordance with the Side Letter or (b) otherwise, the percentage determined as set forth in the Advance Rate Matrix based on the applicable type of such Collateral Asset, as determined by the Administrative Agent (in the case of any Consent Collateral Asset) or the Collateral Manager (in the case of any other Eligible Collateral Asset) on or before the Addition Cut-Off Date for such Eligible Collateral Asset.

“Advance Rate Matrix” means:

Collateral Asset Type	Advance Rate
Broadly Syndicated Loans that are First Lien Loans and, if rated, have a rating from S&P or Fitch of at least “B-” or a rating from Moody’s of at least “B3”	75.00%
First Lien Loans and Senior	70.00%
Secured Bonds FLLO Loans	60.00%
Second Lien Loans or Broadly Syndicated Loans that, if rated, have a rating from S&P or Fitch below “B-” or a rating from Moody’s below “B3”	40.00%

“Advances Outstanding” means, on any date, the sum of (i) the aggregate principal amount of Advances outstanding in Dollars on such date and (ii) the equivalent in Dollars of the aggregate principal amount of Alternative Currency Advances on such date, determined by the Collateral Manager using the Applicable Exchange Rate for such date, in each case after giving effect to all repayments of Advances and the making of new Advances on such date; provided that, “Advances Outstanding” shall refer only to Advances outstanding in the applicable Eligible Currency (a) for purposes of determining Yield, (b) in connection with any reduction pursuant to ~~Section 2.16(a)~~Section 2.16(a) and ~~(c)~~(c) with respect to any payments made pursuant to ~~Section 2.04(a)~~Section 2.04(a) and ~~(b)~~(b).

“Affected Party” has the meaning assigned to that term in ~~Section  2.09(a)~~Section 2.09(a).

“Affiliate” means, when used with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means, when used with respect to any specified Person, the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral for, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agented Collateral Asset” means any Collateral Asset originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Aggregate Outstanding Collateral Asset Balance” means aggregate of the Outstanding Balances of the Collateral Assets included in the Collateral Portfolio.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Alternative Currency” means Australian Dollars, British Pounds, Canadian Dollars or Euros.

“Alternative Currency Advance” means any Advance denominated in an Alternative Currency.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Transferor or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower, the Collateral Manager, the Transferor or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Benchmark Rate” means, with respect to any Collateral Asset, the definition of “Benchmark” or any comparable definition in the Underlying Instrument for each such Collateral Asset, or any other benchmark rate option in the Underlying Instrument for each such Collateral Asset.

“Applicable Exchange Rate” means:

(a) with respect to any Collateral Asset denominated and payable in an Alternative Currency on any date of determination, the foreign currency-dollar spot rate that appeared on the Bloomberg screen for the applicable Alternative Currency (i) if such date is a Determination Date preceding a Payment Date, at 5:00 p.m. on such date, (ii) in relation to the Applicable Exchange Rate as applied to any Outstanding Balance information in the Collateral Asset Tape, as of 5:00 p.m. on the Collateral Asset Tape Cut-off Date or (iii) otherwise, at 5:00 p.m. on the second Business Day immediately preceding such date;

(b) with respect to any Alternative Currency Advance on any date of determination, the Alternative Currency-Dollar spot rate that appeared on the Bloomberg screen for such Alternative Currency (i) if such date is a Determination Date preceding a Payment Date, at 5:00 p.m. on such date or (ii) otherwise, at 5:00 p.m. on the second Business Day immediately preceding such date; and

(c) with respect to any conversion of cash from one currency to another currency on any date, the applicable spot rate between such two currencies obtained by the Collateral Manager through customary banking channels, including the Collateral Agent’s own banking facilities.

“Applicable Index” means (i) with respect to any Advance or Collateral Asset denominated in Canadian Dollars, Daily Compounded CORRA, (ii) with respect to any Advance or Collateral Asset denominated in Euros, EURIBOR, (iii) with respect to any Advance or Collateral Asset denominated in Australian Dollars, the Bank Bill Rate, (iv) with respect to any Advance or Collateral Asset denominated in British Pounds, Daily Simple SONIA, and (v) with respect to any other Advance or Collateral Asset, Term SOFR.

“Applicable Law” means for any Person all existing and future laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” ~~means 2.65% per annum~~has the meaning assigned to that term in the Lender Fee Letter.

“Applicable Prime Rate” means, with respect to any Collateral Asset, the definition of “Prime Rate” or any comparable definition in the Underlying Instrument for each such Collateral Asset.

“Approved Broker-Dealers” means any of the following broker-dealers (or Affiliates thereof): Bank of America Corporation, Barclays Bank plc, BNP Paribas SA, Citigroup Inc., Credit Agricole S.A., Credit Suisse Group AG, Deutsche Bank AG, Goldman Sachs & Co., HSBC Bank plc, JP Morgan Chase & Co., Morgan Stanley & Co., Natixis S.A., NatWest Group Plc, Société Générale S.A., UBS AG and U.S. Bank, National Association or any of their Affiliates or any additional broker-dealer (other than Kohlberg, Kravis, Roberts & Co. L.P. and its Affiliates and Subsidiaries) approved as such for purposes of this definition by agreement between the Collateral Manager and the Administrative Agent.

“Approved Foreign Jurisdiction” means each of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Liechtenstein, Luxembourg, the Netherlands, Norway, Spain, Sweden, Switzerland, the United Kingdom, New Zealand and any other country approved by the Administrative Agent in its sole discretion.

“Approved Valuation Firm” means any of Lincoln Partners Advisors LLC, Duff & Phelps, LLC, Murray Devine & Company or any other nationally recognized accounting firm or valuation firm approved by the Borrower and the Administrative Agent; provided that, prior to the Closing Date, the Borrower and the Administrative Agent shall designate Lincoln Partners Advisors LLC as the initial Approved Valuation Firm.

“Arranger Fee” has the meaning assigned to such term in the Arranger Fee Letter.

“Arranger Fee Letter” means the fee letter among the Administrative Agent, the Citi Arranger and the Borrower, setting forth certain fees payable by the Borrower to the Citi Arranger in connection with the transactions contemplated by this Agreement.

“Asset Value” means, with respect to each Eligible Collateral Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Collateral Asset:

(a) prior to an Asset Value Adjustment Event with respect to such Eligible Collateral Asset, ~~the~~(i) if such Eligible Collateral Asset is a PIK Loan, the percentage determined as of the related Addition Date in accordance with the Side Letter or (ii) otherwise, its Purchase Price; and

(b) after an Asset Value Adjustment Event with respect to an Eligible Collateral Asset:

(i) if an Asset Value Adjustment Event of the type described in clause ~~(ii)~~(ii), ~~(v)~~(v) or ~~(vi)~~(vi) of the definition thereof with respect to such Eligible Collateral Asset occurs the Asset Value of such Eligible Collateral Asset will, automatically and without further action by the Administrative Agent, be zero as of the date any Responsible Officer of the Borrower or the Collateral Manager has knowledge or receives notice of such Asset Value Adjustment Event, unless otherwise determined by the Administrative Agent in its commercially reasonable discretion;

(ii) if an Asset Value Adjustment Event of the type described in clause ~~(i)~~(i)(b) of the definition thereof with respect to such Eligible Collateral Asset occurs the Asset Value of such Eligible Collateral Asset will, automatically and without further action by the Administrative Agent, be the Updated Asset Value as of the related Updated Asset Value Determination Date;

(iii) upon the occurrence of any Asset Value Adjustment Event in respect of any Eligible Collateral Asset, the then current Asset Value thereof shall be determined by the Administrative Agent in its sole discretion (on a single date except as set forth in clause (iv) below); provided that if the Borrower disputes any Asset Value determined by the Administrative Agent pursuant to this clause (iii) the Collateral Manager on behalf of the Borrower may (a) if the Collateral Asset is a Priced Loan or Senior Secured Bond, (x) designate at least two Approved Broker-Dealers active in the trading of such Collateral Asset and (y) provide to the Administrative Agent within a five-hour period at least two Firm Bids with respect to not less than the principal amount of such Collateral Asset from each such broker-dealer or (b) if such Collateral Asset is not a Priced Loan or Senior Secured Bond, request (at the Borrower’s sole expense) that an Approved Valuation Firm provide an updated assessment of the current Asset Value of the applicable Collateral Asset using the most recent financial reporting and/or any other customary sources. If the Administrative Agent disputes the Asset Value determined pursuant to clause (iii)(b), the Administrative Agent may (at Lenders’ sole expense) request that an additional Approved Valuation Firm provide an assessment of the current Asset Value of the applicable Collateral Asset using the most recent financial reporting and/or any other customary sources. The Asset Value of such Collateral Asset referenced in the preceding sentence shall be the average of the values (or if the values are given as ranges, the average of the midpoint of such ranges) assigned to such Collateral Asset by the Borrower’s and (in the case of disputes under clause (iii)(b) above) the Administrative Agent’s Approved Valuation Firm. Until completion or resolution of any dispute resolution process described in clause (iii)(b), the Asset Value of the applicable Collateral Asset shall be (1) the value (or if the value is given as a range, the midpoint of such range) assigned to such Collateral Asset in the most recent third party valuation report (based upon information most recently provided by the Collateral Manager but in no event more than 90 days prior to the date of determination) provided by the Collateral Manager pursuant to ~~Section 6.08(h)~~Section 6.08(h) or (2) if no such valuation information is provided, the Asset Value determined by the Administrative Agent under this clause (iii) that is the subject of the dispute resolution process set forth in this clause (iii);

(iv) on any subsequent date, after a new Asset Value has been determined under clause ~~(iii)~~(iii), on which (A) a further Asset Value Adjustment Event occurs or (B) solely in the event that the initial Asset Value Adjustment Event has not subsequently ceased to be outstanding or otherwise been cured (which, with respect to clause ~~(xi)~~(xi) of such definition, shall be deemed cured if such PIK Loan ceases to defer or capitalize any portion of the accrued interest thereon prior to the end of the period during which such Collateral Asset is permitted to defer or capitalize interest pursuant to the related Underlying Instruments), (x) the Obligor has experienced a material change in financial condition, management or business operations or (y) the delivery of the financial reports provided by the Obligor as described in ~~Section  6.08(h)~~Section 6.08(h) for such Eligible Collateral

Asset (any of the foregoing a “Subsequent Event”), the Administrative Agent may determine a further updated Asset Value (subject again to the dispute provisions of clause ~~(iii)~~(iii)); and

(v) on any date, the Administrative Agent may increase the Asset Value with respect to any Collateral Asset in its sole discretion without the consent of the Required Lenders.

Upon making the determinations of any amended Asset Value in accordance with the foregoing, the Administrative Agent shall give written notice of such determinations to the Borrower, and the Asset Value of such Eligible Collateral Asset shall upon such notice from the Administrative Agent be the amended Asset Value determined in accordance with the foregoing clause ~~(ii)~~(ii), ~~(iii)~~(iii) or ~~(iv)~~(iv) , as applicable, unless and until a Subsequent Event occurs; provided that the Borrower may request that the Asset Value be re-evaluated by the Administrative Agent for any Eligible Collateral Asset whose Asset Value was decreased due to the occurrence of an Asset Value Adjustment Event described in clause (i)(a)(a) for Rated Collateral Assets (including Rated Collateral Assets which are Priced Loans or Senior Secured Bonds), a Rating Agency providing a Rating for such Collateral Asset has downgraded such Rating from the Rating in effect on the Addition Cut-Off Date and to a rating below “B-” (in the case of S&P or Fitch) or “B3” (in the case of Moody’s), as applicable, or other equivalent rating level from another Rating Agency (it being understood that each downgrade shall be deemed to be a separate Asset Value Adjustment Event), or (b) for any Collateral Asset, the Updated Asset Value of such Collateral Asset reflected on the books and records of the Collateral Manager as of any Updated Asset Value Determination Date has declined by 15.0% or more below the Updated Asset Value of such Collateral Asset as of the immediately prior Updated Asset Value Determination Date;, (vii), (viii) or (x) of the definition thereof, if the event that gave rise to the decrease in the Asset Value has improved to a level that would not have triggered an Asset Value Adjustment Event.

The Administrative Agent shall notify the Collateral Manager and the Collateral Agent of any change effected by the Administrative Agent of the Asset Value of any Collateral Asset.

“Asset Value Adjustment Event” means, with respect to any Collateral Asset, the occurrence of any one or more of the following events (which, for the avoidance of doubt, may occur more than once) after the related Addition Cut-Off Date:

(i) (a) for Rated Collateral Assets (including Rated Collateral Assets which are Priced Loans or Senior Secured Bonds), a Rating Agency providing a Rating for such Collateral Asset has downgraded such Rating from the Rating in effect on the Addition Cut-Off Date and to a rating below “B-” (in the case of S&P or Fitch) or “B3” (in the case of Moody’s), as applicable, or other equivalent rating level from another Rating Agency (it being understood that each downgrade shall be deemed to be a separate Asset Value Adjustment Event), or (b) for any Collateral Asset, the Updated Asset Value of such Collateral Asset reflected on the books and records of the Collateral Manager as of any Updated Asset Value Determination Date has declined by 15.0% or more below the Updated Asset Value of such Collateral Asset as of the immediately prior Updated Asset Value Determination Date;

(ii) there is a default as to all or any portion of one or more payments of principal and/or interest (i) with respect to such Collateral Asset (giving effect to any grace period applicable thereto but in no event exceeding five (5) Business Days past the applicable due date) or (ii) under any other debt obligation of the Obligor which is senior or pari passu in right of payment to such Collateral Asset (giving effect to any grace period applicable thereto but in no event exceeding five (5) Business Days past the applicable due date);

(iii) a Material Modification with respect to such Collateral Asset occurs;

(iv) such Collateral Asset is the subject of formal workout or restructuring negotiations due to financial distress;

(v) a Bankruptcy Event occurs with respect to the related Obligor (without giving effect to any grace and/or cure period set forth in such definition); provided that, in the case of an involuntary proceeding described in clause ~~(i)~~(i) of the definition of “Bankruptcy Event,” if such proceeding is dismissed before the 60 day grace period set forth in such clause, then such Asset Value Adjustment Event shall be deemed to no longer exist with respect to such Collateral Asset;

(vi) the Collateral Manager determines that such Collateral Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Collateral Manager and the Collateral Manager Standard;

(vii) (a) in the case of a First Lien Loan or FLLO Loan, the Senior Net Leverage Ratio of the related Obligor has increased by 0.75x or more above the original Senior Net Leverage Ratio of such Obligor as of the Addition Cut-Off Date (giving pro forma effect to any Transactions occurring substantially concurrent with the related Addition Date), as measured on the most recent Quarterly Reporting Date with respect to such Collateral Asset or (b) in the case of a Second Lien Loan, the Total Net Leverage Ratio of the related obligor has increased by 0.75x or more above the original Total Net Leverage Ratio of such Obligor as of the Addition Cut-Off Date (giving pro forma effect to any Transactions occurring substantially concurrent with the related Addition Date), as measured on the most recent Quarterly Reporting Date with respect to such Collateral Asset;

(viii) the Interest Coverage Ratio with respect to such Collateral Asset is (a) less than 1.30:1.00 and (b) less than 85% of the Interest Coverage Ratio of such Obligor as of the Addition Cut-Off Date (giving pro forma effect to any Transactions occurring substantially concurrent with the related Addition Date), as measured on the most recent Quarterly Reporting Date with respect to such Collateral Asset;

(ix) the related Obligor fails to deliver to the Borrower or the Collateral Manager any quarterly or annual financial statement reports required by the Underlying Instruments of such Collateral Asset to be delivered to lenders thereunder (after giving effect to any grace and/or cure period applicable thereto);

(x) an “Event of Default” occurs with respect to any financial maintenance covenant in the Underlying Instruments; or

(xi) ~~if such Collateral Asset is a PIK Loan, the date such PIK Loan begins to defer or capitalize any portion of the accrued interest thereon~~any other event set forth as an Asset Value Adjustment Event in the Side Letter.

“Australian Dollars” or “AUD” means the lawful money of Australia.

“Authorized Officers” has the meaning assigned to that term in ~~Section 12.02~~Section 12.02.

“Availability” means, as of any date of determination, an amount equal to the positive difference, if any, of (a) the maximum amount that would not result in any Borrowing Base Deficiency over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Final Maturity Date, the Availability shall be zero.

“Available Collections” means all amounts received on or with respect to a Collateral Asset, including the sum of all Interest Collections and all Principal Collections received with respect thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Collection Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Collection Period” pursuant to ~~Section  2.23~~Section 2.23.

“Bank Bill Rate” means, for any day during a Collection Period, with respect to any Advance (or portion thereof) denominated in Australian Dollars, the greater of (I) zero and (II) (a) the rate per annum appearing on Reuters Screen BBSY Page (or any successor or substitute page or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent) at or about 11:00 a.m. (Sydney time) on the date that is (i) with respect to an Advance made or outstanding on the first day of such Collection Period, two (2) Business Days prior to the first day of such Collection Period or (ii) with respect to an Advance made during such Collection Period (and not otherwise outstanding on the first day of such Collection Period), two (2) Business Days prior to the date of such Advance; and (b) if no rate specified in clause ~~(a~~(a) the rate per annum appearing on Reuters Screen BBSY Page (or any successor or substitute page or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent) at or about 11:00 a.m. (Sydney time) on the date that is ) of this definition so appears on Reuters Screen BBSY Page (or any successor or substitute page or the appropriate page of such other information service that publishes such rate from time to time as selected by the

Administrative Agent), the rate per annum (subject to a 0.0% floor) equal to the bid rates quoted to the Administrative Agent for the purchase of Bills which have a three-month tenor accepted by a leading bank in the Australian Dollar interbank market (selected by the Administrative Agent in consultation with the Borrower) in amounts in same day funds comparable to the principal amount of the outstanding Advances denominated in Australian Dollars as of approximately 11:00 a.m. (Sydney time) on such Determination Date.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means, with respect to a Person:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, examinership, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets under any Bankruptcy Laws, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors, partners or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, examinership, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% or (c) Term SOFR for a three-month period; provided that if the Base Rate is being used when Term SOFR is unavailable pursuant to ~~Section 2.23~~Section 2.23, then the Base Rate shall be the highest of clauses (a) and (b) above, without reference to clause (c) above.

“Benchmark” means, initially, the Applicable Index; provided that if a

Benchmark Transition Event has occurred with respect to an Applicable Index or a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~Section  2.23~~Section 2.23.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate (which in the case of Dollars, shall be the Daily Simple SOFR Rate unless a Benchmark Transition Event has occurred with respect to the Daily Simple SOFR Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. syndicated credit facilities denominated in Dollars or the applicable Alternative Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause ~~(a)~~(a) or ~~(b)~~(b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause ~~(c)~~(c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or nonaligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or nonalignment will be determined by reference to the most recent statement or publication referenced in such clause ~~(c)~~(c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause ~~(a)~~(a) or ~~(b)~~(b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark

Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with ~~Section  2.23~~Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with ~~Section  2.23~~Section 2.23.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” has the meaning specified in ~~Section  4.01(v)(ii)~~Section 4.01(v)(ii).

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Bill” means a bill of exchange, as defined in the Australian Bills of Exchange Act of 1909 (Cth).

“BNYM” has the meaning assigned to such term in the preamble hereto.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lowest of:

(a) (i) the lesser of (A) the product of (x) the Maximum Overall Advance Rate and (y) the aggregate sum of the Adjusted Borrowing Value of each Eligible Collateral Asset owned by the Borrower and identified in the Collateral Asset Tape as included in the Borrowing Base as of such date and (B) the aggregate sum of the products of (x) the applicable Advance Rate for each Eligible Collateral Asset owned by the Borrower and identified in the Collateral Asset Tape as included in the Borrowing Base as of such date and (y) the Adjusted Borrowing Value of such Eligible Collateral Assets as of such date, plus (ii) the amount of Principal Collections on deposit in the Collection Account as of such date (converting all Principal Collections not in Dollars to Dollars at the Applicable Exchange Rate), minus (iii) the Unfunded Reserve Required Amount (net of the aggregate amount on deposit in the Unfunded Reserve Account) as of such date;

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Collateral Assets owned by the Borrower and identified in the Collateral Asset Tape as included in the Borrowing Base minus (ii) the Minimum Equity Amount, minus (iii) the Unfunded Reserve Required Amount (net of the aggregate amount on deposit in the Unfunded Reserve Account) as of such date, plus (~~iii~~iv) the amount of Principal Collections on deposit in the Collection Account (converting all Principal Collections not in Dollars to Dollars at the Applicable Exchange Rate); or

any interest rate setting as to an Advance determined by reference to Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, and (b) when used in connection with an Advance denominated in any other Eligible Currency, the term “Business Day” shall exclude any day on which banks are not open for dealings in the principal financial center of the country of such Eligible Currency.

“Canadian Dollars” means the lawful money of Canada.

“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Interest Expense” means, with respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instrument, can never be converted to cash interest that is due and payable prior to maturity (except upon default)) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period, as determined by the Collateral Manager.

“Citi Arranger” means Citibank, N.A., in its capacity as a Joint Lead Arranger.

“Closing Date” means ~~March [ ]~~April 1 , ~~2026~~2024 .

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Agent and Collateral Custodian Fee Letter” means the fee schedule, dated on or about the Closing Date, between the Collateral Agent, the Collateral Custodian, the Account Bank and the Borrower, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Collateral Agent Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means the fees set forth in the Collateral Agent and Collateral Custodian Fee Letter, as it may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Agent Termination Notice” has the meaning assigned to that term in ~~Section 10.05~~Section 10.05.

“Collateral Asset” means any commercial loan or bond (including Participation Interests therein) that the Borrower funds or acquires from any third party seller or the Transferor, which loan or bond includes, without limitation, (i) the Required Loan Documents and Collateral Asset File, and (ii) all right, title and interest of such third party seller or the Transferor in and to the loan or bond and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts.

“Collateral Asset File” means, with respect to each Collateral Asset, a file containing duly executed originals and copies (as identified on the Document Checklist) of any other Records (not otherwise included in the Required Loan Documents) relating to such Collateral Assets and Portfolio Assets pertaining thereto.

“Collateral Asset Register” has the meaning assigned to that term in ~~Section  5.03(d)~~Section 5.03(d).

“Collateral Asset Tape” means the loan tape to be delivered in connection with each Collateral Manager Report, Collateral Manager Advance Date Report, on each Borrowing Base Inclusion Date and the date of each Transaction (other than an Addition) (unless otherwise noted below) which loan tape shall include (but not be limited to) the aggregate Outstanding Balance of all Collateral Assets and, with respect to each Collateral Asset, the following information as of the Collateral Asset Tape Cut-off Date:

(a) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, name of the related Obligor and jurisdiction of formation or organization and, if applicable, financial sponsor;

(b) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, the Senior Net Leverage Ratio, Total Net Leverage Ratio and Interest Coverage Ratio for the most recent Relevant Test Period ending prior to the Borrowing Base Inclusion Date for the Collateral Asset for which a Borrowing Base Inclusion is occurring;

(c) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, calculation of the Senior Net Leverage Ratio for the most recent Relevant Test Period concluded at least 45 days prior to the Borrowing Base Inclusion Date and for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date;

(d) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, calculation of the Interest Coverage Ratio for the most recent Relevant Test Period concluded at least 45 days prior to the Borrowing Base Inclusion Date and for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date;

(e) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, calculation of the Total Net Leverage Ratio for the most recent Relevant Test Period concluded at least 45 days prior to the Borrowing Base Inclusion Date and for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date;

(f) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, collection status (number of days past due);

(g) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, scheduled maturity date;

(h) date of next Scheduled Payment;

(i) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, loan rate of interest (and reference rate, if applicable);

(j) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, Floating Rate Collateral Asset interest floor (if applicable);

(k) Outstanding Balance;

(l) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, Asset Value;

(m) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, Purchase Price;

(n) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, the administrative agent for the facility;

(o) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, whether such Collateral Asset is a Broadly Syndicated Loan;

(p) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, the Rating issued by Moody’s (if available);

(q) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, the Rating issued by S&P (if available);

(r) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, Collateral Asset type (First Lien Loan, FLLO Loan, Second Lien Loan or Senior Secured Bond, as defined herein);

(s) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, the applicable Industry Classification and Moody’s industry classification (as set forth on Schedule ~~II~~II);

(t) if the Collateral Asset Tape is being delivered on a Monthly Reporting Date, whether to the Collateral Manager’s knowledge any Asset Value Adjustment Event has occurred in relation to such Collateral Asset since the prior Collateral Manager Report (and if so of what type);

(u) if the Collateral Asset Tape is being delivered on a Monthly Reporting Date, whether to the Collateral Manager’s knowledge such Collateral Asset has been subject to any waiver, amendment, restatement, supplement or other modification since the prior Collateral Manager Report (and whether such action constitutes a Material Modification);

(v) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, the applicable Eligible Currency for such Collateral Asset;

(w) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, the applicable Addition Cut-Off Date, Addition Date, and Borrowing Base Inclusion Date;

(x) if the Collateral Asset Tape is being delivered on a Borrowing Base Inclusion Date, whether the Collateral Asset is a Fixed Rate Collateral Asset or a Floating Rate Collateral Asset;

(y) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, trailing twelve month EBITDA for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date;

(z) if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, trailing twelve month revenue for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date;

(aa)  if the Collateral Asset Tape is being delivered on a Quarterly Reporting Date, the “as of” date, with respect to the financials used for such Obligor; and ~~(bb)~~

(bb)  the Collateral Asset Tape Cut-off Date.

“Collateral Asset Tape Cut-off Date” means, in relation to any date on which the Collateral Asset Tape is delivered hereunder, (i) in connection with a Collateral Manager Report, the relevant Determination Date and (ii) otherwise, a date specified in the Collateral Asset Tape not more than five (5) Business Days preceding such date of delivery; provided that in relation to any Collateral Asset Tape updated to give pro forma effect to a Borrowing Base Inclusion, the Collateral Asset Tape Cut-off Date for information relating to the Collateral Asset for which such Borrowing Base Inclusion is being effected shall be deemed to be within two (2) Business Days of the Borrowing Base Inclusion Date.

“Collateral Custodian” means BNYM, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement.

“Collateral Custodian Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees set forth in the Collateral Agent and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in ~~Section  11.05~~Section 11.05.

“Collateral Management Fees” means a fee equal to the product of (i) 0.25%, (ii) the aggregate outstanding principal balance of the Collateral Assets included in the Collateral Portfolio and (iii) the actual number of days in such Collection Period divided by 360, payable quarterly in arrears on each Payment Date.

“Collateral Manager” means at any time the Person then authorized, pursuant to ~~Section  6.01~~Section 6.01, to service, administer, and collect on the Collateral Assets and exercise rights and remedies in respect of the same.

“Collateral Manager Advance Date Report” has the meaning assigned to that term in ~~Section 6.08(d)~~Section 6.08(d).

“Collateral Manager’s Certificate” has the meaning assigned to that term in ~~Section 6.08(e)~~Section 6.08(e).

“Collateral Manager Report” has the meaning assigned to that term in ~~Section  6.08(c)~~Section 6.08(b).

“Collateral Manager Standard” means, with respect to any Collateral Assets included in the Collateral Portfolio, to service and administer such Collateral Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Collateral Assets and, to the extent consistent with the foregoing, (i) with reasonable care, using a degree of skill and diligence not less than that with which the Collateral Manager services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary and usual servicing practices, standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of such assets in the Collateral Portfolio.

“Collateral Manager Termination Event” has the meaning assigned to that term in ~~Section  6.12~~Section 6.12.

“Collateral Manager Termination Notice” has the meaning assigned to that term in ~~Section  6.12~~Section 6.12.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) in all accounts, money, chattel paper, equipment, fixtures, documents, general intangibles, instruments, goods, commercial tort claims, deposit accounts, investment property (including certificated securities, uncertificated securities, financial assets and securities entitlements), letter-of-credit rights, supporting obligations (as such terms are defined in the UCC), contract rights, software and other property of the Borrower, including all rights, title and interest in and consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)  ~~(bb)~~ the Collateral Assets, and all monies due or to become due in payment under such Collateral Assets on and after the related Addition Date, including, but not limited to, all Available Collections;

(b)  ~~(cc)~~ the Portfolio Assets with respect to the Collateral Assets referred to in clause ~~(a)~~(a);

(c)  ~~(dd)~~ the Controlled Accounts and all amounts and assets on deposit thereof and all Permitted Investments purchased with funds on deposit in the Controlled Accounts; and

(d) ~~(ee)~~ all income and Proceeds of the foregoing.

“Collateral Quality Tests” means (a) the Weighted Average Spread Test, (b) the Weighted Average Life Test and (c) after the end of the Ramp-Up Period, the Diversity Test.

“Collection Account” means, collectively, each segregated trust account designated “Collection Account” in the name of the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties including any sub-account thereof (including, without limitation, the Interest Collection Account and the Principal Collection Account) and any subaccount established for purposes of holding Alternative Currencies; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full in cash and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full in cash, and the Borrower shall have no further right to request any additional Advances.

“Collection Period” means (i) as to the initial Payment Date, the period beginning on and including the Closing Date and ending on, but excluding the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on and including the Determination Date preceding the immediately preceding Payment Date, and ending on, but excluding, the Determination Date immediately preceding such subsequent Payment Date, or, with respect to the final Collection Period ending on an including the Collection Date.

“Commitment” means, with respect to each Lender, (i) prior to the Commitment Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto (as such amount may be revised from time to time in accordance with this Agreement) or the amount set forth as such Lender’s “Commitment” on Schedule ~~I~~I to the Joinder Supplement relating to such Lender, as applicable and (ii) on or after the Commitment Termination Date, such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Commitment Adjustment Notice” means an irrevocable written notice requesting a Facility Increase, from the Borrower to the Administrative Agent and each Lender (with a copy to the Collateral Agent) in the form of ~~Exhibit H~~EXHIBIT H; provided that any such notice may state that such notice is conditioned upon the occurrence of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

“Commitment Termination Date” means the earliest to occur of (a) the Reinvestment Period End Date, (b) the date on which an Event of Default under ~~Section 7.01(g)~~Section 7.01(g) occurs, (c) the date of written notice from the Administrative Agent terminating the Lender’s commitments hereunder on any date on which an Event of Default has occurred and is continuing, (d) the date of a Prepayment Election and (e) the date of written notice from the Borrower to the Administrative Agent electing voluntary termination of the Reinvestment Period.

“Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof, including each of Antares Capital, Apollo Capital, Ares Management, Benefit Street Partners, BlackRock, Blackstone, BlueMountain Capital, Blue Owl Capital, Blue Torch Capital, Bridgewater Associates, Carlyle Group, Cerberus Capital, CIFC Corp, CIT, Citadel, Columbus Nova, Crescent Capital Group, D.E. Shaw, Fortress Investment, Frontpoint Partners, Goldman Sachs, Golub Capital, Guggenheim Partners, Hercules Technology Growth Capital, HPS Investment Partners, Madison Capital, Magnetar Capital, Main Street Capital, Marathon Asset Management, Midcap Financial, New Mountain Finance, Oaktree Capital, Och-Ziff Capital, Pacific Investment Management Company, Partners Group, PennantPark Investment, Prospect Capital Corp., PSP Investments, Saba Capital Management, Sixth Street, Solar Capital, Sound Point Capital Management, The Gores Group, THL Credit, TPG, Triangle Capital, White Oak Global Advisors and Willow Tree Credit Partners; provided that, in no event shall the term “Competitor” include any commercial bank, investment bank or insurance company (including any investment account or fund managed by such insurance company’s adviser).

“Concentration Denominator” means, on any date of determination (a) during the Ramp-Up Period, the greater of (i) $775,000,000 and (ii) an amount equal to the aggregate Outstanding Balance of all Eligible Collateral Assets in the Collateral Portfolio and (b) thereafter, the aggregate Outstanding Balance of all Eligible Collateral Assets in the Collateral Portfolio.

“Concentration Limitations” means, with respect to the Eligible Collateral Assets as of any date of determination and calculated as a percentage of the Concentration Denominator (other than with respect to clause (r) below, which shall be calculated in accordance with the Side Letter):

(a) ~~(ff)~~ not more than 5.0% may consist of Eligible Collateral Assets that are issued by a single Obligor and its Affiliates, except that:

(i) Eligible Collateral Assets issued by each of the two (2) largest Obligors and their Affiliates may constitute up to 7.5% (provided that such Eligible Collateral Assets are First Lien Loans); and

(ii) Eligible Collateral Assets issued by each of the next three (3) largest Obligors and their respective Affiliates may constitute up to 6.5%;

(b) ~~(gg)~~ not more than 12.5% may consist of Eligible Collateral Assets that are issued by Obligors that belong to any single Industry Classification, except that:

(i) Eligible Collateral Assets issued by Obligors that belong to the largest Industry Classification may constitute up to 20.0%;

(ii) Eligible Collateral Assets issued by Obligors that belong to the second largest Industry Classification may constitute up to 17.5%; and

(iii) Eligible Collateral Assets issued by Obligors that belong to the third largest Industry Classification may constitute up to 15.0%;

(c) ~~(hh)~~ not more than 25.0% may consist of Eligible Collateral Assets that are FLLO Loans or Second Lien Loans (including the Excess Leverage Portion of a First Lien Loan or a FLLO Loan which is deemed to be a Second Lien Loan);

(d) ~~(ii)~~ not more than 10.0% may consist of Eligible Collateral Assets that are FLLO Loans or Second Lien Loans (excluding the Excess Leverage Portion of a First Lien Loan or a FLLO Loan which is deemed to be a Second Lien Loan);

(e) ~~(jj)~~ not more than 35.0% may consist of Eligible Collateral Assets that are denominated in a currency other than Dollars;

(f)  ~~(kk)~~ not more than 5.0% may consist of Eligible Collateral Assets that are Fixed Rate Collateral Assets;

(g)  ~~(ll)~~ not more than 5.0% may consist of Eligible Collateral Assets that are DIP Loans;

(h)   ~~(mm)~~ not more than 15.0% may consist of Eligible Collateral Assets that are Delayed Draw Collateral Assets or Revolving Collateral Assets; provided that no more than 5.0% may consist of Revolving Collateral Assets;

(i)  ~~(nn)~~ not more than 15.0% may consist of Eligible Collateral Assets that are Participation Interests, other than the Pre-Approved Participation Interests;

~~(oo) not more than 10.0% may consist of Eligible Collateral Assets that are PIK Loans (other than Permitted PIK Loans);~~

(j) [reserved];

(k)  ~~(pp)~~ not more than 5.0% may consist of Eligible Collateral Assets that are Current Pay Collateral Assets;

(l)  ~~(qq)~~ not more than 10.0% may consist of Eligible Collateral Assets in which Obligors are obligated to make scheduled interest payments less frequently than quarterly;

(m) ~~(rr)~~ not more than 10.0% may consist of Eligible Collateral Assets that are issued by an Obligor that has an EBITDA of less than $20,000,000 (as of the most recent Relevant Test Period);

(n) ~~(ss)~~ not more than 20.0% may consist of Eligible Collateral Assets that are Cov-Lite Loans (other than Cov-Lite Loans with respect to which the applicable Obligor has an EBITDA greater than $100,000,000 as of the related Addition Cut-Off Date);

(o)  ~~(tt)~~ not more than 30.0% may consist of Eligible Collateral Assets the Obligors for which are organized under the laws of any jurisdiction other than the United States (including any state thereof and the District of Columbia) or Canada (including any province or territory thereof);

(p)  ~~(uu)~~ not more than 10.0% may consist of Eligible Collateral Assets the Underlying Instruments for which are governed by the laws of any jurisdiction other than the United States (including the laws of any state thereof and the District of Columbia), the United Kingdom, Ireland or Canada (including any province or territory thereof); ~~and~~

(q)  ~~(vv)~~ not more than 10.0% may consist of Eligible Collateral Assets that are Senior Secured Bonds; and

(r)  any other limitation set forth as a Concentration Limitation in the Side Letter.

For purposes of each of the foregoing percentages, the numerator shall be the aggregate Outstanding Balance of all Eligible Collateral Assets in the Collateral Portfolio that are included in the specific category for such Concentration Limitation as of the relevant date of determination and the denominator shall be the applicable Concentration Denominator (and “largest” for any category shall refer to the highest numerator for such category). To the extent that any Concentration Limitation is exceeded on any date, the Collateral Manager shall designate the specific Eligible Collateral Assets or portions thereof which if excluded would cause the Eligible Collateral Assets to no longer exceed the Concentration Limitation; each Eligible Collateral Assets or portion thereof so excluded as of any relevant date shall be an “Excess Concentration Asset” for such date (and for the avoidance of doubt, where only a portion of the Outstanding Balance of an Eligible Collateral Asset is designated an Excess Concentration Asset, the remaining portion of the Outstanding Balance will not constitute an Excess Concentration Asset).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Collection Period” or any similar or analogous definition (or the addition of a concept of “Collection Period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Collateral Asset” means a Collateral Asset that satisfies one or more of the following conditions on and, as applicable, calculated for the Relevant Test Period most recently ended prior to, the related Addition Date:

(a) if such Collateral Asset is a First Lien Loan or FLLO Loan has a Senior Net Leverage Ratio of greater than 6.00 to 1.00;

(b) if such Collateral Asset is a Second Lien Loan, has a Total Net Leverage Ratio of greater than 7.00 to 1.00;

(c) the primary Obligor of which has cash add-backs (i.e., extraordinary, one time and/or nonrecurring cash losses or charges and similar adjustments, which shall be limited to (i) management fees, (ii) transaction advisory fees, or other one-time transaction fees or costs with the contemplated transaction, (iii) non-operator owner compensation and owner personal expenses (excluding any incremental, ongoing costs associated with the continued involvement of non-operator owners), market compensation adjustments, stock-based compensation and option or warrant exercise costs (including, without limitation, fees, costs and expenses from related party transactions with above-market terms, but excluding any incremental, ongoing costs associated with the continued involvement of non-operator owners), (iv) non-recurring professional fees and one-time, non-recurring litigation settlement or judgment expenses, (v) adjustments to include full year EBITDA of acquired companies in Obligor last twelve months EBITDA and prior acquisition transaction and integrations costs, (vi) financing fees including prepayment penalties, and (vii) full year impact of payroll costs savings or other permanent hard cost savings where the implementation occurred prior to closing or at closing) to its most-recently calculated EBITDA (determined by the Collateral Manager in accordance with the Collateral Manager Standard on a consolidated basis with the EBITDA of any Person acquired by such Obligor or to the extent otherwise joining such Obligor in a similar business combination since the most recent calculation of EBITDA) of greater than 25.0% of such EBITDA (before giving effect to such add-backs);

(d) has an LTV Ratio (as determined by the Collateral Manager in accordance with the Collateral Manager Standard) of greater than 65.0%;

(e) has a primary Obligor with a most recently calculated EBITDA of less than $20,000,000 but more than $10,000,000;

(f) ~~unless~~ such Collateral Asset is a ~~Permitted~~ PIK Loan~~, the Underlying Instruments of which permit any interest due with respect to such Collateral Asset in cash to be deferred or capitalized and added to the principal amount of such Collateral Asset, at the option of the related Obligor~~; and

(g) has a Purchase Price of less than 90.0%.

“Contractual Currency” has the meaning assigned to such term in ~~Section  2.24~~Section 2.24.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Custodial Account, the Collection Account and the Unfunded Reserve Account.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Cov-Lite Loan” means a Collateral Asset that:

(a) if such Collateral Asset is a Broadly Syndicated Loan, is not subject to any Maintenance Covenants (BSL); provided that a Collateral Asset shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default provision to, or such Collateral Asset is senior to or pari passu with another loan of the Obligor that requires the Obligor to comply with one or more Maintenance Covenants (BSL); or

(b) if such Collateral Asset is not a Broadly Syndicated Loan, (i) is not subject to any Maintenance Covenants (Non-BSL) or (ii) requires the related Obligor to comply with an Incurrence Covenant, but does not require the related Obligor to comply with a Maintenance Covenant (Non-BSL) (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments); provided that a Collateral Asset shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default provision to, or such Collateral Asset is senior to or pari passu with another loan of the Obligor that requires the Obligor to comply with one or more Maintenance Covenants (BSL).

“Covered Party” has the meaning assigned to such term in ~~Section  12.20~~Section 12.20(b).

“Credit Party” means the Borrower, the Collateral Manager, the Equityholder and the Transferor.

“Current Pay Collateral Asset” means a Collateral Asset (other than a DIP Loan) (i)as to which a bankruptcy, insolvency or receivership proceeding has been instituted with respect to the Obligor thereof, (ii) which has no interest or principal payments which are due and unpaid and (iii) as to which in Collateral Manager’s reasonable judgment, the Obligor of such Collateral Asset will continue to make scheduled payments of interest thereon.

“Custodial Account” means each account designated “Custodial Account” in the name of the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties and any subaccount established for purposes of holding Alternative Currencies; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Custodial Account.

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback of five (5) Business Days or such other period as determined by the Administrative Agent in accordance with the methodology and conventions selected or recommended by the Canadian Relevant Governmental Body) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA. If Daily Compounded CORRA is less than zero percent, Daily Compounded CORRA will be deemed to be zero percent for all purposes of this Agreement and the other Transaction Documents.

“Daily Simple SOFR Rate” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is 5 U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website (rounded to five (5) decimals), and (b) 0.0%. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR Rate has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of the Daily Simple SOFR Rate for no more than three (3) consecutive SOFR Rate Days. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA” shall mean, for any day, an interest rate per annum equal to SONIA for the day that is five (5) Business Days prior to (a) if such day is a Business Day,

such day or (b) if such day is not a Business Day, the Business Day immediately preceding such day; provided that if such rate as determined above is less than zero, such rate shall be deemed to be zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Defaulted Collateral Asset” means any Collateral Asset (a) which has become subject to an Asset Value Adjustment Event described in clause ~~(ii)~~(ii), ~~(v)~~(v) or ~~(vi)~~(vi) of the definition thereof or (b) with respect to which a Responsible Officer of the Collateral Manager has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Asset have accelerated the repayment of such Collateral Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments.

“Defaulting Lender” means any Lender that has (i) failed to fund any portion of the Advances on the date required to be funded by it hereunder for two (2) or more Business Days, other than a failure to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Advance Date, (ii) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) become insolvent or is not Solvent or has become the subject of a Bankruptcy Proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Collateral Asset” means a Collateral Asset that (a) is fully committed on the initial funding date of such Collateral Asset, (b) is required to be fully funded in one or more installments or advances on draw dates (whether or not scheduled), (c) does not permit (as of the date of determination) the re-borrowing of any amounts previously repaid by the Obligor and (d) has not been (or is no longer required to be) fully funded. A Collateral Asset that is a funded portion of or Participation Interest in the funded portion of an obligation for which a future advance or funding obligation is retained by the assignor or the grantor of such Participation Interest will not be a Delayed Draw Collateral Asset if the Borrower or the grantor of such Participation Interest (as the owner of such Collateral Asset) is not obligated to make any such future advances or fundings and the terms of the Underlying Instruments for such Collateral Asset expressly permit the funded portion of such obligation to be assigned or a participation interest granted therein separate from the unfunded portion.

“Delayed Draw Equity Amount” means an amount equal to the sum of, with respect to Delayed Draw Collateral Assets, (i) the aggregate sum of the unfunded commitments in respect of each Delayed Draw Collateral Asset times (ii) a percentage equal to (x) 100% minus (y) the Advance Rate then in effect for such Delayed Draw Collateral Asset.

“Designated Lender” means Citibank, N.A., any Affiliate thereof and any successor-in-interest thereto (but not, for the avoidance of doubt, an assignee thereof that is not Citibank, N.A. or an Affiliate thereof), in each case, only for so long as any such Person remains party to this Agreement as both (a) the Administrative Agent and (b) a Lender.

“Determination Date” means the last day of each calendar month.

“DIP Loan” means any Collateral Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code or an analogous term in any other Bankruptcy Laws, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code or an analogous provision in any other Bankruptcy Laws and (c) the terms of which have been approved by a court of competent jurisdiction.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form of ~~Exhibit C~~EXHIBIT C in connection with a disbursement request from the Principal Collection Account in accordance with ~~Section  2.18~~Section 2.18.

“Discretionary Sale” has the meaning set forth in ~~Section  2.07(b)~~Section 2.07(b).

“Disruption Event” has the meaning assigned to such term in ~~Section  2.22~~Section 2.22.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule ~~I~~I hereto, as such Schedule ~~I~~I may be updated upon the mutual agreement of the Borrower and the Administrative Agent to reflect any revisions to criteria published by Moody’s.

“Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score is greater than or equal to 11.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Collateral Manager on behalf of the Borrower) to the Collateral Custodian that identifies each of the Required Loan Documents and each of the other documents in the possession of the Borrower or Collateral Manager that are contained in each Collateral Asset File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Asset and includes the name of the Obligor with respect to such Collateral Asset, in each case as of the related date of Advance or acquisition by the Borrower.

“Dollar Equivalent” means, on any date of determination, with respect to any amount in an Alternative Currency, the equivalent in Dollars of such amount, as determined pursuant to ~~Section  1.05~~Section 1.05 using the Applicable Exchange Rate with respect to such currency at the time specified in such Section.

“Dollars” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any period and any Collateral Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instrument for each such Collateral Asset (together with all reasonable add-backs and exclusions as designated in such Underlying Instrument), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instrument, an amount, for the principal obligor on such Collateral Asset and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instrument for such Collateral Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), in each case as determined by the Collateral Manager in accordance with the Collateral Manager Standard.

“Effective Advance Rate” means, as of any date of determination, a percentage figure equal to (a) the aggregate Advances Outstanding divided by (b) the Borrowing Base.

“Effective Spread” means, with respect to any floating rate Eligible Collateral Asset as of any date of determination, the current per annum rate at which it pays interest minus the Applicable ~~Index~~Benchmark Rate applicable during the Collection Period in which such date of determination occurs.

“Electronic Means” has the meaning specified in ~~Section  12.02~~Section 12.02.

“Eligibility Criteria” has the meaning assigned to such term in Schedule ~~III~~III.

“Eligible Collateral Asset” means each Collateral Asset that (i) satisfies each of the Eligibility Criteria set forth in Schedule ~~III~~III (unless the Administrative Agent in its sole discretion, agrees to waive any such Eligibility Criteria with respect to such Collateral Asset) and (ii) in the case of a Consent Collateral Asset, has been approved by the Administrative Agent, in its sole discretion, prior to the date on which the Borrower commits to acquire such Collateral Asset.

“Eligible Currency” means Australian Dollars, British Pounds, Canadian Dollars, Euros and Dollars.

“Equity Cure Notice” means a notice from the Collateral Manager to the Administrative Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Administrative Agent not later than three (3) Business Days after the occurrence of a Borrowing Base Deficiency; and

(b) such notice sets forth evidence satisfactory to the Administrative Agent in its reasonable discretion demonstrating that the Borrower will cure such Borrowing Base Deficiency in its entirety by effecting a Borrowing Base cure pursuant to ~~Section  2.06~~Section 2.06 within fifteen (15) Business Days of the date the Borrower obtained knowledge of such Borrowing Base Deficiency.

“Equity Interest” means, with respect to any Person, all of the shares of capital stock of (or share or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or share or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or share or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Collateral Asset and (b) any security purchased as part of a “unit” with an Eligible Collateral Asset and that itself is not eligible for purchase by the Borrower as an Eligible Collateral Asset.

“Equityholder” means (i) initially, KKR Enhanced US Direct Lending Fund-L, a Delaware statutory trust, and (ii) from and after the Equityholder Conversion, KKR Enhanced US Direct Lending Fund-L Inc., a Delaware corporation.

“Equityholder Collateral Asset” means each Collateral Asset sold and/or contributed by the Equityholder to the Borrower pursuant to the Sale Agreement.

“Equityholder Conversion” means the conversion of KKR Enhanced US Direct Lending Fund-L, a Delaware statutory trust, to KKR Enhanced US Direct Lending Fund-L Inc., a Delaware corporation.

“Equityholder Purchased Collateral Asset Balance” means, as of any date of determination, an amount equal to the aggregate Outstanding Balance of all Equityholder Collateral Assets acquired by the Borrower prior to such date.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group that includes or is under common control with, the Borrower, within the meaning of Section 414(b) or (c) of the Code or, for purposes of ERISA Section 302 and Code Section 412, Section 414(m) or (o) of the Code.

“EURIBOR” means, for any day during a Collection Period, with respect to any Advance (or portion thereof) denominated in Euros the greater of (I) zero and (II) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent) as the rate for a tenor of three months for deposits in Euros at approximately 11:00 a.m. (New York time) on the date that is (i) with respect to an Advance made or outstanding on the first day of such Collection Period, two (2) Business Days prior to the first day of such Collection Period or (ii) with respect to an Advance made during such Collection Period (and not otherwise outstanding on the first day of such Collection Period), two (2) Business Days prior to the date of such Advance; and (b) if no rate specified in clause ~~(a~~(a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent) as the rate for a tenor of three months for deposits in Euros at approximately 11:00 a.m. (New York time) on the date that is ) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page or the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent), the interest rate per annum (subject to a 0.0% floor) equal to the bid rates for Euro bankers acceptances for settlement on such Determination Date having a three-month maturity accepted by a leading bank in the Euro interbank market (selected by the Administrative Agent in consultation with the Collateral Manager) in amounts in same day funds comparable to the principal amount of the outstanding Advances denominated in Euros, as applicable, with three-month maturities as of approximately 11:00 a.m. (New York time) on such Determination Date.

“Euros” means the lawful money of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default” has the meaning assigned to that term in ~~Section  7.01~~Section 7.01.

“Excepted Persons” has the meaning assigned to that term in ~~Section 12.12(a)~~Section 12.12(a).

“Excess Concentration Asset” has the meaning specified in the definition of “Concentration Limitations.”

“Excess Leverage Portion” means, with respect to any Collateral Asset, having a Senior Net Leverage Ratio greater than 5.50:1 as of the latest Quarterly Reporting Date, the component Collateral Asset thereof which is deemed to consist of the remainder of the Outstanding Balance of such Collateral Asset that exceeds the Threshold Leverage Portion.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Asset included as part of the Collateral Portfolio, which amount is attributable to the payment by the applicable Obligor of any Tax, fee or other charge imposed by any Governmental Authority on such Collateral Asset or on any Underlying Collateral, or (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under an Underlying Instrument, (iii) any amount received in the Collection Account with respect to any Collateral

Asset that is sold or transferred by the Borrower pursuant to ~~Section  2.07~~Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Collateral Asset prior to the related Addition Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Collateral Asset, and (v) amounts unrelated to the Collateral Portfolio deposited into the Collection Account in error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income, profits or gains (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to ~~Section  2.10~~Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with ~~Section  2.10(g)~~Section 2.10(g) and (d) any withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning assigned to such term in ~~Section  7.02(j)~~Section 7.02(j).

“Facility Amount” means as of the Closing Date, $500,000,000 (as such amount may be increased or decreased pursuant to ~~Section  2.16~~Section 2.16 or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent); provided, that following the Commitment Termination Date, the Facility Amount will equal the Advances Outstanding as of the applicable date of determination.

“Facility Increase” has the meaning assigned to such term in ~~Section  2.16(d)~~Section 2.16(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” means the Unused Fee and all other fees payable to each Lender hereunder.

“Final Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration or automatic occurrence of the Final Maturity Date pursuant to ~~Section  7.01~~Section 7.01, (iii) the date of any Prepayment Election and (iv) the Collection Date.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Firm Bid” means with respect to any Collateral Asset, a good and irrevocable bid for value, to purchase the par amount of such Collateral Asset, expressed as a percentage of the par amount of such Collateral Asset and exclusive of accrued interest and premium, for scheduled settlement substantially in accordance with the then-current market practice in the principal market for such Collateral Asset, as determined by the Administrative Agent, submitted by the applicable deadline specified in the definition of “Asset Value” or as soon as practicable thereafter. The Administrative Agent shall be entitled to disregard any Firm Bid submitted by a broker-dealer (a) if, in the Administrative Agent’s commercially reasonable judgment, (i) such broker-dealer would be ineligible to accept assignment or transfer of the par amount of such Collateral Asset substantially in accordance with the then-current market practice in the principal market for such Collateral Asset, as determined by the Administrative Agent, or (ii) such broker-dealer would not, through the exercise of commercially reasonable efforts, be able to obtain any consent required under the Underlying Instruments for such Collateral Asset to the assignment or transfer to such broker-dealer of the par amount of such Collateral Asset or (b) if the Administrative Agent determines using its commercially reasonable judgment that such Firm Bid is not bona fide, including, without limitation, due to (i) the insolvency of the bidder or (ii) the inability, failure or refusal of the bidder to settle the purchase of the par amount of such Collateral Asset or otherwise settle transactions in the relevant market or perform its obligations generally.

“First Lien Loan” means any Collateral Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral, subject to (x) any expressly permitted Liens under the Underlying Instrument for such Collateral Asset and (y) liens securing a Senior Working Capital Facility (to the extent the Lien securing any such Senior Working Capital Facility is on the same Underlying Collateral), (b) that provides that the payment obligation of the Obligor on such Collateral Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to any other Indebtedness of such Obligor, (c) for which Liens on the Underlying Collateral securing any other outstanding Indebtedness of the Obligor (excluding expressly permitted Liens described in clause ~~(a~~(a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral, subject to ) above but including Liens securing Second Lien Loans) are expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Collateral

Manager determines in accordance with the Collateral Manager Standard that the value of the Underlying Collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Collateral Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Underlying Collateral, and (e) that is not a Second Lien Loan or FLLO Loan; provided that, with respect to any Collateral Asset other than a Broadly Syndicated Loan, a Collateral Asset having a Senior Net Leverage Ratio greater than 5.50:1 as of the latest Quarterly Reporting Date shall be deemed divided into two component Collateral Assets, the first of which is deemed to consist of the Threshold Leverage Portion, and the second of which is deemed to consist of the Excess Leverage Portion, and the Threshold Leverage Portion shall be treated as (i) a separate First Lien Loan and the Excess Leverage Portion shall be treated as a separate Collateral Asset which is a Second Lien Loan solely for purposes of the Advance Rate and as expressly set forth in the definition of Concentration Limitations and (ii) a First Lien Loan for all other purposes; provided further that the Asset Value assigned to the Threshold Leverage Portion and the Excess Leverage Portion of any such Collateral Asset shall be the same.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Collateral Asset” means a Collateral Asset other than a Floating Rate Collateral Asset.

“FLLO Loan” means any Collateral Asset that satisfies all of the requirements set forth in the definition of “First Lien Loan” (without giving effect to the proviso in the definition of “Senior Working Capital Facility”) except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Collateral Asset will be paid after one or more tranches of First Lien Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement; provided that as of the Addition Cut-Off Date for such Collateral Asset (x) the ratio of the outstanding principal balance of the “first out” tranche to EBITDA of the applicable Obligor shall be less than or equal to 2.50x and (y) the outstanding principal balance of the “first out” tranche shall not exceed 50% of the aggregate principal balance of all Indebtedness secured by the same Underlying Collateral; provided, further, that, with respect to any Collateral Asset other than a Broadly Syndicated Loan, a Collateral Asset that would otherwise be a FLLO Loan and has a Senior Net Leverage Ratio greater than 5.50:1 as of the latest Quarterly Reporting Date shall be deemed divided into two component Collateral Assets, the first of which is deemed to consist of the Threshold Leverage Portion, and the second of which is deemed to consist of the Excess Leverage Portion, and the Threshold Leverage Portion shall be treated as (i) a separate FLLO Loan and the Excess Leverage Portion shall be treated as a separate Collateral Asset which is a Second Lien Loan solely for purposes of the Advance Rate and as expressly set forth in the definition of Concentration Limitations and (ii) a FLLO Loan for all other purposes; provided further that the Asset Value assigned to the Threshold Leverage Portion and the Excess Leverage Portion of any such Collateral Asset shall be the same.

“Floating Rate Collateral Asset” means a Collateral Asset under which the interest rate payable by the Obligor thereof is based on the Applicable Prime Rate or the Applicable Benchmark Rate, plus some specified interest percentage in addition thereto, and which provides that such interest rate will reset immediately upon any change in the related Applicable Prime Rate or the Applicable Benchmark Rate or other applicable floating benchmark rate index.

“Floor” means 0%.

“Foreign Currency Equivalent” means, on any date of determination, with respect to any amount in Dollars, the equivalent in the applicable Alternative Currency of such amount, as determined pursuant to ~~Section 1.05~~Section 1.05 using the Applicable Exchange Rate with respect to such currency at the time specified in such Section.

“FX Terms” has the meaning assigned to such term in ~~Section  10.06(m)~~Section 10.06(m).

“FX Transaction” has the meaning assigned to such term in ~~Section 10.06(m)~~Section 10.06(m).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral Portfolio, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral Portfolio, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (entered into force April 1, 2017).

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “P-1” for short-term instruments and “Aa3” for long-term instruments, (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “AA-” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs” means any amounts required to be paid by the Borrower to an

Affected Party pursuant to ~~Section  2.09~~Section 2.09.

“Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of such Obligor, including a debt issuance, dividend payment, share purchase, merger, acquisition, amalgamation or divestiture.

“Indebtedness” means (i) with respect to any Obligor under any Collateral Asset, the meaning of “Indebtedness” or any comparable definition in the Underlying Instrument for each such Collateral Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instrument, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances, but in each case expressly excluding (A) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (B) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (C) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (D) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (E) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (F) deferred rent obligations, (G) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and (H) all obligations of such Person under commodity purchase or option agreements; and (ii) for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in sub-clauses (a) through (e) of this clause (ii), but expressly excluding (A) any unfunded commitments of the Borrower with respect to Delayed Draw Collateral Asset or Revolving Collateral Asset or (B) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment.

“Indemnified Amounts” has the meaning assigned to that term in ~~Section  8.01~~Section 8.01.

“Indemnified Party” has the meaning assigned to that term in ~~Section  8.01(a)~~Section 8.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in ~~Section  8.03~~Section 8.03.

“Independent Manager” means a natural person who (A) for the five-year period prior to his or her appointment as “Independent Manager” has not been, and during the continuation of his or her service as such Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an independent director or independent manager or “special member” of the Borrower and Affiliates of the Borrower that are structured to be “bankruptcy remote” in a manner substantially similar to the Borrower); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than a supplier of his or her service as an independent director or independent manager of the Borrower or such Affiliate); (iii) any member of the immediate family of a person described in clause (i) or (ii) above; or (iv) a Person that Controls (whether directly, indirectly or otherwise) any of clause (i), (ii) or (iii) above; and (B) has (i) prior experience as an independent director or independent manager for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Classification” means the applicable industry classification set forth on Schedule ~~V~~V.

“Instructions” has the meaning assigned to that term in ~~Section  12.02~~Section 12.02.

“Insurance Policy” means, with respect to any Collateral Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received on or with respect to a Collateral Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, which is not required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Underlying Instrument.

“Interest” means, with respect to any period and any Collateral Asset, for the Obligor on such Collateral Asset and any of its parents or Subsidiaries that are obligated under the Underlying Instrument for such Collateral Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Underlying Instrument for each such Collateral Asset and in any case that “Interest” or such comparable definition is not defined in such Underlying Instrument, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means, collectively, the applicable sub-accounts (including any subaccount established for purposes of holding Alternative Currencies) of the Collection Account in the name of the Borrower (subject to the lien of the Collateral Agent, for the benefit of the Secured Parties) and designated “Interest Collection Subaccount” into which Interest Collections shall be segregated.

“Interest Collection Waterfall” has the meaning assigned to that term in ~~Section 2.04(a)~~Section 2.04(a).

“Interest Collections” means, (i) with respect to any Collateral Asset, all payments and collections attributable to interest on such Collateral Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Asset, (ii) amendment fees, late fees, waiver fees, prepayment fees or other fees received in respect of Collateral Assets, and (iii) any earnings on Permitted Investments. Any amounts received in respect of any Defaulted Collateral Asset will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Collateral Asset since it became a Defaulted Collateral Asset equals the outstanding principal balance of such Collateral Asset at the time it became a Defaulted Collateral Asset; thereafter, any such amounts will constitute Interest Collections.

“Interest Coverage Ratio” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the related Underlying Instrument, or (b) in the case of any Collateral Asset with respect to which the related Underlying Instrument does not include a definition of “Interest

Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager in good faith.

“IRS” means the United States Internal Revenue Service.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of ~~Exhibit D~~EXHIBIT D to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Joint Lead Arrangers” means Citibank, N.A. and KKR Capital Markets LLC, in their capacities as joint lead arrangers.

“Lender” means the meaning specified in the preamble, including Citibank, N.A. (for so long as it holds a Commitment), each other financial institution identified on Annex B hereto, each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower and any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of ~~Section  12.04~~Section 12.04.

“Lender Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Lender Fee Letter” means each fee letter among the Administrative Agent, the Lenders party thereto and the Borrower, setting forth certain fees payable by the Borrower to one or more Lenders in connection with the transactions contemplated by this Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation and any financing lease having substantially the same economic effect as any of the foregoing); provided that “Lien” shall not include (x) in the case of investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such investment; and (y) in the case of investments that are equity securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer that are applicable to such equity securities.

“Lien Release Dividend” has the meaning assigned to that term in ~~Section  2.07(g)~~Section 2.07(g).

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with ~~Section  2.07(g)~~Section 2.07(g).

“Liquidation Expenses” means, with respect to any Collateral Asset, the

“Material Adverse Effect” means, with respect to any event or circumstance, a materially adverse effect on (a) the assets, financial condition or operations of the Collateral Manager, the Equityholder or the Borrower, excluding any change resulting solely from any change in value or performance of all or any part of the Collateral Portfolio, (b) the validity, enforceability or legality of this Agreement or any other Transaction Document or the validity, enforceability, legality or collectability of any material portion of the Collateral Portfolio, (c) the rights and remedies, taken as a whole, of (i) any Secured Party under this Agreement or any other Transaction Document or (ii) the Borrower under the Collateral Portfolio; provided that if a material adverse effect described in clause (b) or (c)(ii) affects or impairs the rights and remedies of the Borrower with respect to the validity, enforceability, legality or collectability of only a portion of the Collateral Portfolio (and not as a whole), such effects shall not constitute a Material Adverse Effect at any time that (x) such affected Collateral Assets are excluded from the Borrowing Base and (y) the exclusion of such affected Collateral Assets from the Borrowing Base does not result in a Borrowing Base Deficiency, (d) the ability of each of the Borrower, the Collateral Manager or the Transferor to perform their respective obligations under this Agreement or any other Transaction Document or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral Portfolio; provided, however, that “Material Adverse Effect” does not include (i) the occurrence of an Asset Value Adjustment Event, Material Modification or change in Asset Value in relation to any one or more Eligible Collateral Assets or (ii) the effects of generally applicable changes in financial, economic, credit or market conditions.

“Material Modification” means amendment, waiver of, consent or modification to an Underlying Instrument governing an Eligible Collateral Asset executed or effected on or after the Addition Cut-Off Date for such Eligible Collateral Asset that unless otherwise consented to in writing by the Administrative Agent prior to or after the effective date of any such amendment, waiver, consent or modification:

(i) reduces or waives one or more interest payments (or portions thereof), permits any interest due with respect to such Eligible Collateral Asset in cash to be deferred or capitalized and added to the principal amount of such Eligible Collateral Asset (other than any deferral or capitalization already expressly permitted by the terms of its Underlying Instruments as of the relevant Addition Cut-Off Date) or reduces the rate of interest payable on such Eligible Collateral Asset, provided that any reduction of the amount of interest due in respect of an Eligible Collateral Asset solely as a result of the application of any pricing grid or any change in reference or index rate, in each case pursuant to the Underlying Instruments for such Collateral Asset in effect as of the relevant Addition Cut-Off Date shall not constitute a “Material Modification” under this clause ~~(i)~~(i) ;

(ii) waives, extends or postpones any date fixed for any scheduled payment or mandatory prepayment of principal (including at the stated maturity date) of such Eligible Collateral Asset;

(iii) (a) contractually or structurally subordinates such Eligible Collateral Asset (other than, in the case of Second Lien Loans, any loan which existed on the Addition Cut-Off Date for such Eligible Collateral Asset which is senior to such Eligible Collateral

Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the Granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Collateral Asset) on any of the Underlying Collateral securing such Eligible Collateral Asset or (b) in the case of a FLLO Loan or a Second Lien Loan, increases the commitment amount of any loan senior to or pari passu with such Eligible Collateral Asset (except as specifically permitted under the terms of the applicable Underlying Instruments existing on the Addition Cut-Off Date for such Eligible Collateral Asset);

(iv) substitutes, releases or terminates all or a material portion of the Underlying Collateral securing such Eligible Collateral Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory repayment of the loan facility (including the Eligible Collateral Asset) or a mandatory reinvestment, in each case, with the net proceeds of such Underlying Collateral as specifically permitted under the terms of the applicable Underlying Instruments existing on the Addition Cut-Off Date for such Collateral Asset;

(v) reduces, defers or forgives any principal amount of such Eligible Collateral Asset; or

(vi) modifies the meaning in the Underlying Instrument of the definition of “senior net leverage ratio,” “total net leverage ratio,” “permitted lien” or “cash interest coverage ratio” or comparable definitions set forth in the Underlying Instruments for such Eligible Collateral Asset (or effects such modification indirectly by modifying components of such definitions) in a manner that, in the commercially reasonable discretion of the Administrative Agent or the Required Lenders, is materially adverse to the Lenders or the other Secured Parties.

“Maximum Overall Advance Rate” means, as of any date of determination, the Advance Rate corresponding to the Diversity Score of the Eligible Collateral Assets, as set forth below:

~~Diversity Score~~

~~(vii)  Maximum Overall Advance Rate~~

~~x < 10  55%~~

~~10 ≤ x < 15  60%~~

~~x ≥ 15 The weighted average Advance Rate of all Eligible Collateral Assets~~

Diversity Score (x)	Maximum Overall Advance Rate
x < 10	55%
10 ≤ x < 15	60%
x ≥ 15	70%

“Minimum Equity Amount” means, as of any date of determination, the greater of (i) the sum of the Asset Values of the Eligible Collateral Assets representing the three largest Eligible Collateral Assets (by Asset Value) owned by the Borrower and (ii) an amount equal to 10% of the Facility Amount.

“Monthly Reporting Date” has the meaning assigned to such term in ~~Section 6.08(c)~~Section 6.08(b).

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to ERISA.

“Net Aggregate Exposure Amount” means, at any time, the excess (if any) of (a) the aggregate amount of unfunded commitment amounts in respect of all Delayed Draw Collateral Asset and Revolving Collateral Assets at such time (other than Delayed Draw Collateral Asset and Revolving Collateral Assets which are no longer required to be funded due to a default or similar condition and the related unfunded commitment is terminated) over (b) the aggregate amount on deposit in the Unfunded Reserve Account at such time converting all amounts not in Dollars to Dollars at the Applicable Exchange Rate.

“Noteless Loan” means a Collateral Asset with respect to which the Underlying Instruments (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Collateral Asset or (ii) require any holder of the indebtedness created under such Collateral Asset to affirmatively request a promissory note from the related Obligor.

“Notice and Request for Consent to Lien Release Dividend” has the meaning assigned to that term in ~~Section 2.07(g)(i)~~Section 2.07(g)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender in the form of ~~Exhibit E~~EXHIBIT E.

“Notice of Exclusive Control” means a Notice of Exclusive Control or other similar notice as defined and described in the Securities Account Control Agreement delivered by the Collateral Agent to the Securities Intermediary.

“Notice of Reduction” means a notice of (a) any reduction of the Advances outstanding pursuant to ~~Section 2.16(a)~~Section 2.16(a), in the form of ~~Exhibit F~~EXHIBIT F or (b) any termination of this Agreement pursuant to ~~Section  2.16(b)~~Section 2.16(b), in the form of ~~Exhibit G~~EXHIBIT G.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances, fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Account Bank under this Agreement and/or any other Transaction Document and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under an Underlying Instrument, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by a director, a manager, the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole reasonable discretion.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to ~~Section 2.11~~Section 2.11).

“Outstanding Balance” means, respect to any Collateral Asset on any date of determination, (a) if such Collateral Asset is denominated and payable in Dollars, the outstanding principal balance of such Collateral Asset, and (b) if such Collateral Asset is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of such Collateral Asset, determined using the Applicable Exchange Rate, in each case excluding PIK Interest and other accrued and unpaid interest.

determination, mature by their terms on or prior to the Business Day preceding the next Payment Date or if issued by BNYM, on the Payment Date, and (iii) evidence of one of the following:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any State thereof and subject to supervision and examination by federal or State banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch and each Rating Agency in the Highest Required Investment Category granted by Fitch and such Rating Agency;

(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency and Fitch;

(d) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency and Fitch (if rated by Fitch); or

(e) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency and Fitch; provided, that the Collateral Agent shall have no duty to determine or oversee compliance with the foregoing.

“Permitted Liens” means,

(a) with respect to the interest of the Borrower in the Collateral Assets included in the Collateral Portfolio, Liens in favor of the Collateral Agent created pursuant to this Agreement and the other Transaction Documents; and

(b) with respect to the interest of the Borrower in the rest of the Collateral Portfolio (including any Underlying Collateral): (i) with respect to any Underlying Collateral, materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iii) Liens in favor of the Collateral Agent created pursuant to this Agreement and the other Transaction Documents, (iv) with respect to Agented Collateral Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of the related Obligor, and (v) with respect to any Underlying Collateral, Liens permitted by the applicable Underlying Instrument.

“Permitted PIK Loan” ~~means a PIK Loan that provides for a current cash pay rate at least equal~~has the meaning assigned to such term in the ~~Benchmark plus 5.00% per annum~~Side Letter.

“Permitted RIC Distribution” means distributions in an amount determined by the Borrower (or the Collateral Manager on its behalf) on any Payment Date to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code. For the avoidance of doubt, BNYM (in each of its capacities hereunder) shall have no responsibility for Permitted RIC Distributions, including, but not limited to, no responsibility to calculate such amounts.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” means interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as interest as it accrues.

“PIK Loan” ~~means a Collateral Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Collateral Asset for some period of time prior to such Collateral Asset requiring the current cash payment of such previously capitalized interest~~has the meaning assigned to such term in the Side Letter.

“PIK-ing Loan” has the meaning assigned to such term in the Side Letter.

“Pledge” means the pledge of any Eligible Collateral Asset or other Portfolio Asset pursuant to ~~Article II~~Article II.

“Portfolio Assets” means all Collateral Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Collateral Assets;

(b) all rights with respect to the Collateral Assets to which any third party seller is entitled as lender under the applicable Underlying Instrument;

(c) the Controlled Accounts, together with all cash and investments held in, deposited in, or credited to each of the foregoing other than amounts earned on investments therein;

(d) any Underlying Collateral securing a Collateral Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Addition Date and all liquidation proceeds;

(e) all Required Loan Documents, the Collateral Asset Files related to any Collateral Asset, any Records, and the documents, agreements, and instruments included in the Collateral Asset Files or Records;

(f) all Insurance Policies and Insurance Proceeds with respect to any Collateral Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Collateral Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all records (including computer records) with respect to the foregoing; and

(i) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Pre-Approved Participation Interests” means the undivided 100% Participation Interests identified on Schedule VI, and in which a Lien is granted therein by the Borrower to the Collateral Agent pursuant to this Agreement.

“Prepayment Election” has the meaning assigned to that term in ~~Section  2.16(b)~~Section 2.16(b).

“Prepayment Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Priced Loan” means a Broadly Syndicated Loan that has an observable market price quoted by at least two nationally recognized broker-dealers active in the trading of Broadly Syndicated Loans, where such quotations are made available to the Collateral Manager either directly, through an independent nationally recognized loan pricing service, or through the Administrative Agent.

“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

“Principal Collection Account” means, collectively, the applicable sub-accounts (including any subaccount established for purposes of holding Alternative Currencies) of the Collection Account in the name of the Borrower (subject to the lien of the Collateral Agent, for the benefit of the Secured Parties) and designated “Principal Collection Subaccount” into which Principal Collections shall be segregated.

“Principal Collection Waterfall” has the meaning assigned to that term in ~~Section  2.04(b)~~Section 2.04(b).

“Principal Collections” means (i) any amounts deposited by the Borrower in accordance with ~~Section  2.06(a)(i)~~Section 2.06(a) or ~~Section  2.07~~Section 2.07, (ii) with respect to any Collateral Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Collateral Asset and (iii) all earnings on investments in any Principal Collection Account.

“Priority of Payments” means the Interest Collection Waterfall and Principal Collection Waterfall, collectively.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (i) of the definition of “Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause (i) of the definition of “Commitment”).

“Proceeds” means, with respect to any asset in the Collateral Portfolio, all property that is receivable or received when such asset is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such asset.

“Proprietary Information” has the meaning set forth in ~~Section  12.12(b)~~Section 12.12(b).

“Purchase” has the meaning set forth in ~~Section  2.18~~Section 2.18(a).

“Purchase Price” means, with respect to any Collateral Asset, an amount (expressed as a percentage) equal to (i) the purchase price paid (including in the case of a Collateral Asset originated by Borrower the actual cash amount advanced) by the Borrower (as applicable) for such Collateral Asset (expressed exclusive of accrued interest and premium) divided by (ii) the Outstanding Balance of such Collateral Asset outstanding as of the date of such purchase (expressed exclusive of accrued interest and premium); provided that any Collateral Asset (other than a Broadly Syndicated Loan) acquired by the Borrower in connection with a primary syndication of such Collateral Asset and with a “Purchase Price” equal to or greater than 97% (including, for the avoidance of doubt, in excess of 100%) shall be deemed to have a “Purchase Price” equal to 100%.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in ~~Section  12.20~~Section 12.20(a).

“Qualified Institution” means (x) Citibank, N.A. or (y) a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise reasonably acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Quarterly Payment Date” has the meaning specified in the definition of “Payment Date.”

“Quarterly Reporting Date” means the date that is the 12th day of each January, April, July and October of each year, commencing in ~~[~~July~~] 2026~~ 2024, or, if such date in not a Business Day, the immediately preceding Business Day.

“Ramp-Up Period” means the period from the Closing Date to and including ~~March [ ]~~January 1, ~~2026~~2025.

“Rated Collateral Asset” means a Collateral Asset that has a Rating.

“Rating” means in relation to any Collateral Asset (i) a published and monitored rating of such Collateral Asset, or of the unsecured, unsubordinated indebtedness of the Obligor of such Collateral Asset, by a Rating Agency or (ii) any credit estimate issued by a Rating Agency received by the Borrower or the Collateral Manager.

“Rating Agency” means each of Moody’s and S&P.

“Recipient” means the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Account Bank or any Lender, as applicable.

“Records” means all material books and records that the Borrower or the Collateral Manager have generated and maintained with respect to the Collateral Portfolio and the related Obligors.

“Recourse Assets” has the meaning assigned to such term under ~~Section  12.09(c)~~Section 12.09(c).

“Recoveries” means, as of the time any Underlying Collateral with respect to any Collateral Asset is sold, discarded or abandoned (after a determination by the Collateral Manager that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Collateral Manager in accordance with the Collateral Manager Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Collateral Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any Liquidation Expenses and any other amounts received that are required under such Collateral Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in ~~Section  2.13(a)~~Section 2.13.

“Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury regulations promulgated thereunder (including Treasury Regulations Section 5f.103-1(c)) and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Reinvestment Period” means the period commencing on the Closing Date and ending on the earliest to occur of (i) the Reinvestment Period End Date, (ii) the Commitment Termination Date and (iii) the Final Maturity Date.

“Reinvestment Period End Date” means April 1, ~~2027~~2028.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in British Pounds, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (iii) with respect to a Benchmark Replacement in respect of Advances denominated in an Alternative Currency (other than British Pounds), (a) the central bank for such Alternative Currency or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such Alternative Currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement for such Alternative Currency or (y) the administrator of such Benchmark Replacement for such Alternative Currency, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof with respect to such Benchmark Replacement.

“Relevant Test Period” means, with respect to any Collateral Asset, the relevant

(c) no later than five (5) days after the acquisition of such Collateral Asset by the Borrower, either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements or similar security filings, each showing the Obligor, as debtor, and the Transferor, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Collateral Manager to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Document Checklist.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person (including, in the case of a limited partnership or limited liability company, a Responsible Officer of the general partner or member, as applicable, of such limited partnership or limited liability company) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of equity interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower; provided, however, that, (x) payments and reimbursements due to the Collateral Manager in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its equity interests of Collateral Assets or of cash or other proceeds relating thereto which have been substituted or transferred in connection with a Lien Release Dividend by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Collateral Asset, (a) all obligations to make advances thereon after the related Addition Date that have been retained by the other lender(s) of such Collateral Asset, (b) all of the obligations, if any, of the agent(s) under the documentation evidencing such Collateral Asset and (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Collateral Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Review Criteria” has the meaning assigned to that term in ~~Section  11.02(b)(i)~~Section 11.02(b)(i).

“Revolving Collateral Asset” means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Collateral Asset will no longer be a Revolving Collateral Asset once all commitments by the documentation of the “first lien” lenders, and/or under the documentation of any Senior Working Capital Facility, as applicable, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) the Collateral Manager determines in accordance with the Collateral Manager Standard that the value of such collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Collateral Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same collateral (including, without limitation, the outstanding principal balance of the “first lien” loan). Notwithstanding the foregoing, the Excess Leverage Portion of a First Lien Loan or a FLLO Loan shall be deemed to be a Second Lien Loan for purposes of the Advance Rate.

“Secured Party” means each of the Administrative Agent, the Citi Arranger, each Lender (together with its successors and assigns), each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and BNYM as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means a Person acting in the capacity of a “securities intermediary” as defined in Article 8 of the UCC and an “intermediary” as defined in the Hague Securities Convention.

“Senior Net Leverage Ratio” means, with respect to any Collateral Asset for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness (including, without limitation, such Collateral Asset) in the Underlying Instrument for each such Collateral Asset, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (b) EBITDA of such Obligor with respect to the applicable Relevant Test Period, in each case as calculated by the Collateral Manager in good faith using information from and calculations consistent with relevant compliance statements and financial reporting packages provided by the relevant Obligor.

“Senior Secured Bond” means a debt security (that is not a loan) that (i) cannot be by its terms be subordinated with respect to payments, (ii) is secured by a valid first priority perfected security interest on specified collateral, subject to (x) any expressly permitted Liens under the Underlying Instrument for such debt security and (y) liens securing a Senior Working Capital Facility (to the extent the Lien securing any such Senior Working Capital Facility is on the same Underlying Collateral) and (iii) the value of the collateral securing the debt security on or about the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the debt security in accordance with its terms and to repay all other debt obligations of equal seniority secured by a first lien or security interest in the same collateral.

“Senior Working Capital Facility” means, with respect to any Collateral Asset included in the Portfolio Assets, a credit facility or financing arrangement incurred by the Obligor; provided that (i) the outstanding principal balance and unfunded commitments of such credit facility or financing arrangement (determined on the date such Collateral Asset is acquired or committed to be acquired) does not exceed 25% of the sum of (x) the outstanding principal balance and unfunded commitments of such credit facility or financing arrangement, plus (y) the outstanding principal balance of such Collateral Asset, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such Collateral Asset and (ii) the ratio of the aggregate commitment of such credit facility or financing arrangement to EBITDA (determined on the date such Collateral Asset is acquired or committed to be acquired) is less than or equal to 1.25x.

“Side Letter” means that certain letter, dated as October 7, 2024 (as amended, modified, waived, supplemented or restated from time to time), among the Borrower, the Collateral Manager and the Administrative Agent, relating to the treatment of PIK Loans under this Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR Rate”.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means, with respect to any Business Day, a rate equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Standby Investment” means State Street US Government OPGXX.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means the earlier of (i) March 30, ~~2029~~2030, and (ii) the second anniversary of the Commitment Termination Date.

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person; provided, that “Subsidiary” shall not include any Person that constitutes a Portfolio Asset held by the Borrower and that is not consolidated on the financial statements of the Borrower in accordance with GAAP.

“Substitution” has the meaning set forth in ~~Section  2.07(a)~~Section 2.07(a).

“Tax Expense Cap” means, for any Payment Date, a per annum amount equal to $50,000.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance (other than an Advance bearing interest at the Base Rate), the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is (i) with respect to an Advance made or outstanding on the first day of such Collection Period, two (2) U.S. Government Securities Business Days prior to the first day of such Collection Period or (ii) with respect to an Advance made during such Collection Period (and not otherwise outstanding on the first day of such Collection Period), two (2) U.S. Government Securities Business Days prior to the date of such Advance, in each case, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Leverage Portion” means, with respect to any Collateral Asset other than a Broadly Syndicated Loan having a Senior Net Leverage Ratio greater than 5.50:1 as of the latest Quarterly Reporting Date, the component Collateral Asset thereof which is deemed to consist of such portion of the Outstanding Balance of such Collateral Asset that would (were the Obligor not indebted for the remaining portion of the Outstanding Balance and the corresponding proportionate amount attributable to any principal amount of such Collateral Asset not held by the Borrower) result in a Senior Net Leverage Ratio equal to 5.50:1 as of the latest Quarterly Reporting Date.

“Total Net Leverage Ratio” means, with respect to any Collateral Asset for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” or any comparable definition in the Underlying Instrument for each such Collateral Asset, and in any case that “Total Net Leverage Ratio” or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) Indebtedness minus Unrestricted Cash to (b) EBITDA, in each case as calculated by the Collateral Manager in good faith using information from and calculations consistent with relevant compliance statements and financial reporting packages provided by the relevant Obligor.

“Transaction” has the meaning set forth in ~~Section  3.02~~Section 3.02.

“Unfunded Reserve Account” means the account designated “Unfunded Reserve Account” in the name of the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties including any subaccount thereof and any subaccount established for purposes of holding Alternative Currencies; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Reserve Account.

“Unfunded Reserve Required Amount” means on any date of determination an amount determined by the Borrower (or the Collateral Manager on its behalf) required to be on deposit in the Unfunded Reserve Account (converting all amounts not denominated in Dollars to Dollars at the Applicable Exchange Rate) equal to:

(a) at all times during the Reinvestment Period: (i) the aggregate unfunded commitments in respect of all Delayed Draw Collateral Assets and Revolving Collateral Assets (other than Delayed Draw Collateral Assets and Revolving Collateral Assets which are no longer required to be funded due to a default or similar condition and the related unfunded commitment is terminated), multiplied by (ii) 100% minus the product of the Advance Rate then in effect for such Collateral Assets times the Asset Value of such Collateral Asset (expressed as percentage of par); and

(b) after the Reinvestment Period, the sum of: (i) the aggregate unfunded commitments in respect of all Delayed Draw Collateral Asset and Revolving Collateral Assets (other than Delayed Draw Collateral Assets and Revolving Collateral Assets which are no longer required to be funded due to a default or similar condition and the related unfunded commitment is terminated), plus (ii) the aggregate amount of funds needed to settle purchases of Collateral Assets committed to be acquired by the Borrower prior to the end of the Reinvestment Period that have not yet settled.

“Unintended Recipient” has the meaning specified in ~~Section  9.02(a)(i)~~Section 9.02(a).

“United States” means the United States of America.

“Unmatured Event of Default” means the occurrence and continuance of any event referred to in ~~Section 7.01~~Section 7.01 that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” means the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instrument for each such Collateral Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instrument, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or Granted in accordance with such Underlying Instrument), in each case as determined by the Collateral Manager.

“Unused Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Updated Asset Value” means, with respect to each Collateral Asset as of any date, the value, if any, (expressed as a percentage of the Outstanding Balance) of such Collateral Asset reflected on the books and records of the Collateral Manager, as adjusted pursuant to periodic valuations as required by GAAP, the 1940 Act and any orders of the Securities and Exchange Commission issued to the Collateral Manager; provided that if the Collateral Manager does not report to the Borrower and the Administrative Agent the results of its updated valuation on any Collateral Asset in the first Borrowing Base Certificate delivered after the updated value is required to be publicly reported pursuant to the rules of the Securities and Exchange Commission, the “Updated Asset Value” of such Collateral Asset shall be (x) the updated value for such Collateral Asset reflected in the most recent applicable report filed with the Securities and Exchange Commission by the Collateral Manager, as determined in good faith by the Administrative Agent, or (y) if no such updated value for such Collateral Asset is reflected in such report, the value determined by the Administrative Agent in its sole discretion; provided, in no event shall any Updated Asset Value exceed 100%.

“Updated Asset Value Determination Date” means, with respect to each Collateral Asset, any date that an Updated Asset Value is determined with respect to such Collateral Asset pursuant to the definition of “Updated Asset Value”.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in ~~Section 12.20~~Section 12.20.

“U.S. Tax Compliance Certificate” has the meaning specified in ~~Section  2.10(g)(i)~~Section 2.10(g)(i).

“Warranty Breach Collateral Asset” means any Collateral Asset that was not an Eligible Collateral Asset as of the date of acquisition by the Borrower or in respect of which there has been a breach of any of representations or warranties and covenants in ~~Section 4.02~~Section 4.02 with respect to such Collateral Asset.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Collateral Asset, multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Collateral Assets as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Assets as of such date is less than or equal to 7.0 years.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each floating rate Eligible Collateral Asset included in the Collateral Portfolio as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a) above, and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all floating rate Eligible Collateral Assets included in the Collateral Portfolio as of such date.

“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to ~~5.00~~4.25%.

“Withholding Agent” means the Borrower, the Collateral Agent and the Administrative Agent.

“Yield” means the sum of the following, payable on each Payment Date and with respect to the previously ended Collection Period, the sum for each day in such Collection Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

~~the Yield Rate applicable to such Advance on such day where: YR = during such Collection Period;~~

 ~~L = the Advances Outstanding on such day; and~~

 ~~D = 360 (or, to the extent the Yield Rate is~~

 ~~calculated based on (x) Daily Compounded CORRA, 365~~

 ~~days or (y) the Base Rate, 365 or 366 days, as applicable)~~

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Collection Period;
	L	=	the Advances Outstanding on such day; and
	D	=	360 (or, to the extent the Yield Rate is calculated based on (x) Daily Compounded CORRA, 365 days or (y) the Base Rate, 365 or 366 days, as applicable)

(g) reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(h) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(i) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(j) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(k) reference to any delivery or transfer to the Collateral Agent with respect to the Collateral Portfolio means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(l) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(m) all determinations by the Collateral Manager hereunder (and all references herein to the phrase “determined by the Collateral Manager” (or similar phrases)) shall be subject to the Collateral Manager Standard;

(n) all calculations required to be made hereunder with respect to the Collateral Assets and the Borrowing Base shall be made on a settlement date basis; provided that in connection with any proposed acquisition or disposition of a Collateral Asset, such calculations shall be made assuming (and giving pro forma effect to) as applicable: (i) the settlement of such acquisition or disposition, (ii) the making of any Advance to the Borrower hereunder and any capital contributions to the Borrower by the Equityholder in connection with the settlement of such Collateral Assets (based on the Purchase Price therefor) and (iii) the repayment of any Advances and/or deposit of Principal Collections into the Principal Collection Account upon settlement of such disposition of a Collateral Asset (based on the sale price therefor); and

(o) for the avoidance of doubt, any delivery requirements with respect to the Document Checklist or the Required Loan Documents set forth herein or in any Transaction Document may be satisfied by electronic delivery thereof, other than to the extent original documents are expressly required herein or therein.

Section 1.05. Currencies; Currency Equivalents. At any time, any reference in the date of such approval or a material adverse change occurs with respect to such Collateral Asset or the related Obligor, then, except as provided in the next succeeding sentence, the Borrower shall resubmit an Acquisition Notice and such Collateral Asset shall not be an Eligible Collateral Asset until the Administrative Agent approves such updated Acquisition Notice in its sole discretion. If the Administrative Agent has rejected an Acquisition Notice in connection with a Consent Collateral Asset, or withdrawn or withheld its approval of any such request or such Acquisition Notice shall otherwise be required to be re-submitted, then such Collateral Asset shall not be an Eligible Collateral Asset unless, in the case of a withdrawn approval (including any withdrawal or requirement to re-submit an Acquisition Notice pursuant to the immediately preceding sentence), the Administrative Agent has not withdrawn its approval at least three (3) Business Days prior to the time at which the Borrower enters into any written commitment to purchase or enter into documents governing such proposed Collateral Asset. The Administrative Agent shall not have the right to approve any Collateral Asset that is not a Consent Collateral Asset.

(c) On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period the Lenders shall make Advances following delivery by the Borrower of a Notice of Borrowing with respect to such requested Advance to the Administrative Agent. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Collateral Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred and is continuing or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) any Borrowing Base Deficiency would result. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed the lesser of (x) such Lender’s unused Commitment then in effect and (y) the aggregate unused Commitments then in effect.

Section 2.02. Procedure for Advances.

(a) Subject to the limitations set forth in ~~Section  2.01~~Section 2.01, the Borrower may request an Advance from the Lenders, in an aggregate amount up to the Availability as of such date, by delivering at the specified times the information and documents set forth in this ~~Section 2.02~~Section 2.02. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(b) The Borrower (or the Collateral Manager on its behalf) shall deliver a Collateral Manager Advance Date Report to the Administrative Agent no later than 11:00 a.m. (i) one Business Day prior to the proposed Advance Date in case of Advances to made in Dollars or

(ii) three (3) Business Days prior to the proposed Advance Date in case of an Alternative Currency Advance; provided that, if such Collateral Manager Advance Date Report is delivered later than 11:00 a.m. on such Business Day, such Collateral Manager Advance Date Report shall be deemed to have been received on the following Business Day; provided further, that the Administrative Agent may waive such deadlines in its sole discretion if requested by the Borrower (or Collateral Manager on its behalf); provided, further, that the Administrative Agent will attempt to use its commercially reasonable best efforts to honor a request for an Advance to be made in Euros or British Pounds where the Collateral Manager Advance Date Report has been delivered to the Administrative Agent no later than 11:00 a.m. (New York time) one (1) Business Day prior to the proposed Advance Date. Each Collateral Manager Advance Date Report shall (i) specify the desired amount of such Advance, which amount must be at least equal to the Dollar Equivalent of $500,000 and integral multiples of $100,000 in excess thereof, (ii) specify the proposed Advance Date for such Advance, (iii) specify the Collateral Assets which are to be financed on such Advance Date in the then-current Collateral Asset Tape, (iv) specify the amount of cash required to be deposited into the Unfunded Reserve Account in connection with any Revolving Collateral Asset or Delayed Draw Collateral Asset funded by such Advance, if applicable and (v) include a representation that all conditions precedent for an Advance described in ~~Article  III~~Article III hereof have been met.

(c) On the proposed Advance Date, subject to the limitations set forth in ~~Section 2.01~~Section 2.01 and upon satisfaction of the applicable conditions set forth in ~~Article III~~Article III, (i) each Lender shall make available to the Administrative Agent in same day funds, at such bank or other location reasonably designated by the Administrative Agent from time to time, an amount allocated to the Lender’s Pro Rata Share of the least of (A) the amount requested by the Borrower for such Advance, (B) the aggregate unused Commitments then in effect and (C) an amount equal to the maximum amount that would not result in any Borrowing Base Deficiency on such Advance Date (after giving effect to the use of such Advance for the purchase of Eligible Collateral Assets) and (ii) the Administrative Agent shall make the aggregate amount received from the Lenders available to the Borrower in the applicable Principal Collection Account at such bank or other location reasonably designated by Borrower in the Notice of Borrowing given pursuant to this ~~Section 2.02~~Section 2.02.

(d) On each Advance Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) Subject to ~~Section 2.04~~Section 2.04 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period.

(f) Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default or the existence of an Unmatured Event of Default), if, upon the earlier to occur of the end of the Reinvestment Period or the Commitment Termination Date, the amount on deposit in the Unfunded Reserve Account is less than the aggregate of all Net Aggregate Exposure Amounts, the Borrower covenants and agrees to fund in full the amount of such shortfall by (x) depositing such amount into the Unfunded Reserve Account and/or (y) requesting an Advance for an amount up to such shortfall. The Lenders shall fund any such requested Advance by transferring such amount directly to the Collateral Custodian to be deposited into the Unfunded Reserve Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in ~~Section 3.02~~Section 3.02).

Section 2.03. Yield, Unused Fees and Prepayment Fees.

(a) The Borrower shall pay the Unused Fee in accordance with ~~Section  2.04~~Section 2.04 pro rata to the Administrative Agent. The Administrative Agent shall determine the Unused Fee accrued with respect to each Lender’s unutilized Commitment to be paid by the Borrower on each Payment Date for the related Collection Period and shall advise the Collateral Manager and the Collateral Agent thereof on the third Business Day prior to such Payment Date.

(b) The Administrative Agent shall calculate the Prepayment Fee for each Lender’s portion of the Advances to be paid by the Borrower on each Payment Date for the related Collection Period and shall advise the Collateral Manager and the Collateral Agent thereof on the third Business Day prior to such Payment Date.

(c) The Borrower shall pay Yield in accordance with ~~Section 2.04~~Section 2.04 pro rata to the Administrative Agent. The Administrative Agent shall calculate the Yield for each Lender’s portion of the Advances (including unpaid Yield related thereto, if any, due and payable on a prior Quarterly Payment Date) to be paid by the Borrower on each Quarterly Payment Date for the related Collection Period and shall advise the Collateral Manager and the Collateral Agent thereof on the third Business Day prior to such Quarterly Payment Date. The Borrower shall pay all such interest on such Quarterly Payment Date.

Section 2.04. Remittance Procedures. The Collateral Manager shall and, if the Collateral Manager fails to do so, the Administrative Agent may, instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this ~~Section  2.04~~Section 2.04; provided that, at any time after delivery of any Notice of Exclusive Control following an Event of Default, the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this ~~Section 2.04~~Section 2.04.

(a) Interest Payments. On each Quarterly Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this ~~Section 2.04~~Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account, in accordance with the Collateral Manager Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority (the “Interest Collection Waterfall”):

(i) (A) to Governmental Authorities (or any Affiliate of Borrower that has satisfied a liability of Borrower to a Governmental Authority on Borrower’s behalf) as directed by the Collateral Manager (on behalf of the Borrower) in the Collateral Manager Report for the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (A) shall not exceed the Tax Expense Cap and if not already possessed by the Collateral Agent, the Borrower shall provide the Collateral Agent with proof of the required Tax payments in a form reasonably acceptable to the Collateral Agent, and (B) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (B) shall not exceed the Administrative Expense Cap;

(ii) (A) so long as no Unmatured Event of Default, an Event of Default or Collateral Manager Termination Event has occurred and is continuing, to the Collateral Manager, in payment of all accrued and unpaid Collateral Management Fees, if payable pursuant to the definition thereof, including any Collateral Management Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds, except, in each case, to the extent that the Collateral Manager elects to defer such current or previously due Collateral Management Fee and (B) after the occurrence and during the continuance of an Unmatured Event of Default, an Event of Default or a Collateral Manager Termination Event, at the election of the Administrative Agent in its sole discretion, any amounts described in the foregoing clause ~~(A)~~(i) shall be payable pursuant to paragraph ~~(xii)~~ (xii) below;

(iii) to the Administrative Agent, all accrued and unpaid fees, expenses and other amounts payable by the Borrower to the Administrative Agent for its own account under the Transaction Documents;

(iv) pro rata, to each Lender, any accrued and unpaid Yield on the Advances Outstanding, the Unused Fee due to such Lender, and any Breakage Fees and Prepayment Fees payable to such Lender;

(v) to the Lenders (or related indemnified parties), all accrued and unpaid fees, expenses and other amounts payable by the Borrower to such Persons under the Transaction Documents;

(vi) to pay Permitted RIC Distributions;

(vii) (A) so long as no Event of Default has occurred and is continuing, to repay the Advances Outstanding to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause, and (B) if an Event of Default has occurred and is continuing to repay the Advances Outstanding until paid in full;

(viii) during the Amortization Period, to pay principal of the Advances of each Lender (based on each Lender’s Pro Rata Share) in an amount equal to the Mandatory Amortization Amount for the related Payment Date;

(ix) to the payment or application of amounts referred to in paragraph ~~(i)~~(i) above (in the same order of priority specified therein), to the extent not paid in full pursuant to the provisos under such paragraph;

(x) for deposit into the Unfunded Reserve Account until the amounts on deposit therein are equal to the Unfunded Reserve Required Amount; provided that, during the Reinvestment Period (but not after), at the option of the Borrower (or the Collateral Manager on the Borrower’s behalf), the Unfunded Reserve Required Amount shall not include the Delayed Draw Equity Amount;

(xi) to pay all other Obligations then due and owing (other than Advances Outstanding);

(xii) after the occurrence and during the continuance of an Unmatured Event of

Default, an Event of Default or a Collateral Manager Termination Event to the payment of amounts referred to in paragraph ~~(ii)~~(ii) above, to the extent not paid in full pursuant to such paragraph;

(xiii) during the Reinvestment Period, the remainder to be allocated at the discretion of the Collateral Manager (in written notice to the Administrative Agent delivered on or prior to the related Determination Date) to any one or more of the following payments: (A) to the applicable Principal Collection Account for the purchase of additional Collateral Assets and the funding of Delayed Draw Collateral Assets and Revolving Collateral Assets, (B) to prepay the Advances, (C) for deposit into the Unfunded Reserve Account or (D) so long as no Unmatured Event of Default, an Event of Default or Collateral Manager Termination Event has occurred and is continuing, to the Borrower or its designee, which amounts may be distributed to the Equityholder; and

(xiv) during the Amortization Period, to be allocated at the discretion of the Collateral Manager (in written notice to the Administrative Agent delivered on or prior to the related Determination Date) to any one or more of the following payments: (A) to prepay the Advances or (B) so long as no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing, to the Borrower or its designee, which amounts may be distributed to the Equityholder.

(b) Principal Payments. On each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this ~~Section 2.04~~Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account, in accordance with the Collateral Manager Report (and excluding any Principal Collections that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Eligible Collateral Assets), to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority (the “Principal Collection Waterfall”):

(i) to pay amounts due under paragraphs ~~(i)~~(i) through ~~(xi)~~(xi) of the Interest Collection Waterfall, to the extent not paid thereunder, in the same priority specified therein;

(ii) during the Amortization Period, (A) if the Diversity Score on the related Determination Date is lower than 12, all available funds to pay principal of the Advances of each Lender (based on each Lender’s Pro Rata Share) until the Advances are paid in full; or (B) if the Diversity Score on the related Determination Date is 12 or higher (1) if any Borrowing Base Deficiency exists on such Payment Date or the Effective Advance Rate determined on such Payment Date would be higher than 50.0%, all available funds to pay principal of the Advances of each Lender (based on each Lender’s Pro Rata Share) until no Borrowing Base Deficiency exists and the Effective Advance Rate determined on such Payment Date would be equal to 50.0% or (2) so long as no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and such payment would not result in any Borrowing Base Deficiency or result in the Effective Advance Rate determined on such Payment Date being higher than 50.0%, (x) 20% of any remaining amount, to the Borrower, which amounts may be distributed to the

Equityholder and (y) 80% of such remaining amount to pay principal of the Advances of each Lender (based on each Lender’s Pro Rata Share) until the Advances are paid in full; provided that if the amount on deposit in the Unfunded Reserve Account equals or exceeds the amount of outstanding Advances, the Borrower (or the Collateral Manager on its behalf) may elect to withdraw such amounts from the Unfunded Reserve Account and repay the Advances pursuant to this paragraph ~~(ii)~~(ii);

(iii) to the payment of any Administrative Expenses, to the extent not paid pursuant to paragraph ~~(i)~~(i);

(iv) to pay amounts due under paragraphs ~~(xii)~~(xii) and ~~(xiii)~~(xiii) of the Interest Collection Waterfall to the extent not paid thereunder;

(v) during the Reinvestment Period, at the discretion of the Collateral Manager, all remaining amounts shall be allocated to any one or more of the following payments: (1) to the applicable Principal Collection Account for the purchase of additional Collateral Assets and the funding of Delayed Draw Collateral Assets and Revolving Collateral Assets, (2) for deposit into the Unfunded Reserve Account or (3) after the Ramp-Up Period, to the Borrower or its designee, which amounts may be distributed to the Equityholder so long as the Concentration Limitations and Collateral Quality Tests are satisfied and no Unmatured Event of Default or Event of Default or Collateral Manager Termination Event has occurred and is continuing or would result therefrom; and

(vi) during the Amortization Period so long as no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing or would result therefrom, to the Borrower or its designee, which amounts may be distributed to the Equityholder.

(c) Eligible Currency. Any available funds on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (i) first, to make payments in such Eligible Currency and (ii) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Collateral Agent at the direction of the Collateral Manager using the Applicable Exchange Rate; provided that such payments shall be subject to availability of such funds pursuant to this ~~Section 2.04~~Section 2.04.

(d) The Collateral Manager shall instruct the Collateral Agent, no later than three (3) Business Days prior to each Payment Date, to convert amounts on deposit in the Collection Account into Dollars to the extent necessary to make payments pursuant to ~~Section 2.04~~Section 2.04, as applicable (as determined by the Collateral Manager using the Applicable Conversion Rate). All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any ~~Collections~~collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Collateral Manager in a non-grossly negligent manner, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions. The delivery of the Collateral Manager Report to the Collateral Agent including such currency conversion instructions shall be deemed to satisfy the requirements of this ~~Section 2.04(d)~~Section 2.04(d).

(e) Insufficiency of Funds. For the avoidance of doubt, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, subject to the limited recourse provisions of ~~Section  12.09~~Section 12.09. On any date on which funds in the Collection Account available in accordance with the Interest Collection Waterfall to make payments of amounts to Governmental Authorities (or any Affiliate of Borrower that has satisfied a liability of Borrower to a Governmental Authority on Borrower’s behalf) as directed by the Collateral Manager (on behalf of the Borrower) for the payment of Taxes, registration and filing fees then due and owing by the Borrower (“Specified Payments”) would be insufficient to make Specified Payments, the Equityholder may contribute additional cash into the Collection Account for the purpose of paying such Specified Payments, and any additional cash so contributed will be specially applied to make such Specified Payments notwithstanding the Interest Collection Waterfall or Principal Collection Waterfall.

Section 2.05. Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Collateral Manager, the Borrower or the Administrative Agent pursuant to ~~Section 2.04~~Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of ~~Section 2.04~~Section 2.04. The Collateral Manager and the Borrower shall immediately transmit to the Administrative Agent by e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to ~~Section 2.04~~Section 2.04. The Administrative Agent shall promptly transmit to the Collateral Manager and the Borrower by e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent, pursuant to ~~Section 2.04~~Section 2.04. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Collateral Manager under ~~Section 2.04~~Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Collateral Manager and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement, and the parties shall consult in good faith to resolve such disagreement. In the event the Collateral Agent or the Account Bank receives instructions from the Collateral Manager or the Borrower after the occurrence of an Event of Default which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06. Borrowing Base Deficiency Payments; Equity Cure.

(a) If, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall cure such Borrowing Base Deficiency within three (3) Business Days by effecting one or more (or any combination thereof) of the following actions: (i) depositing cash in Dollars into the Principal Collection Account, (ii) repaying Advances Outstanding, (iii) effecting an Addition of Eligible Collateral Assets, (iv) delivery of an Equity

Cure Notice (subject to the requirements set forth in ~~Section  2.06~~(c)Section 2.06(c)), and/or (v) the repurchase or substitution of a Warranty Breach Collateral Asset as specified in ~~Section  2.07(c)~~Section 2.07(c). For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency using any combination of clauses (i), (ii), (iii), (iv) and (v) above.

(b) No later than 2:00 p.m. on the Business Day prior to any proposed repayment of Advances Outstanding or Pledge of additional Eligible Collateral Assets pursuant to ~~Section  2.06(a)~~Section 2.06(a), the Borrower (or the Collateral Manager on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge will be made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a Collateral Asset Tape updated to give pro forma effect to any relevant Addition. Any notice pertaining to any repayment or any Pledge pursuant to this ~~Section 2.06~~Section 2.06 shall be irrevocable.

(c) The Borrower may cure a Borrowing Base Deficiency pursuant to ~~Section  2.06(a)(iv)~~Section 2.06(a) by delivering an Equity Cure Notice to the Administrative Agent within three (3) Business Days after it obtains knowledge of such Borrowing Base Deficiency.

Section 2.07. Discretionary Sales, Substitutions and Lien Release Dividends.

(a) Substitutions. Subject to ~~Section  2.07(d)~~Section 2.07(d), the Borrower may sell any Collateral Asset to any Person and replace such Collateral Asset by effecting an Addition of another Eligible Collateral Asset (each such sale and Addition, a “Substitution”) so long as (i) each substitute Collateral Asset acquired by the Borrower in connection with a Substitution shall be an Eligible Collateral Asset, (ii) 100% of the proceeds from the sale of the Collateral Asset(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Collateral Asset(s) or deposited in the applicable Principal Collection Account, (iii) all conditions precedent set forth in ~~Section  3.02~~Section 3.02 have been satisfied with respect to each Collateral Asset to be acquired by the Borrower in connection with such Substitution; provided that, notwithstanding anything to the contrary set forth in ~~Section  3.02~~Section 3.02, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other action taken pursuant to ~~Section 2.06~~Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(b) Discretionary Sales. Subject to ~~Section  2.07(c)~~Section 2.07(c), the Borrower may sell any Collateral Asset to any Person, including Affiliates of the Transferor subject to this ~~Section 2.07(b)~~Section 2.07(b) and ~~Section 2.07(e)~~Section 2.07(e) below (each, a “Discretionary Sale”), so long as (i) 100% of the proceeds from the sale of the Collateral Asset(s) in connection with such Discretionary Sale are deposited in the applicable Principal Collection Account, (ii) immediately after giving effect to such Discretionary Sale and to all other sales or purchases previously or substantially concurrently committed to and to all substantially concurrent substitutions and to the application of the proceeds thereof, no Borrowing Base Deficiency exists; (iii) such Discretionary Sale is made for cash; (iv) if such sale is made to an Affiliate of the Borrower, the Equityholder or the Collateral Manager, such sale shall be on terms and conditions not materially less favorable to the Borrower than could be obtained on an arm’s length basis from unrelated third parties and either (x) such sale is for a price at least equal to the fair market value of such Collateral Asset or (y) the Administrative Agent has provided its prior written consent to such sale in its sole discretion; and (v) all conditions precedent set forth in ~~Section 3.02~~Section 3.02 have been satisfied with respect to such Discretionary Sale.

(c) Repurchase or Substitution of Warranty Breach Collateral Assets. If on any day a Collateral Asset is (or becomes) a Warranty Breach Collateral Asset, then, not later than ten (10) Business Days after the earlier of (i) knowledge by the Borrower or Collateral Manager or (ii) notice to the Borrower from the Administrative Agent or a Lender, the Borrower shall either:

(i) make a deposit to the Collection Account in immediately available funds in an amount equal to (i) the sum of (1) an amount equal to the purchase price paid by the Borrower for such Collateral Asset (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Asset since the date it was added to the Collateral Portfolio plus (2) any accrued and unpaid interest thereon since the last Payment Date or (ii) such other amount consented in writing by the Administrative Agent in its sole discretion; provided that the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Collateral Asset; or

(ii) if prior to the Reinvestment Period End Date, substitute for such Warranty Breach Collateral Asset an Eligible Collateral Asset.

Upon confirmation of the deposit of the amounts set forth in ~~Section  2.07(c)(i)~~Section 2.07(c) into the Collection Account or the delivery by the Borrower of a substitute Eligible Collateral Asset for each Warranty Breach Collateral Asset pursuant to ~~Section  2.07(c)(ii)~~Section 2.07(c) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Collateral Asset shall be removed from the Collateral Portfolio and, as applicable, the substitute Eligible Collateral Asset shall be included in the Collateral Portfolio. On the Release Date of each Warranty Breach Collateral Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Collateral Asset and all future monies due or to become due with respect thereto. Notwithstanding any other terms and provisions in this Agreement and the other Transaction Documents, the Borrower shall be permitted to sell or substitute a Warranty Breach Collateral Asset so long as it complies with the terms and provisions of this ~~Section  2.07(c)~~Section 2.07(c).

(d) Conditions to Sales and Substitutions. Any Discretionary Sale or sale pursuant to a Substitution effected pursuant to ~~Section 2.07(a)~~Section 2.07(a) or ~~Section 2.07(b)~~Section 2.07(b) shall be subject to the satisfaction of the following conditions:

(i)	the conditions to the relevant Transaction set forth in ~~Section 3.02~~Section 3.02;

(ii)	the Borrower shall deliver a list of all Collateral Assets to be sold or

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substituted to the Administrative Agent and the Collateral Agent, together with a Collateral Asset Tape updated to give pro forma effect to the relevant Discretionary Sale or Substitution;

(iii) the Borrower shall notify the Administrative Agent and the Account Bank of any amount to be deposited into the Collection Account in connection with any Discretionary Sale or Substitution;

(iv) any repayment of Advances outstanding in connection with any Discretionary Sale or Substitution shall comply with the requirements set forth in ~~Section 2.16(b)~~Section 2.16(b).

(e) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Eligible Collateral Assets of the Borrower other than in a transaction on arm’s length terms and at a price for each such Eligible Collateral Asset equal to the fair market value of such Eligible Collateral Asset, which shall in no event be less than the Asset Value thereof (or, solely with respect to Warranty Breach Collateral Assets, the repurchase price set forth in ~~Section  2.07(c)~~Section 2.07(c)); provided that (i) the Borrower has provided notice to the Administrative Agent setting forth the price at which such Eligible Collateral Asset is proposed to be sold and (ii) (A) the Outstanding Balance of all Equityholder Collateral Assets (other than Warranty Breach Collateral Assets) sold or substituted pursuant to this ~~Section  2.07~~Section 2.07 to or at the direction of the Equityholder shall not in aggregate exceed 20% of the Equityholder Purchased Collateral Asset Balance measured as of the date of such sale or substitution, and (B) the Outstanding Balance of all Equityholder Collateral Assets (other than Warranty Breach Collateral Assets) that are Defaulted Collateral Assets sold or substituted pursuant to this ~~Section 2.07~~Section 2.07 to or at the direction of the Equityholder shall not exceed 10% of the Equityholder Purchased Collateral Asset Balance measured as of the date of such sale or substitution. The foregoing covenant (i) shall not apply to the execution, delivery and performance of the Transaction Documents or the Borrower’s organizational documents, (ii) shall not prohibit the Borrower from making Restricted Junior Payments permitted under ~~Section  5.02(j)~~Section 5.02(j) and (iii) shall not prohibit the Equityholder from transferring Collateral Assets, cash or other assets to the Borrower in whole or in part as a capital contribution to the Borrower.

(f) Distribution of Certain Assets. Notwithstanding anything to the contrary herein, the Borrower shall be permitted to distribute to the Equityholder (i) any Equity Security and (ii) any Collateral Asset that has an Adjusted Borrowing Value of zero if, after giving effect to such transfer, no Event of Default, Unmatured Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom.

(g) Lien Release Dividend. Notwithstanding anything to the contrary herein (but subject to clause (ii)Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Eligible Collateral Assets of the Borrower other than in a transaction on arm’s length terms and at a price for each such Eligible Collateral Asset equal to the fair market value of such Eligible Collateral Asset, which shall in no event be less than the Asset Value thereof (or, solely with respect to Warranty Breach Collateral Assets, the repurchase price set forth in ~~Section 2.07(c)~~Section 2.07(c)); provided that (i) the Borrower has provided notice to the Administrative Agent setting forth the price at which such Eligible Collateral Asset is proposed to be sold and (ii) (A) the Outstanding Balance of all Equityholder Collateral Assets (other than Warranty Breach Collateral Assets) sold or substituted pursuant to this ~~Section  2.07~~Section 2.07 to or at the direction of the Equityholder shall not in aggregate exceed 20% of the Equityholder Purchased Collateral Asset Balance measured as of the date of such sale or substitution, and (B) the Outstanding Balance of all Equityholder Collateral Assets (other than Warranty Breach Collateral Assets) that are Defaulted Collateral Assets sold or substituted pursuant to this ~~Section 2.07~~Section 2.07 to or at the direction of the Equityholder shall not exceed 10% of the Equityholder Purchased Collateral Asset Balance measured as of the date of such sale or substitution. The foregoing covenant (i) shall not apply to the execution, delivery and performance of the Transaction Documents or the Borrower’s organizational documents, (ii) shall not prohibit the Borrower from making Restricted Junior Payments permitted under ~~Section  5.02(j)~~Section 5.02(j) and (iii) shall not prohibit the Equityholder from transferring Collateral Assets, cash or other assets to the Borrower in whole or in part as a capital contribution to the Borrower. of the proviso to the first sentence of ~~Section 2.07(e)~~Section 2.07(e)), provided no Event of Default has occurred and is continuing and no Unmatured Event of Default exists and is continuing, on a Lien Release Dividend Date, the Borrower may dividend or otherwise distribute any Collateral Asset, or portions thereof, to the Equityholder (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian):

(i) The Borrower and the Equityholder shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five (5) Business Days prior written notice requesting that the Administrative Agent consent to the effectuation of a Lien Release Dividend, in the form of ~~Exhibit N~~EXHIBIT N (a “Notice and Request for Consent to Lien Release Dividend”), and the Borrower shall have received the consent of the Administrative Agent thereto (which consent may be granted in its sole discretion);

(ii) Simultaneously with the delivery of the Notice and Request for Consent to Lien Release Dividend, the Borrower shall have delivered to the Administrative Agent, the Collateral Agent and the Collateral Custodian (A) a list specifying all Collateral Assets or portions thereof to be transferred pursuant to such Lien Release Dividend and (B) a Borrowing Base Certificate and a Collateral Asset Tape giving pro forma effect to such Lien Release Dividend;

(iii) On any Lien Release Dividend Date, no more than three Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(iv) After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Event of Default or Unmatured Event

of Default shall have occurred and be continuing or result therefrom, (B) the representations and warranties of the Borrower, the Collateral Manager and the Equityholder set forth in the Transaction Documents shall be true and correct in all material respects (other than any representation or warranty that is made only as of a specific date in which case such representation or warranty shall be true and correct in all material respects as of such specific date), (C) the Collateral Quality Tests and Concentration Limitations are satisfied (or if not satisfied, maintained or improved) after giving effect to such Lien Release Dividend and (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents;

(v) Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, not Solvent;

(vi) On or prior to the Lien Release Dividend Date, (A) the Borrower shall have obtained all corporate or similar authorizations, consents and approvals required to effectuate the Lien Release Dividend and (B) the Administrative Agent shall have approved such Lien Release Dividend in its sole discretion;

(vii) If a portion of a Collateral Asset is transferred pursuant to a Lien Release Dividend, a new promissory note (other than with respect to a Noteless Loan) for the portion of the Collateral Asset remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;

(viii) Each Collateral Asset, or portion thereof, as applicable, shall be transferred at a value equal to the Outstanding Balance thereof, exclusive of any accrued and unpaid interest or PIK Interest thereon;

(ix) The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date with respect to the Collateral Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Collateral Assets pursuant to such Lien Release Dividend;

(x) The Borrower shall have paid the reasonable legal fees and expenses of the Administrative Agent, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Collateral Asset in connection with such Lien Release Dividend); and

(xi) With respect to any Collateral Asset consisting of the entire principal balance thereof held by the Borrower that is subject to the Lien Release Dividend, the

Borrower may require that the Collateral Custodian return the related Required Loan Document by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of ~~Exhibit L~~EXHIBIT L (signed by both the ~~Payments and Computations~~, Etc.Borrower and the Administrative Agent).

Section 2.08. Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Collateral Manager hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in Dollars or, solely in the case of Advances made in another Eligible Currency, in such other applicable Eligible Currency, in each case, in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance shall accrue interest at the applicable Yield Rate for each day during each applicable Collection Period. All computations of interest and all computations of Yield, Yield Rate, Unused Fees and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, other than calculations with respect to the Yield Rate calculated based on (x) Daily Compounded CORRA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c) If any Advance requested by the Borrower pursuant to ~~Section  2.02~~Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

Section 2.09. Increased Costs; Capital Adequacy.

(a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), (A) there shall be any increase in the cost (other than Taxes) to the Administrative Agent or any Lender or successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder) or the imposition of any other condition in connection therewith, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, or under any other Transaction Document, (other than Taxes), or (C) any Affected Party shall be subject to any Tax (other than (x) Indemnified Taxes, (y) Taxes described in clauses ~~(b)~~(b) through ~~(d)~~(d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments.

(b) If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party or such Affected Party’s holding company with any request or directive regarding liquidity coverage or capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party or on the capital of such Affected Party’s holding company, if any, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party or on the capital of such Affected Party’s holding company, if any, with respect to liquidity coverage or capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party or such Affected Party’s holding company for such reduction.

(c) The Administrative Agent, on behalf of any Affected Party making a claim under this ~~Section  2.09~~Section 2.09, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this ~~Section 2.09~~Section 2.09 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this ~~Section 2.09~~Section 2.09 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the event or circumstance giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the event or circumstance in giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

Section 2.10. Taxes.

(a) Defined Terms. For purposes of this ~~Section  2.10~~Section 2.10, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this ~~Section 2.10~~Section 2.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this ~~Section  2.10~~Section 2.10) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to maintain a Participant Register, (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph ~~(e)~~(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this ~~Section  2.10~~Section 2.10, the Borrower shall deliver to the Administrative Agent appropriate evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation or other information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in ~~Section  2.10(g)(i)~~Section 2.10(g)(i), ~~(ii)~~(ii) and ~~(iii)~~(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) If any Lender is not a U.S. Person, such Lender shall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent and the Collateral Agent, on or prior to the date such Lender becomes a party to the Agreement (and from time to time thereafter upon reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of ~~Exhibit O-1~~EXHIBIT O-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(D) to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of ~~Exhibit O-2~~EXHIBIT O-2 or ~~Exhibit O-3~~EXHIBIT O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if a Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of ~~Exhibit O-4~~EXHIBIT O-4 on behalf of each such direct and indirect partner.

(ii) If a Lender is a U.S. Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent and the Collateral Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), two (or such other number as may from time to time by prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause ~~(iii)~~(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form or information prescribed by Applicable Law as a basis for claiming exemptions from or a reduction in withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(v) Each Lender agrees that if any form or certification it previously delivered pursuant to this ~~Section  2.10(g)~~Section 2.10(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this ~~Section 2.10~~Section 2.10 (including by the payment of additional amounts pursuant to this ~~Section  2.10~~Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this ~~Section 2.10~~Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph ~~(h)~~(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph ~~(h)~~(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph ~~(h)~~(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this ~~Section  2.10~~Section 2.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.11. Mitigation Obligations.

(a) If any Lender requests compensation under ~~Section  2.09~~Section 2.09, or requires the Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to ~~Section 2.10~~Section 2.10 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to ~~Section 2.09~~Section 2.09 or ~~Section 2.10~~Section 2.10, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under ~~Section  2.09~~Section 2.09, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to ~~Section  2.10~~Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending or issuing office in accordance with paragraph ~~(a)~~(a) of this Section, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, ~~Section  12.04~~Section 12.04) all of its interests, rights (other than its existing rights to payments pursuant to ~~Section  2.09~~Section 2.09 or ~~Section 2.10~~Section 2.10) and obligations under this Agreement and the related Transaction Documents to a permitted assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under ~~Section  2.09~~Section 2.09 or payments required to be made pursuant to Section 2.10Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.12. Grant of a Security Interest. To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio and (c) none of the Administrative Agent, the Collateral Agent, any Lender (nor their successors and assigns) nor any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender (nor their successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The parties hereto agree that the security interest Granted to the Collateral Agent, for the benefit of the Secured Parties, by the Borrower shall be automatically released and discharged upon the Collection Date.

Section 2.13. Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in ~~Section  12.02~~Section 12.02, a copy of each assignment and acceptance agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts and stated interest owing to each Lender pursuant to the terms of this Agreement and the other Transaction Documents (the “Register”). No assignment by a Lender of its rights hereunder or under any Transaction Document shall be effective unless a corresponding entry is made in the Register pursuant to this ~~Section 2.13~~Section 2.13. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any Lender may request that its Advances to the Borrower be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, payable to such Lender and otherwise appropriately completed.

Section 2.14. Release of Collateral Assets.

(a) The Borrower may obtain the release of (i) any Collateral Asset (and the related Portfolio Assets pertaining thereto) sold or substituted in accordance with the applicable provisions of ~~Section  2.07~~Section 2.07 and any Portfolio Assets pertaining to such Collateral Asset and (ii) any Collateral Asset in the Collateral Portfolio that expires by its terms where all amounts in respect thereof (taking into account any modification or agreement with respect thereto for which, to the extent such modification or agreement constituted a Material Modification, the Administrative Agent was notified thereof in accordance with the terms hereof) have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall at the sole expense of the Collateral Manager and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Collateral Manager on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of ~~Exhibit L~~EXHIBIT L) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to or at the direction of the Borrower.

(b) Upon the occurrence of the Collection Date, the respective remaining interests in the Portfolio Assets of each Lender, the Collateral Agent and the Administrative Agent shall be automatically released to the Borrower, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by any Lender, the Collateral Agent or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender, the Collateral Agent or the Administrative Agent, and the Collateral Agent or the Administrative Agent shall promptly provide evidence of any such release as the Borrower may reasonably request, at the sole expense of the Borrower.

(c) The security interest on any Collateral Assets released pursuant to this ~~Section 2.14~~Section 2.14 or pursuant to ~~Section 2.07(g)~~Section 2.07(g) shall be automatically released upon the consummation of the transfer or distribution of such Collateral Asset in accordance with such Sections, without any further action from the Collateral Agent or the Administrative Agent; provided, however, the Collateral Agent and the Administrative Agent shall, upon the reasonable request of the Collateral Manager or the Borrower, deliver any documentation or take any actions necessary to evidence the release of such security interest.

Section 2.15. Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to ~~Section 2.07~~Section 2.07 on account of Collateral Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Collateral Assets hereunder.

Section 2.16. Repayment; Permanent Reduction of Commitments.

(a) Optional Prepayment. Advances may be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate giving pro forma effect to the relevant prepayment) to the Administrative Agent, the Collateral Agent and the Lenders no later than at least one Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment (x) in part, the Borrower shall also pay all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to ~~Section  12.07~~Section 12.07 related to such prepayment and (y) in whole, the Borrower shall also pay in full all accrued and unpaid Yield and all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to ~~Section 12.07~~Section 12.07 related to such prepayment; and (z) if such prepayment occurs other than on a Payment Date, the Borrower shall pay any applicable Breakage Fees; provided that no reduction in Advances outstanding shall be given effect unless sufficient funds have been remitted to pay all such amounts in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this ~~Section 2.16(a)~~Section 2.16(a) to the pro rata reduction of Advances Outstanding. Any notice relating to any repayment pursuant to this ~~Section  2.16(a)~~Section 2.16(a) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Optional Termination in Full. The Borrower may, at its option, upon three (3) Business Days’ prior delivery of a Notice of Reduction to the Administrative Agent, the Collateral Agent and the Lenders, cause the Collection Date to occur upon payment in full of all Advances Outstanding, all accrued and unpaid Yield, Prepayment Fees (if applicable), all accrued and unpaid costs and expenses of the Administrative Agent and Lenders required to be paid pursuant to ~~Section  12.07~~Section 12.07 and all other Obligations (other than unmatured contingent indemnification obligations) (a “Prepayment Election”). Any Prepayment Election shall be subject to ~~Section  12.05~~Section 12.05. Any notice relating to any repayment pursuant to this ~~Section  2.16(b)~~Section 2.16(b) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Mandatory Prepayment. On or before the Mandatory Amortization Start Date, the Borrower shall make a mandatory prepayment of Advances outstanding in an amount equal to (i) the Mandatory Amortization Amount for such Mandatory Amortization Start Date minus (ii) any amounts already allocated toward payment of such Mandatory Amortization Amount under the Priority of Payments on or prior to such Mandatory Amortization Start Date. On or before each Payment Date after the Mandatory Amortization Start Date, the Borrower shall make a mandatory prepayment of Advances outstanding in an amount equal to (i) the Mandatory Amortization Amount for such Payment Date minus (ii) any amounts already allocated toward payment of the Mandatory Amortization Amount under the Priority of Payments on such Payment Date. The Administrative Agent shall apply amounts received from the Borrower pursuant to this ~~Section 2.16(c)~~Section 2.16(c) to the pro rata reduction of the Advances outstanding.

(d) Facility Increases. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, from time to time prior to the Commitment Termination Date the Borrower may request one or more permanent increases to the Facility Amount (each such increase, a “Facility Increase”), subject to satisfaction of each of the following conditions:

(i) the Borrower has delivered to the Administrative Agent (with a copy to the Collateral Agent) a Commitment Adjustment Notice requesting such Facility Increase (which may be via e-mail);

(ii) the Borrower has delivered to the Administrative Agent evidence that the Borrower is authorized to agree to such Facility Increase and all requested opinions in respect of the Borrower (which evidence of authorization and opinions may be delivered on the Closing Date);

(iii) the Administrative Agent consents to such Facility Increase in its sole discretion;

(iv) each of the representations and warranties of the Borrower contained in the Transaction Documents shall be true and correct in all material respects as of such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(v) such Facility Increase is in an amount at least equal to $5,000,000 and integral multiples of $5,000,000 in excess thereof; and

(vi) the Facility Amount following such Facility Increase will not exceed $1,250,000,000; provided that, the Commitment of Citibank, N.A. shall not exceed $500,000,000 without the prior written consent of Citibank, N.A. in its sole discretion.

Section 2.17. Collections and Allocations.

(a) Collections. The Collateral Agent shall promptly identify any Available Collections received as being on account of Interest Collections or Principal Collections (based on the instructions of the Collateral Manager). The Collateral Manager may, on any date, instruct the Collateral Agent to convert funds on deposit in any or all Collection Accounts into Dollars using the Applicable Exchange Rate. If the Collateral Manager or any of its Affiliates receives any Available Collections directly, the Collateral Manager shall transfer, or cause to be transferred such Available Collections to the applicable Collection Account by the close of business on the third Business Day after such Available Collections are received. The Collateral Manager shall report the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, in each case on each Quarterly Reporting Date, in the Collateral Manager Report delivered pursuant to ~~Section  6.08(b)~~Section 6.08(b).

(b) Initial Deposits. On and after the Addition Date with respect to any Collateral Asset, the Collateral Manager will deposit into the Collection Account all Available Collections received in respect of Eligible Collateral Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c) Excluded Amounts. The Collateral Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts (a copy of which will be provided by the Collateral Manager to the Collateral Agent) and the Administrative Agent has consented thereto, such consent not to be unreasonably withheld or delayed.

(d) Investment of Funds. Prior to delivery of any Notice of Exclusive Control, the Collateral Manager may, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall be invested in the Standby Investment. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date (or on such Payment Date in the case of Permitted Investments issued by BNYM), and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee and shall be credited to a Controlled Account; provided that compliance shall be the responsibility of the Borrower and the Collateral Manager and not the Collateral Agent or Account Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of ~~Article II~~Article II hereof. The Borrower shall deposit in the Collection Account (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that Permitted Investments may include those investments in which the Collateral Agent or any of its Affiliates acts as offeror or provides services and receives reasonable compensation.

(e) Rights of Withdrawal. Until the Collection Date, neither the Borrower nor the Collateral Manager shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in this ~~Section 2.17, Section 2.04, Section 2.16(c)~~Section 2.17, Section 2.04, Section 2.16(c) or ~~Section  2.18~~Section 2.18.

(f) Eligible Currency. Any Available Collections on deposit in the Principal Collection Account denominated in an Eligible Currency may be converted by the Collateral Manager into another Eligible Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as (i) no Borrowing Base Deficiency exists either prior to or after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Collateral Asset denominated in such other Eligible Currency pursuant to Section 2.07Section 2.07. The Collateral Manager shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion.

Section 2.18. Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent, the Lenders and Administrative Agent, prior to the end of the Reinvestment Period, the Collateral Manager may, to the extent of any Principal Collections on deposit in the Principal Collection Account:

(a) withdraw such funds for the purpose of purchasing additional Eligible Collateral Assets to be Pledged hereunder (a “Purchase”); provided that the following conditions are satisfied:

(i)	all conditions set forth in ~~Section 3.02~~Section 3.02 have been satisfied;

(ii) the Collateral Manager provides same day (or earlier) written notice to the Administrative Agent and the Collateral Agent by email (to be received no later than 2:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;

(iii) the notice required in clause ~~(ii)~~(ii) above shall be accompanied by a Disbursement Request, and the Borrowing Base Certificate delivered pursuant to ~~Section  3.02~~Section 3.02 shall give pro forma effect to the relevant disbursement and Purchase, each executed by the Borrower and a Responsible Officer of the Collateral Manager; or

(b) withdraw such funds for the purpose of making payments in respect of the Advances outstanding at such time in accordance with and subject to the terms of ~~Section  2.16~~Section 2.16.

Upon the satisfaction of the applicable conditions set forth in this ~~Section 2.18~~Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent will release funds from the Principal Collection Account as directed by the Collateral Manager in an amount not to exceed the lesser of (A) the amount requested by the Collateral Manager and (B) the amount on deposit in the Principal Collection Account on such day.

Section 2.19. [Reserved].

Section 2.20. [Reserved].

Section 2.21. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such

Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this ~~Section 2.21~~Section 2.21 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(ii) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to Advances, the Commitment of such Defaulting Lender shall be deemed to be zero; and

(iii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Commitments (without giving effect to ~~Section 2.21(a)(ii)~~Section 2.21(a)(ii) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.22. Inability to Determine Rates; Illegality. If, prior to the first day of any Collection Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Applicable Index for the applicable Advances or (ii) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or fund Advances the interest rate on which is determined by reference to an Applicable Index (each a “Disruption Event”); provided that a Disruption Event shall not be deemed to occur if the circumstances described under ~~Section  2.23~~Section 2.23 are applicable; the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligation of the Lenders to make Advances based on such Applicable Index shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, but such obligation shall continue in relation to any Advance based on the Base Rate. Upon receipt of any notice described in this ~~Section 2.22~~Section 2.22, the Borrower may revoke any pending request for the making or continuation of an Advance based on the Applicable Index or, failing that, will be deemed to have converted such request into a request for an Advance based on the Base Rate.

Section 2.23. Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(b) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to ~~Section  2.23(d)~~Section 2.23(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this ~~Section  2.23~~Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this ~~Section 2.23~~Section 2.23.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Collection Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Collection Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for an Advance during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of Advances bearing interest at the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)  Disclaimers. ~~(i)~~

(i)  The Administrative Agent and the Collateral Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to (A) the administration, submission or any other matter related to any interest rate used in this Agreement, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (B) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the existing interest rate being replaced or have the same volume or liquidity as did the existing interest rate, (C) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this ~~Section 2.23~~Section 2.23, including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Conforming Changes, the delivery or non-delivery of any notices required by clause ~~(d)~~(d) above or otherwise in accordance herewith, and (D) the effect of any of the foregoing provisions of this ~~Section  2.23~~Section 2.23.

(ii)  ~~(i)~~ None of the Collateral Agent, the Collateral Custodian or the Account Bank shall be under any obligation (A) to monitor, determine or verify the unavailability or cessation of any interest rate under this Agreement, or whether or when there has occurred, or to give notice to any other transaction party, of the occurrence of, any Disruption Event, Benchmark Transition Event, Benchmark Unavailability Period or a Benchmark Replacement Date, (B) to select, determine or designate any Base Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (C) to select, determine or designate any adjustment or other modifier to any replacement or successor index, or (D) to determine whether or what conforming changes or amendments (including any Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Collateral Custodian or the Account Bank shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transaction Documents as a result of the unavailability of any interest rate hereunder and absence of a designated Base Rate or Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice of information required or contemplated by the terms of the Transaction documents and reasonably required for the performance of such duties.

Section 2.24. Contractual Currency.

To the fullest extent permitted by Applicable Law, if any judgment or order expressed in a currency other than the currency in which a payment is required by this Agreement is to be made by the Borrower (the “Contractual Currency”) is rendered:

(a)  for the payment of any amount owing in respect of this Agreement; or

(b) in respect of a judgment or order of another court for the payment of any amount described in the foregoing clause ~~(a)~~(a), the recipient of such payment, after recovery in full of the aggregate amount to which the recipient of such payment is entitled pursuant to the judgment or order, will be entitled to receive promptly from the Borrower the amount of any shortfall of the Contractual Currency received by the recipient of such payment as a consequence of sums being paid in such other currency if such shortfall arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which the recipient of such payment is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by the recipient of such payment. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

To the fullest extent permitted by Applicable Law, the obligations in this Section constitute separate and independent obligations from the other obligations in this Agreement and any related document, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the recipient of such payment and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement or any related document. To the extent permitted by Applicable Law, the Borrower hereby waives the right to invoke any defense of payment impossibility.

Section 2.25. [Reserved].

Section 2.26. Lending Offices; Changes Thereto. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more domestic or foreign lending offices (which, for this purpose, may include branches or Affiliates of the respective Lender) for the various Advances made by such Lender (including by designating a separate lending office (or Affiliate) to act as such); provided that, for designations made after the Closing Date to the extent such designation shall result in increased costs under ~~Section  2.09~~Section 2.09 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder) and any designation of a lending office pursuant to this ~~Section 2.26~~Section 2.26 shall not affect the obligation of the Borrower to repay any Obligations in accordance with the terms of this Agreement.

ARTICLE III.~~ARTICLE III.~~

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) each Transaction Document shall have been duly executed by, and (except for the Collateral Agent and Collateral Custodian Fee Letter) delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and certificates as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(ii) the Administrative Agent shall have received satisfactory evidence that the Borrower, the Transferor and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(iii) the Collateral Manager, the Equityholder, the Transferor and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of ~~Exhibit M~~EXHIBIT M;

(iv) the Borrower, the Transferor and the Collateral Manager shall have delivered to the Administrative Agent a certification that no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing;

(v) the Administrative Agent shall have received (i) the executed legal opinion or opinions of Dechert LLP, special counsel to the Borrower, the Equityholder, the Transferor and the Collateral Manager covering due formation, good standing, due authorization, enforceability, Grant and perfection of the security interests on the Collateral Portfolio (including no conflict with laws and non-contravention opinions as well as opinions that the Borrower will not be an “investment company” under the 1940 Act) and (ii) executed legal opinion or opinions of Dechert LLP, special counsel to the Borrower and the Equityholder covering non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(vi) the Borrower shall have received the executed legal opinion or opinions of Troutman Pepper Locke ~~Lord~~ LLP, counsel to the Collateral Agent, the Collateral Custodian, the Account Bank and the Securities Intermediary, covering enforceability as to

U.S. law of the Transaction Documents to which each such Person is a party;

(vii) the Citi Arranger, the Administrative Agent and the Lenders, as applicable, shall have received the Lender Fee, the Arranger Fee and any other fees (including fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the Closing Date referred to herein or in any other Transaction Document;

(viii) the Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

(ix) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent;

(x) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received the Beneficial Ownership Certification in respect of the Borrower;

(xi) the Administrative Agent or the Collateral Agent shall have received UCC-1 financing statements indicating (x) the Transferor as debtor, the Borrower as assignor secured party and the Collateral Agent as total assignee of the Borrower and (y) the Borrower as debtor, each in proper form for filing in the filing office of the appropriate jurisdiction, and which, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Agent’s security interest in the Collateral Portfolio to the extent a security interest in such Collateral Portfolio may be perfected by filing a financing statement under the UCC and entering into the Securities Account Control Agreement such that the Collateral Agent’s security interest in the Collateral Portfolio ranks senior (subject only to Permitted Liens) to that of any other creditors of the Borrower (whether now existing or hereafter acquired);

(xii) the Administrative Agent shall have received a certificate of the Collateral Manager, the Borrower, and the Transferor dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certificate shall be satisfactory in form and substance to the Administrative Agent and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(xiii) the Administrative Agent shall have received true and complete copies of the organizational documents of the Collateral Manager, the Equityholder, the Transferor and the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or other authorized Person) of such Person, which certification shall be in form and substance satisfactory to the Administrative Agent;

(xiv) the Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Collateral Manager, the Transferor, the Equityholder and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect; and

(xv) the Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, the Equityholder and the Transferor, and bankruptcy, judgments and pending lawsuits with respect to the Borrower, the Equityholder and the Transferor, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

Section 3.02. Conditions Precedent to All Transactions. Each Advance under this Agreement, each Addition, each Borrowing Base Inclusion, each Purchase, each Substitution, each Discretionary Sale, each Lien Release Dividend and each Restricted Junior Payment (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a) On and as of the date of such Transaction:

(i) with respect to any Advance, the Collateral Manager (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) a Collateral Manager Advance Date Report in accordance with the time periods described in ~~Section  2.02(b)~~Section 2.02(b);

(ii) with respect to any Transaction other than an Advance and an Addition, the Collateral Manager (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) (x) no later than 2:00 p.m. the Business Day prior to such Transaction, a Borrowing Base Certificate and (y) within three (3) Business Days after such Transactions, a Collateral Asset Tape, in each case, updated to give pro forma effect to the relevant Transaction; and

(iii) with respect to any Transaction that is an Addition, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the date of such Addition, (1) in the case of any Collateral Asset acquired by the Borrower through direct origination, a confirmation from the Borrower that the Required Loan Documents have been finalized and agreed among the relevant parties, and that the Borrower will provide copies of fully executed Required Loan Documents to the Collateral Custodian promptly, and in any event, within five (5) Business Days following such Addition Date or (2) in the case of a Collateral Asset acquired by the Borrower from a third party, (x) an executed copy of each assignment and assumption agreement, transfer document or instrument relating to each Collateral Asset so Pledged evidencing the assignment of such Collateral Asset from any prior third party owner thereof directly to the Borrower, and (y) other than in the case of a Noteless Loan, an e-mailed copy of the duly executed original promissory notes of the Collateral Assets so Pledged;

(b) On and as of the date of such Transaction, after giving effect to such Transaction:

(i) in the case of an Advance:

(A)  ~~(1)~~ no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and, immediately after giving effect to such Transaction, no Unmatured Event of Default, Collateral Manager Termination Event or Event of Default shall have resulted therefrom;

(B)  ~~(2)~~ the representations and warranties of the Borrower, the Collateral Manager, the Equityholder and the Transferor set forth in the Transaction Documents shall be true and correct in all material respects (other than any representation or warranty that is made only as of a specific date in which case such representation or warranty shall be true and correct in all material respects as of such specific date);

(C)  ~~(3)~~ no Borrowing Base Deficiency exists or would result from such Transaction; and

(D)  ~~(4)~~ solely with respect to the first Advance relating to the purchase of Collateral Assets pursuant to the Sale Agreement and solely to the extent not previously delivered, legal opinions (addressed to the Administrative Agent and the Lenders) of counsel to the Borrower, covering matters concerning the “true sale” of the Collateral Assets and the creation and perfection of a security interest pursuant to the Sale Agreement, have been received by the Administrative Agent in form and substance satisfactory to the Administrative Agent in its reasonable discretion;

(ii) in the case of a Transaction other than an Advance:

(A)  ~~(1)~~ no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and, immediately after giving effect to such Transaction, no Unmatured Event of Default (other than, solely in the case of a Discretionary Sale, a Borrowing Base Deficiency or other Unmatured Event of Default, that would be cured as a result of such Discretionary Sale), Collateral Manager Termination Event or Event of Default shall have occurred and be continuing;

(B)  ~~(2)~~ either (I) no Borrowing Base Deficiency exists or would result from such Transaction or (II) if a Borrowing Base Deficiency exists the relevant Transaction will cure or improve such Borrowing Base Deficiency; and

business, the ownership of the Collateral Assets and the Collateral Portfolio and the entering into and performance of its obligations pursuant to this Agreement requires such qualification except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the requisite power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to Grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Collateral Portfolio or the transfer of an ownership interest or security interest in the Collateral Portfolio, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The execution, delivery and performance by the Borrower of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens (ii) violate any material Applicable Law or the formation documents of the Borrower or (iii) violate any material contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Selection Procedures. In selecting the Collateral Assets to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h) Bulk Sales. The Grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i) Pledge of Collateral Portfolio. The Borrower has good and marketable title to all of the Collateral Portfolio. The Borrower has taken all actions necessary to perfect its interest in the Collateral Portfolio transferred by the Transferor. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by ~~Article II~~Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement. No effective financing statement or other instrument similar in effect naming or purportedly naming the Borrower as debtor and covering all or any part of the Collateral Portfolio is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto.

(j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness (other than in respect of borrowed money) incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l) No Injunctions. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m) Taxes.

(i) The Borrower is an entity disregarded as separate from its owner, the Equityholder, for U.S. federal income tax purposes. The Equityholder is a U.S. Person. The Borrower has filed or caused to be filed on a timely basis all U.S. federal and other material Tax returns required to be filed by it, if any, and has timely paid all U.S. federal and other material Taxes due and payable by it, other than any such Taxes that are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP. No Tax lien or similar adverse Tax claim has been filed with respect to the income or property of the Borrower.

(ii) As of the Closing Date, (i) there are no Tax audits or other legal proceedings with a taxing authority in process or threatened in writing with respect to claims on Taxes of the Borrower, (ii) the Borrower is not contesting any Taxes, and (iii) there are no Tax liens on any of the assets of the Borrower.

(x) Instructions to Obligors. The Collection Account is the only account to which Obligors or the applicable administrative or paying agents in respect of the Collateral Assets have been instructed by the Borrower, or the Collateral Manager on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not Granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account. All Available Collections received by it or its Affiliates with respect to the Collateral Portfolio pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with this Agreement.

(y) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(z) Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to so observe or comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, neither the Borrower nor, to the knowledge of the Borrower, any Affiliate of the Borrower is (i) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”) (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); or (ii) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.

(aa) Sanctions.

(i) The Equityholder maintains policies and procedures reasonably designed to ensure compliance by each Credit Party and their respective directors, officers and employees with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and such Credit Party and, to the knowledge of such Credit Party its officers, employees and directors are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) the Credit Parties or (ii) to the knowledge of such Credit Parties, their respective directors, officers or employees that will act in any capacity in connection with or benefit from the facility established hereby is a Sanctioned Person. None of the Credit Parties (a) are located, incorporated, formed, organized, or resident in a Sanctioned Country, (b) have any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, except to the extent that such business affiliations, commercial dealings, or investments do not cause any Lender to violate any Sanctions, or (c) to the knowledge of such Credit Parties, are the subject of any action or investigation under any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. Neither the Collateral Portfolio nor any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions. To the knowledge of the Credit Parties, no Person Controlling any Credit Party is a Sanctioned Person.

(ii) The Borrower will not request any Advance, and the Borrower shall not directly or indirectly use the proceeds of any Advance, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of any applicable Sanctions, or (iii) in any manner that would result in the violation by the Lenders or BNYM in any of its capacities of any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. In addition, no Credit Party shall become a Sanctioned Person during the term of this Agreement.

(bb) Security Interest.

(i) the Collateral Portfolio is as of the Closing Date comprised of “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the UCC), real property and/or such other category of collateral under the UCC as to which the Borrower has complied with its obligations under this ~~Section 4.01(bb)~~Section 4.01(bb);

(ii) with respect to any assets in the Collateral Portfolio that constitute “security entitlements”:

(1) all of such security entitlements have been credited to one of the Controlled Accounts and the Securities Intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the UCC;

(2) the Borrower has taken all steps necessary to cause the Securities Intermediary to identify in its records the Borrower as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

(3) the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties;

(iii) The Securities Intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Collateral Manager and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent) following an Event of Default, the Securities Intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv) all Controlled Accounts constitute “securities accounts” as defined in the UCC;

(v) the Borrower owns and has good and marketable title to (or with respect to assets securing any Collateral Assets, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person;

(vi) the Borrower has received all consents and approvals required by the terms of any Collateral Asset to the Granting of a security interest in the Collateral Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(vii) the Borrower has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Collateral Portfolio and that portion of the Collateral Assets in which a security interest may be perfected by filing Granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement; provided that filings in respect of real property shall not be required;

(viii) other than Permitted Liens or otherwise as expressly permitted by the terms of this Agreement and the security interest Granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, Granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and are not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof;

(ix) all original executed copies of each underlying promissory note or copies of each Collateral Asset Register, as applicable, that constitute or evidence each Collateral Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(x) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Collateral Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in ~~Section 11.11~~Section 11.11 may serve as such acknowledgement;

(xi) none of the underlying promissory notes, or Collateral Asset Registers, as applicable, that constitute or evidence the Collateral Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Borrower and to the Collateral Agent, on behalf of the Secured Parties;

(xii) with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed to the Collateral Agent or in blank by an Cut-Off Date, which shall be true as of such Addition Cut-Off Date).

(c) No Fraud. To the knowledge of the Borrower, each Collateral Asset was acquired by the Borrower without any fraud or misrepresentation on the part of the Obligor.

Section 4.03. Representations and Warranties of the Collateral Manager. The Collateral Manager hereby represents and warrants, as of the Closing Date, as of each applicable Addition Date, as of each applicable Advance Date, and as of each other date expressly provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Collateral Manager has been duly formed and is validly existing and in good standing under the laws of the State of Delaware (except as such jurisdiction is changed as permitted hereunder), with all requisite statutory trust or corporate, as applicable, power and authority to own or lease its properties and to conduct it business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Collateral Manager is duly qualified to do business as a statutory trust (or, after the Equityholder Conversion, a corporation) and is in good standing as a statutory trust (or, after the Equityholder Conversion, a corporation), and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except as could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary statutory trust or corporate, as applicable, action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not, except as could not reasonably result in a Material Adverse Effect, (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of trust, certificate of incorporation, bylaws or governing instruments, as applicable, or any contractual obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien upon any of the Collateral Manager’s properties pursuant to the terms of any such contractual

Collateral Agent or the Collateral Agent’s performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05. Representations and Warranties of each Lender. Each Lender hereby individually represents and warrants, as to itself, that it is (a) either a Qualified Institutional Buyer under Rule 144A of the Securities Act or an institutional “Accredited Investor” as defined in Rule (1)-501(a)(1)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act.

Section 4.06. Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement by the Collateral Custodian or the Collateral Custodian’s performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V.~~ARTICLE V.~~

GENERAL COVENANTS

Section 5.01. Affirmative Covenants of the Borrower. From the Closing Date until the Collection Date, the Borrower covenants and agrees that:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its formation documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Collateral Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Collateral Assets, as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Collateral Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of its jurisdiction of formation that are incident (including foreign currency spot contracts) to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times comply in all material respects with the special purpose entity provisions in its limited liability company agreement.

(c) Preservation of Company Existence. The Borrower (i) will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and (ii) will promptly obtain and thereafter maintain qualifications to do business as a limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law.

(d) Delivery and Compliance with Legal Opinions. The Borrower shall take all received notice (other than any such event with respect to which the Administrative Agent or any Lender previously delivered written notice to the Borrower). Following the Borrower’s knowledge or receipt of notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will promptly, and in any event, within three (3) Business Days, provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that will be taken with respect thereto.

(ii) In addition, following the Borrower’s knowledge or notice of the occurrence of any Asset Value Adjustment Event, the Borrower will promptly, and in any event within five (5) Business Days, provide to the Administrative Agent notice of such Asset Value Adjustment Event and an updated Borrowing Base Certificate (with a copy to the Collateral Agent).

(k) Continuation Statements. The Borrower shall, not earlier than six months prior to the expiration of, and not later than the expiration of, each financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred, authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

(l) Financial Statements; Other Information. It shall provide to the Administrative Agent:

(i) promptly after the receipt thereof, the Borrower shall notify the Administrative Agent and, upon request, each Lender of any auditors’ management letters received by the Borrower or by its accountants;

(ii) for Collateral Assets that are not Broadly Syndicated Loans (and for Broadly Syndicated Loans if requested by the Administrative Agent), to the extent reasonably available to the Borrower and/or the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, on or prior to the date the Borrower commits to acquire a Collateral Asset, audited financial statements of the related Obligor for the two (2) year period most recently ended with respect to the related Obligor;

(iii) to the extent reasonably available to the Borrower and/or the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments (x) with respect to Broadly Syndicated Loans, if requested by the Administrative Agent, the quarterly unaudited financial statements and annual audited financial statements with respect to each Obligor, which delivery shall be made within ten (10) Business Days after receipt by a Responsible Officer of the Borrower or the Collateral Manager (on behalf of the Borrower) as specified in the Underlying Instruments; and (y) with respect to all other Collateral Assets: (i) copies of the underwriting and credit memos prepared by the Collateral Manager with respect to such Collateral Asset on or prior to date the Borrower acquires a Collateral Asset, within ten (10) Business Days after such updates or amendments become available and (ii) the complete quarterly and annual financial reporting packages with respect to such Obligor and with respect to each Collateral Asset that has been prepared by the Collateral Manager in accordance with the Collateral

Manager Standard (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Collateral Asset), which delivery shall be made within ten (10) Business Days after receipt by a Responsible Officer of the Borrower or the Collateral Manager (on behalf of the Borrower) as specified in the Underlying Instruments;

(iv) to the extent reasonably available to the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, copies of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Collateral Asset within ten (10) Business Days following the effectiveness of such amendment, restatement, supplement, waiver or other modification;

(v) such other information as any Lender may reasonably require for regulatory purposes relating to the Collateral Assets or the transactions contemplated hereby and so notify in writing the Borrower and the Collateral Manager; provided that such information is in the possession of the Borrower or the Collateral Manager, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Administrative Agent; and

(vi) within five (5) Business Days after a Responsible Officer of the Borrower, the Equityholder, or the Collateral Manager obtains actual knowledge thereof, notice of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim with respect to (x) the Borrower, the Equityholder, or the Collateral Manager or (y) any Collateral Portfolio asset that (A) is asserted by an Obligor with respect to such Obligor’s obligations under any Underlying Instrument with respect to any Collateral Portfolio asset (or portion thereof) or (B) could reasonably be expected to have a Material Adverse Effect.

(m) Provision of Borrowing Base Certificates. Within three (3) Business Days after reasonable request by the Administrative Agent, the Borrower shall provide or cause the Collateral Manager to provide an updated Borrowing Base Certificate to the Administrative Agent.

(n) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent and each Lender if any representation or warranty set forth in ~~Section 4.01~~Section 4.01 or ~~Section 4.02~~Section  4.02 was incorrect in a material respect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(o) Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender, as soon as possible and in any event within five (5) Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral Portfolio, the Transaction

Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Collateral Manager or the Transferor; provided, that notwithstanding the foregoing, solely for purposes of this clause ~~(o)~~(o) (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, the Collateral Manager (if a different Person than the Equityholder) or the Borrower in excess of $1,000,000 or more shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transferor or the Equityholder in excess of $10,000,000 shall be deemed to be material.

(p) Tax Status. The Borrower will be disregarded as an entity separate from its owner for U.S. federal income tax purposes and none of the Borrower, the Equityholder, the Collateral Manager, nor any other Person on their behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c) or any similar election for state or local income Tax purposes. Any Person that is treated as an owner of the Borrower for U.S. federal income tax purposes will be a U.S. Person.

(q) Notice of Accounting Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent and, upon request, each Lender notice of any material change in the accounting policies of the Borrower.

(r) Protection of Security Interest. With respect to the Collateral Portfolio, the Borrower will (i) (at the expense of the Collateral Manager, on behalf of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Collateral Manager, on behalf of the Borrower) take all action necessary to cause a valid first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all assets” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iii) permit the Administrative Agent, any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, provided, that not more than one such inspection for the Borrower shall be permitted during any calendar year unless an Unmatured Event of Default or Event of Default shall have occurred and be continuing, in which case, there shall be no limit on the number of inspections permitted under this clause (iii), and (iv) take all additional actions that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests (subject to Permitted Liens) of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the

Collateral Agent to exercise or enforce any of their respective rights hereunder. If the Borrower shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Borrower (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Borrower shall promptly provide notice to the Collateral Agent in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Borrower shall at any time hold or acquire any timber to be cut, the Borrower shall promptly provide notice to the Collateral Agent in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Collateral Agent will constitute an asset in the Collateral Portfolio and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the definition of “Collateral Portfolio” and in the granting clause under ~~Section 2.12~~Section 2.12. If the Borrower shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), the Borrower shall obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Collateral Agent in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Collateral Agent.

(s) Liens. The Borrower will promptly notify the Administrative Agent and the Lenders of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall use commercially reasonable efforts to defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.

(t) Other Documents. At any time and from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents (to the extent available to the Borrower) and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) Granted hereunder and of the rights and powers herein Granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may reasonably request).

(u) Compliance with Law. The Borrower shall comply in all material respects with all Applicable Law to which it may be subject and the Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(v) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(w) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(x) Tax Treatment. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness for U.S. federal income tax purposes and file any and all tax forms in a manner consistent therewith, unless otherwise required pursuant to a closing agreement with the IRS or a non-appealable judgment of a court of competent jurisdiction (unless there is a change in law with respect to the tax treatment of such Advances).

(y) Maintenance of Records. The Borrower (or the Collateral Manager on its behalf) will maintain records with respect to the Collateral Portfolio and the conduct and operation of its business and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent and each Lender, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(z) Unfunded Reserve Amount. The Borrower will maintain on deposit in the Unfunded Reserve Account an amount in the relevant Eligible Currenc(ies) equal to the Unfunded Reserve Required Amount; provided that, during the Reinvestment Period (but not after), at the option of the Borrower (or the Collateral Manager on the Borrower’s behalf), the Unfunded Reserve Required Amount shall not include the Delayed Draw Equity Amount.

(aa) Compliance with Sanctions. Each of the representations and warranties set out in sub-clauses ~~(i)~~(i) and ~~(ii)~~(ii) (inclusive) of ~~Section 4.01(aa)~~Section 4.01(aa) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this ~~Section 5.01~~Section 5.01.

(bb) Beneficial Ownership Information.

(i) Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to the Borrower.

(ii) The Borrower shall promptly notify the Administrative Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(cc) If the Administrative Agent determines that it is necessary or appropriate to obtain a credit rating on the Advances, the Borrower shall provide (as promptly as possible and in any event no later than 60 days following receipt by Borrower of such reasonable request) at least one credit rating agency designated by the Administrative Agent with all information and documents reasonably requested by such rating agency (to the extent such information or documents are in the possession of or reasonably available to the Borrower) and otherwise cooperate with such rating agency’s review of the Transaction Documents and transactions contemplated hereby. If, (i) in the mutual, good faith agreement of the Borrower and the Administrative Agent, obtaining such credit rating would reasonably be for the benefit of the Borrower or (ii) the credit rating is requested by the Borrower, then the Borrower shall bear the reasonable, out-of-pocket costs and expenses of obtaining and maintaining such credit rating. Otherwise, the Administrative Agent shall bear the cost of obtaining and maintaining such credit rating.

Section 5.02. Negative Covenants of the Borrower. From the Closing Date until the Collection Date, the Borrower covenants that:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business, other than the business of making, investing in or purchasing debt and equity investments and the actions required or permitted to be performed under ~~Section 5.01(a)~~Section 5.01(a); (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Collateral Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions and pursuant to ~~Section 5.02(a)(vi)~~Section 5.02(a), may receive securities in connection with any workout, restructuring, insolvency, arrangement or bankruptcy and may form tax blockers; (v) fail to hold itself out to the public and all other Persons as a legal entity separate and distinct from any other Person (and not a department or division); (vi) create, form or otherwise acquire any Subsidiaries or own any equity interest in any other entity (other than (i) Proceeds of any Collateral Asset or otherwise received in connection with a bankruptcy, workout, insolvency, arrangement or restructuring with respect to any such Collateral Asset or (ii) any tax blockers) unless such Subsidiary or entity qualifies as a bankruptcy-remote entity; (vii) release, sell, transfer, convey or assign any Collateral Asset unless in accordance with the Transaction Documents; (viii) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except in the ordinary course of business upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those available to unaffiliated parties in an arm’s-length transaction; (ix) fail to conduct business solely in its own name; (x) fail to correct any known misunderstanding regarding its separate identity; (xi) identify itself or any of its Affiliates as a division or department of any other Person; (xii) fail to hold all of its assets solely in its own name; (xiii) commingle its assets with those of any other Person, including its member, directors, managers or officers; (xiv) fail to conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (xv) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; provided, however, that the Borrower may be consolidated with its Affiliates solely for tax and accounting purposes; (xvi) list its assets as assets on the financial statement of any other Person; provided, however, that its assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such entity from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on its own separate balance sheet; (xvii) [reserved]; (xviii) fail to allocate fairly and reasonably shared expenses with

Affiliates (including, without limitation, shared office space); (xix) fail to use separate stationery, invoices and checks bearing its own name; (xx) fail to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets, or fail to maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; and

(xxi) fail to file its own U.S. federal and other material Tax returns separate from those of any other Person, except to the extent that it is treated as an entity disregarded from its owner for U.S. federal income tax purposes and is not required to file Tax returns under Applicable Law, and it has paid and shall pay any material Taxes required to be paid under Applicable Law.

(b) Requirements for Material Actions. The Borrower shall not fail to obtain the consent of the Independent Manager whenever required under the Borrower’s organizational documents.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect Borrower’s title to the Collateral Portfolio, except in connection with any Discretionary Sale, Substitution or other transaction permitted hereunder.

(d) Liens. The Borrower shall not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest Granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(e) Organizational Documents. The Borrower shall not modify or terminate the special purpose entity provisions contained in its limited liability company agreement without the prior written consent of the Administrative Agent.

(f) Merger, Amalgamation, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, division or asset sale (other than asset sales or substitutions pursuant to ~~Section 2.07~~Section 2.07), or liquidate, wind up, divide or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(g) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Eligible Collateral Assets, to make distributions to its Equityholder pursuant to ~~Section 2.04~~Section 2.04 or with the proceeds of an Advance and to pay related expenses (including expenses payable hereunder), in each case in accordance with the terms hereof.

(h) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio (other than Excluded Amounts); it being understood that cash that is properly released pursuant to the terms of this Agreement (including for the purpose of paying Taxes imposed on the Borrower) shall no longer constitute part of the Collateral Portfolio.

(i) Extension or Amendment of Collateral Assets. The Borrower will not, except as otherwise permitted in ~~Section 6.04(a)~~Section 6.04(a) and in accordance with the Collateral Manager Standard, extend, amend or otherwise modify the terms of any Collateral Asset (including the related Underlying Collateral), other than any Collateral Asset having an Adjusted Borrowing Value of zero.

(j) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment other than (i) distributions of amounts received by the Borrower in accordance with ~~Section 2.04~~Section 2.04 (in the case of Interest Proceeds and Principal Proceeds) or in accordance with any other provision of this Agreement or the Transaction Documents which expressly requires or permits such payments to be made to or amounts to be reimbursed to the Equityholder (including paying Permitted RIC Distributions permitted under ~~Section 2.04~~Section 2.04), (ii) amounts distributed in connection with the acquisition of Collateral Assets in accordance with ~~Section 2.07~~Section 2.07 but only if such distribution is made in respect of an Eligible Collateral Asset acquired by the Borrower and such amounts distributed are not needed by the Borrower to settle the acquisition of such Eligible Collateral Asset, and (iii) distributions with the proceeds of Advances, in each case, subject to the satisfaction of the requirements set forth in ~~Section 3.02~~Section 3.02.

(k) ERISA Matters. Except as would not reasonably expected to constitute a Material Adverse Effect, the Borrower will not (a) assuming no Lender is, and no portion of the assets used by any Lender to fund any portion of the Collateral Asset constitutes the assets of, a Benefit Plan Investor, engage in any transaction under this Agreement which would constitute a prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(e)(1)(B) of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, or (b) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan sponsored or maintained by the Borrower or any ERISA Affiliate.

(l) Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in instructions to Obligors or any applicable administrative agent or paying agent regarding payments to be made with respect to the Collateral Portfolio to the Collection Account unless the Administrative Agent has consented to such change.

(m) Change of Jurisdiction, Location, Names or Location of Collateral Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its legal name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule ~~IV~~IV, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this ~~Section 5.02(m)~~Section 5.02(m) after compliance with all terms and conditions of this ~~Section 5.02(m)~~Section 5.02(m) related thereto) unless, at least ten (10) Business Days prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower delivers written notice to the Administrative Agent of such change, and concurrently therewith delivers to the Administrative Agent such financing statements reflecting such name change or use necessary to maintain the perfection of the security interest in the Collateral Portfolio of the Borrower, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith. The Borrower will not change the location of its chief executive office unless at least ten (10) Business Days prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Collateral Manager moving, the Collateral Asset Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing.

(n) [Reserved].

(o) No Claims Against Advances. Unless otherwise permitted under Applicable Law, the Borrower shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, in each case by reason of the payment of any Taxes levied or assessed upon any part of the Collateral Portfolio.

(p) Non-Petition. The Borrower shall not be party to any agreement under which it has any material obligation or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for the Underlying Instruments for the Collateral Assets in the Collateral Portfolio and any other agreements related to the purchase and sale of any Collateral Asset which contain customary (as determined by the Collateral Manager) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager) loan trading documentation, customary service contracts and engagement letters entered into in connection with the Collateral Assets and any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “nonpetition” or “limited recourse” provisions.

Section 5.03. Affirmative Covenants of the Collateral Manager. From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Manager shall comply with all Applicable Law to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party, and the Collateral Manager shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence and all licenses material to its business.

(b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its statutory trust (or, after the Equityholder Conversion, corporate) existence, rights, franchises and privileges in the jurisdiction of its formation, and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Keeping of Records and Books of Account.

(i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio.

(ii) Subject to the provisos of ~~Section 5.03(i)~~Section 5.03(i), the Collateral Manager shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Collateral Manager during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Collateral Manager’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided, that not more than one such inspection shall be permitted during any calendar year unless an Unmatured Event of Default or Event of Default shall have occurred and be continuing, in which case, there shall be no limit on the number of inspections permitted under this clause ~~(ii)~~(ii). The Collateral Manager shall make appropriate personnel available to the Administrative Agent to discuss matters relating to the Collateral Portfolio as the Administrative Agent may reasonably request, including in respect of Collateral Assets that have been subject to an Asset Value Adjustment Event.

(iii) The Collateral Manager will, on or prior to the date hereof, mark its books and records in a manner that accurately ensures all assets which constitute Collateral Portfolio are clearly marked as being held in the Borrower’s name.

(d) Collateral Asset Register. The Collateral Manager shall maintain, or cause to be maintained, with respect to each Noteless Loan a register (which may be in physical or electronic form and readily identifiable as the collateral asset register) (each, a “Collateral Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan.

(e) Taxable Mortgage Pool Matters. The Collateral Manager will manage the Collateral Portfolio and advise the Borrower with respect to the purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the of the Collateral Assets owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulation Section 301.7701(i)-1 of the Code.

(f) Compliance with Legal Opinions. The Collateral Manager shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Collateral Manager relating to the issues of substantive consolidation and of opinions delivered hereunder, if any, with respect to the issues of true sale of the Collateral Portfolio.

(g) Instructions to Agents and Obligors.

(i) The Collateral Manager shall direct any agent or administrative agent for any Collateral Asset to remit all payments and collections with respect to such Collateral Asset, and, if applicable, to direct the Obligor with respect to such Collateral Asset to remit all such payments and collections with respect to such Collateral Asset directly to the Collection Account.

(ii) The Borrower and the Collateral Manager shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Collateral Assets shall be deposited into the applicable Controlled Account.

(h) Capacity as Collateral Manager. The Collateral Manager will ensure that, at all times when it is dealing with or in connection with the Collateral Assets in its capacity as Collateral Manager, it holds itself out as Collateral Manager, and not in any other capacity.

(i) Audits. Prior to the Closing Date and thereafter at the discretion of the Administrative Agent, the Collateral Manager shall allow the Administrative Agent and any accompanying Lender and their respective agents or representatives (during normal office hours and upon advance notice) to conduct an audit of the Collateral Manager’s collection and administration of the Collateral Portfolio in order to assess compliance by the Collateral Manager with the Collateral Manager Standard and the Transaction Documents, at the Borrower’s expense; provided that the Administrative Agent or its respective agents or representatives shall only conduct one such audit at the Borrower’s expense per calendar year, concurrently with the preparation of the report referenced in ~~Section 6.10~~Section 6.10, unless an Event of Default has occurred and is continuing provided, further, that the aggregate cost paid by the Borrower in respect of audits conducted pursuant to this ~~Section 5.03(i)~~Section 5.03(i) (other than audits conducted during the occurrence of an Event of Default) shall not exceed $50,000 in any calendar year.

(j) Notice of Breaches of Representations and Warranties under this Agreement. Promptly after receiving knowledge or notice of the same, the Collateral Manager shall notify the Administrative Agent and the Lenders if any representation or warranty set forth in ~~Section 4.03~~Section 4.03 was materially incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Collateral Manager shall notify the Administrative Agent and the Lenders in the manner set forth in the preceding sentence before any Addition Cut-Off Date of any facts or circumstances within the knowledge of the Collateral Manager which would render any of the said representations and warranties materially untrue at the date when such representations and warranties were made or deemed to have been made.

(k) Insurance Policies. The Collateral Manager has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Collateral Assets (to the extent the Collateral Manager or an Affiliate of the Collateral Manager is the agent, collateral manager or servicer under the applicable Underlying Instrument) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties.

(l)  ~~(i)~~ Compliance with Sanctions. Each of the representations and warranties set out in sub-clauses ~~(i)~~(i) through ~~(ii)~~(ii) (inclusive) of ~~Section 4.02(k)~~Section 4.03(k) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this

~~Section 5.02~~Section 5.02.

Section 5.04. Negative Covenants of the Collateral Manager. From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Collateral Manager is the surviving entity and unless:

(i) the Collateral Manager has delivered to the Administrative Agent and each Lender an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this ~~Section  5.04~~Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(ii) the Collateral Manager shall have delivered prompt notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender; and

(iii) after giving effect thereto, no Unmatured Event of Default, Event of Default or Collateral Manager Termination Event or event that with notice or lapse of time would constitute a Collateral Manager Termination Event shall have occurred and be continuing or result therefrom.

(b) Change of Name or Location of Collateral Asset Files. The Collateral Manager shall not move, or consent to the Collateral Custodian moving, the Required Loan Documents and Collateral Asset Files from the location thereof on the initial Advance Date, unless the Administrative Agent shall consent of such move in writing.

(c) Actions on Behalf of Borrower. The Collateral Manager shall not on behalf of the Borrower take any action that would cause the Borrower to be in breach of its covenants under ~~Section 5.02~~Section 5.02 in any material respect.

Section 5.05. Affirmative Covenants of the Collateral Agent. From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Agent will comply with all Applicable Law to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

Section 5.07. Affirmative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Custodian will comply with all Applicable Law to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Required Loan Documents. Subject to ~~Article XI~~Article XI, the Required Loan Documents (other than documents delivered electronically) shall remain at all times in the possession of the Collateral Custodian at The Depository Trust Company, 570 Washington Blvd – 5th Floor, Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08. Negative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date:

(a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

(b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI.~~ARTICLE VI.~~

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS

Section 6.01. Appointment and Designation of the Collateral Manager.

(a) Initial Collateral Manager. The Borrower hereby appoints KKR Enhanced US Direct Lending Fund-L Inc., pursuant to the terms and conditions of this Agreement, as Collateral Manager, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. KKR Enhanced US Direct Lending

Fund-L Inc. hereby accepts such appointment and agrees to perform the duties and responsibilities of the Collateral Manager pursuant to the terms hereof. The Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

(b) Collateral Manager Termination Notice. On and after the receipt by the Collateral Manager of a Collateral Manager Termination Notice pursuant to ~~Section 6.12~~Section 6.12, the Collateral Manager shall continue to perform all servicing functions under this Agreement until the date specified in the Collateral Manager Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Collateral Manager Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Collateral Manager and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to ~~Section 2.04~~Section 2.04, the Collateral Management Fees therefor until such date. After such date, the Collateral Manager agrees that it will terminate its activities as Collateral Manager hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Collateral Manager, and the successor Collateral Manager shall assume each and all of the Collateral Manager’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Collateral Manager shall use its best efforts to assist the successor Collateral Manager in assuming such obligations.

(c) Appointment of Replacement Collateral Manager. At any time following the delivery of a Collateral Manager Termination Notice, but subject to ~~Section 7.02(j)~~Section 7.02(j), in connection with its declaration that the Final Maturity Date has occurred and an exercise of creditors’ remedies under ~~Article VII~~Article VII, the Administrative Agent may appoint a new Collateral Manager (such new Collateral Manager a “Replacement Collateral Manager”), which appointment shall take effect upon the Replacement Collateral Manager accepting such appointment by expressly assuming the powers, rights and obligations of the Collateral Manager hereunder in writing.

(d) Liabilities and Obligations of Replacement Collateral Manager. Upon its appointment, the Replacement Collateral Manager shall be the successor in all respects to the Collateral Manager with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Collateral Manager by the terms and provisions hereof, and all references in this Agreement to the Collateral Manager shall be deemed to refer to the Replacement Collateral Manager; provided that the Replacement Collateral Manager shall have (i) no liability with respect to any action performed by the terminated Collateral Manager prior to the date that the Replacement Collateral Manager becomes the successor to the Collateral Manager or any claim of a third party based on any alleged action or inaction of the terminated Collateral Manager, (ii) no obligation to pay any Taxes required to be paid by the Collateral Manager (provided that the Replacement Collateral Manager shall pay any income Taxes for which it is liable), (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (iv) no liability or obligation with respect to any Collateral Manager indemnification obligations of any prior Collateral Manager, including the original Collateral Manager and (v) for the avoidance of doubt, the Replacement Collateral Manager shall not have the power to cause the Borrower to purchase additional Collateral Assets. The indemnification obligations of the Replacement Collateral Manager upon becoming a

Replacement Collateral Manager, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Collateral Manager shall have no liability relating to the representations and warranties of the Collateral Manager contained in ~~Section 4.03~~Section 4.03.

(e) Authority and Power. All authority and power granted to the Collateral Manager under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Collateral Manager, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Collateral Manager agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Collateral Manager to conduct servicing of the Collateral Portfolio.

(f) Subcontracts. The Collateral Manager may, so long as the relevant Person is an Affiliate of the Collateral Manager or with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Collateral Manager shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Collateral Manager shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof without regard to any subcontracting arrangement, (iii) the consent of the Administrative Agent will not be required for the subcontracting of non-material administrative duties, and (iv) any such subcontract shall be terminable upon the occurrence of a Collateral Manager Termination Event.

(g) Waiver. The Borrower acknowledges that on the terms and conditions set forth in the Transaction Documents, the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Collateral Manager, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Collateral Manager (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02. Activities of the Collateral Manager.

(a) The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with all material provisions of Applicable Law and the Collateral Manager Standard. Prior to the delivery of a Collateral Manager Removal Notice, but subject to the terms of this Agreement (including Sections ~~6.04~~6.04 and ~~7.01~~7.01 ), the Collateral Manager has the sole and exclusive authority to make any and all decisions with respect to the Collateral Assets and take or refrain from taking any and all actions with respect to the Collateral Assets. Without limiting the foregoing, the Collateral Manager’s powers and authorities shall include the following:

to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.03. Authorization of the Collateral Manager.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Collateral Manager (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the Pledge of the Collateral Portfolio by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with all material provisions of Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Collateral Manager (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its servicing and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Collateral Manager be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or collection procedure or other routine enforcement of the obligations of any Obligor owing to the Borrower) without the Administrative Agent’s and each Lender’s consent.

(b) After the declaration of the Final Maturity Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

Section 6.04. Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral Portfolio.

(i) The Collateral Manager will use its best efforts and judgment to collect or cause to be collected, all payments called for under the terms and provisions of the Collateral Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Collateral Manager Standard.

(ii) In the performance of its obligations hereunder, the Borrower (or the Collateral Manager on its behalf), but subject to ~~Section 7.02(j)~~Section 7.02(j), may enter into any amendment or waiver of or supplement to any Underlying Instrument, all in accordance with the Collateral Manager Standard; provided that the prior written consent or direction of the Required Lenders shall be required if an Event of Default has occurred and is continuing or would result therefrom.

(b) [Reserved].

(c) Taxes and Other Amounts. The Collateral Manager will use commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Collateral Asset to the extent required to be paid to the Borrower for such application under the applicable Underlying Instrument and remit or cause to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments, except with respect to Taxes which are being properly contested and for which adequate reserves have been established in accordance with GAAP.

(d) Establishment of the Collection Account. The Collateral Manager shall cause to be established, on or before the Closing Date, with the Account Bank, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, a segregated corporate trust account entitled “Collection Account for KKR Enhanced US EvDL Funding LLC, subject to the lien of The Bank of New York Mellon Trust Company, National Association, as Collateral Agent for the benefit of the Secured Parties”, for each Eligible Currency and the Collateral Manager shall further cause to be maintained subaccounts linked to and constituting part of the Collection Account for the purpose of segregating Principal Collections and Interest Collections, respectively, in the relevant Eligible Currency over which the Collateral Agent, for the benefit of the Secured Parties, shall have control and from which none of the Collateral Manager, the Equityholder, the Transferor nor the Borrower shall have any right of withdrawal except in accordance with ~~Section 2.04~~Section 2.04.

(e) Establishment of the Unfunded Reserve Account. The Collateral Manager shall cause to be established, on or before the Closing Date, with the Account Bank, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, a segregated corporate trust account entitled “Unfunded Reserve Account for KKR Enhanced US EvDL Funding LLC, subject to the lien of The Bank of New York Mellon Trust Company, National Association, as Collateral Agent for the Secured Parties” for each Eligible Currency. Funds on deposit in the Unfunded Reserve Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Collateral Asset or Revolving Collateral Asset. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Collateral except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(h) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Collateral Asset in the nature of a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any instrument delivered to it evidencing any Collateral Asset granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(i) Adjustments. If (i) the Collateral Manager makes a deposit into the Collection Account in respect of an Interest Collection or Principal Collection of a Collateral Asset and such Interest Collection or Principal Collection was received by the Collateral Manager in the form of a check that is not honored for any reason or (ii) the Collateral Manager makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Collateral Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(j) Establishment of the Custodial Account. The Collateral Manager shall cause to be established, on or before the Closing Date, with the Account Bank, and maintained in the name the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, a segregated corporate trust account entitled “Custodial Account for KKR Enhanced US EvDL Funding LLC, subject to the lien of The Bank of New York Mellon Trust Company, National Association, as Collateral Agent for the benefit of the Secured Parties” to which any Collateral Portfolio shall be credited.

Section 6.05. Realization Upon Collateral Assets. The Collateral Manager may, in its discretion and consistent with the Collateral Manager Standard and the applicable Underlying Instrument, foreclose upon, realize upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a defaulted Collateral Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. The Collateral Manager will comply with the Collateral Manager Standard and all material provisions of Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including reasonable efforts consistent with the Collateral Manager Standard to enforce all obligations of Obligors foreclosing upon, realizing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Collateral Manager may cause the sale of any such Underlying Collateral to the Collateral Manager or its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Administrative Agent setting forth the Collateral Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is the fair value of such Underlying Collateral. The Collateral Manager will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a defaulted Collateral Asset.

Section 6.06. Collateral Manager Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Collateral Manager shall be entitled to be paid the Collateral Management Fee in accordance with the terms hereof.

Section 6.07. Payment of Certain Expenses by Collateral Manager. The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower; provided that the Collateral Manager will be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Collateral Manager on behalf of the Borrower, any Taxes incurred in the performance of its duties as Collateral Manager hereunder (but not in respect of any Taxes payable by the Collateral Manager on its compensation) and reasonable documented attorney’s fees), subject to the availability of funds pursuant to ~~Section 2.04~~Section 2.04. The Collateral Manager will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts.

Section 6.08. Reports to the Administrative Agent; Account Statements; Servicing Information.

(a) Notice of Reduction. On (i) each reduction of Advances outstanding pursuant to ~~Section 2.16(a)~~Section 2.16(a), (ii) any termination of this Agreement and (iii) any reduction in part of the Facility Amount pursuant to ~~Section 2.16(b)~~Section 2.16(b), the Borrower (or the Collateral Manager on its behalf) will provide a Notice of Reduction and a Borrowing Base Certificate, updated to no sooner than the Business Day preceding such date (provided that any information in the Collateral Asset Tape referenced in such Borrowing Base Certificate will be as of the Collateral Asset Tape Cut-off Date), to the Administrative Agent (with a copy to the Collateral Agent).

(b) Collateral Manager Report. On the 12th day of each calendar month commencing in May 2024 (each, a “Monthly Reporting Date”), the Collateral Manager will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a statement including (i) a Borrowing Base Certificate calculated as of the immediately prior Determination Date, (ii) an updated Collateral Asset Tape having a Collateral Asset Tape Cut-off Date calculated as of the immediately prior Determination Date, (iii) solely on each such Monthly Reporting Date preceding a Payment Date, amounts to be remitted pursuant to ~~Section 2.04~~Section  2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) for the coming Payment Date, (iv) the status of the Collateral Portfolio with respect to the Concentration Limitations, (v) any other information the Collateral Manager may deem relevant with respect to any Collateral Asset and (vi) solely on each Quarterly Reporting Date, a calculation of the Unencumbered Liquidity of the Equityholder as of the end of the most recently ended fiscal quarter (such statement, a “Collateral Manager Report”). Each Collateral Manager Report shall be signed by a Responsible Officer of the Collateral Manager and the Borrower and shall be in a form to be mutually agreed by the Borrower and the Administrative Agent.

(c) [Reserved].

(d) Collateral Manager Advance Date Report. In connection with each Advance Date, the Collateral Manager will within the time set forth in ~~Section 2.01~~ Section 2.01 provide to the Borrower, the Administrative Agent and the Collateral Agent the following: (i) a Notice of Borrowing, (ii) a Collateral Asset Tape updated to give pro forma effect to any Addition to be effected with the proceeds of the relevant Advance (unless the proceeds of the Advance will be held in cash in the Principal Collection Account pending a separate Purchase); and (iii) a Borrowing Base Certificate calculated as of the requested Advance Date (and based on the Collateral Asset Tape in clause (ii) or application of proceeds of the Advance to the Principal Collection Account pending a separate Purchase) (such notice, collectively, a “Collateral Manager Advance Date Report”). Each Collateral Manager Advance Date Report shall be signed by a Responsible Officer of the Collateral Manager and the Borrower and shall be substantially in a form to be mutually agreed by the Borrower and the Administrative Agent.

(e) Collateral Manager’s Certificate. Together with each Collateral Manager Report and Collateral Manager Advance Date Report, the Collateral Manager will provide to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of ~~Exhibit K~~EXHIBIT K (a “Collateral Manager’s Certificate”), signed by a Responsible Officer of the Collateral Manager, which shall include a certification by such Responsible Officer that, to the knowledge of such Responsible Officer, no Event of Default has occurred and is continuing (except as specified therein) and no Unmatured Event of Default exists and is continuing.

(f) [Reserved].

(g) Financial Statements. The Collateral Manager will provide to the Administrative Agent, each Lender and the Collateral Agent, (i) within 60 days (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority) after the end of the first three fiscal quarters of each fiscal year (or 90 days for the fiscal quarter ending September 30, 2024), commencing with the fiscal quarter ending September 30, 2024, consolidated unaudited financial statements of the Equityholder for the most recent fiscal quarter, certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and a condensed schedule of investments of the Equityholder; and (ii) within 120 days (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority) after the end of each fiscal year, commencing with the fiscal year ended December 31, 2024, consolidated audited financial statements of the Equityholder, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year, prepared in accordance with GAAP, reported on by such independent public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated Subsidiaries on a consolidated basis; provided, that the financial statements which are made available via EDGAR, or any successor system of the SEC, in the Equityholder’s quarterly report on Form 10-Q or annual report on Form 10-K, shall be deemed delivered to the Administrative Agent, each Lender and the Collateral Agent on the date such documents are made so available and shall be deemed to satisfy the requirements of this clause ~~(g)~~(g); provided, further, that the Collateral Manager agrees to take reasonable efforts to deliver electronic copies thereof to the Administrative Agent promptly after the applicable filings (but the failure to so deliver shall not cause a ~~Default~~default or Event of Default hereunder).

(h) Obligor Financial Statements; Budget; Valuation Reports. The Collateral Manager will provide to the Administrative Agent, with respect to each Obligor, (i) to the extent reasonably available to the Borrower and/or the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, the complete financial reporting package with respect to such Obligor and with respect to each Collateral Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates, and related covenant calculations with respect to such Obligor and with respect to each Collateral Asset for such Obligor) provided to the Borrower and/or the Collateral Manager quarterly by such Obligor, which delivery shall be made promptly after the Collateral Manager’s or the Borrower’s receipt thereof, (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Collateral Manager by such Obligor, which delivery shall be made promptly after receipt by the Borrower and/or the Collateral Manager and (iii) promptly upon request therefor by the Administrative Agent, a third party valuation report with respect to each Collateral Asset for such Obligor for which such report is being used to determine the “Asset Value” of such Collateral Asset in accordance with the terms of that definition.

(i) Amendments to Collateral Assets. The Collateral Manager will provide to the Administrative Agent, the Collateral Custodian and, upon request, any Lender, a copy of any amendment, restatement, supplement, waiver or other modification to the Underlying Instrument of any Collateral Asset (along with any internal underwriting and credit memos prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) that would constitute a Material Modification (and, upon the request of the Administrative Agent, any other amendment, restatement, supplement, waiver or other modification to the Underlying Instrument of any Collateral Asset to the extent in the Borrower’s possession) promptly upon the effectiveness of such amendment, restatement, supplement, waiver or other modification or promptly after such request, as applicable.

(j) Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be provided to any Secured Party pursuant to this ~~Article VI~~Article IV may be posted on a secured website (including IntraLinks or similar services or the Collateral Manager’s proprietary restricted-access server) or delivered through e-mail, facsimile or another delivery method acceptable to the Administrative Agent.

Section 6.09. Annual Statement as to Compliance.

The Collateral Manager will provide to the Administrative Agent, each Lender and the Collateral Agent within 180 days of the Closing Date and thereafter within 180 days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2024, a report signed by a Responsible Officer of the Collateral Manager (in his or her capacity as a Responsible Officer and not in his or her personal capacity) certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year, except as may be set forth in such report, and no Collateral Manager Termination Event has occurred and is continuing.

Section 6.10. Annual Independent Public Accountant’s Collateral Manager Reports.

The Collateral Manager will cause a firm of nationally recognized independent public accountants or consultants specializing in securitization transactions (who may also render other services to the Collateral Manager) in each case reasonably acceptable to the Administrative Agent, to furnish to the Administrative Agent, each Lender and the Collateral Agent within (i) 180 days of the Closing Date, a report relating to one Collateral Manager Report and one Collateral Manager’s Certificate (in each case, as agreed by the Collateral Manager and the Administrative Agent) and (ii) 180 days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2024, a report relating to a selection of Collateral Manager Reports and Collateral Manager’s Certificates (in each case, as agreed by the Collateral Manager and the Administrative Agent), to the effect that such firm has applied certain agreed-upon procedures and/or performed certain consulting services approved by the Administrative Agent (as such agreed-upon procedures and/or consulting services may be updated from time to time in response to requests of the Administrative Agent) with respect to such reports from the related period and, with respect to the Collateral Manager’s performance hereunder, to assist the Administrative Agent in determining that the Collateral Manager Reports and Collateral Manager’s Certificates delivered during the period covered by such report for the related period were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report (including, with respect to any such exceptions, an explanation of how each such exception arose and reflecting the input/explanation of the Collateral Manager thereto).

In the event such independent public accountants require the Collateral Custodian to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this ~~Section 6.10~~Section 6.10, the Collateral Manager hereby directs the Collateral Custodian in writing to so agree; it being understood and agreed that the Collateral Custodian will deliver such letter of agreement in conclusive reliance upon the direction of the Collateral Manager, and the Collateral Custodian has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 6.11. The Collateral Manager Not to Resign. The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager in accordance with ~~Section  6.02~~Section 6.02.

Section 6.12. Collateral Manager Termination Events. Each of the following events shall constitute a “Collateral Manager Termination Event” hereunder:

(a) any failure by the Collateral Manager to make any payment, transfer or deposit into any Controlled Account as required by the Transaction Documents within four (4) Business Days after the date that such payment, transfer or deposit is required to be made; or

(b) any failure by the Collateral Manager to deliver any report, notice, certificate or financial statement required to be delivered by it under ~~Section  6.08~~Section 6.08, ~~6.09~~6.09 or ~~6.10~~6.10 on or before the date that is the later of (i) five (5) Business Days after the date that such report, notice, certificate or financial statement is required to be delivered or (ii) the earlier of (A) ten (10) Business Days after the date that such report, notice, certificate or financial statement is required to be delivered or (B) 3 Business Days after notice from the Administrative Agent that such failure has occurred, which notice, for the avoidance of doubt, may be delivered within the five (5) Business Day period set forth in clause (i) above; or

(c) except as otherwise provided in this definition, a default in any material respect (or, if qualified as to materiality or Material Adverse Effect, in all respects) in the performance, or breach in any respect, of any covenant or agreement of the Collateral Manager under any Transaction Document to which it is a party, or the failure of any representation or warranty of the Collateral Manager made in any Transaction Document to be correct, in each case, in all material respects (or, if qualified as to materiality or Material Adverse Effect, in all respects) when the same shall have been made, and the continuation of such default, breach or failure for a period of ten (10) Business Days; or

(d) any Bankruptcy Event with respect to the Collateral Manager; or

(e) Kohlberg Kravis Roberts & Co. L.P. ceases to Control the Collateral Manager; or

(f) an Event of Default occurs; or

(g) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $1,000,000 (or, if the Collateral Manager is the Equityholder, $10,000,000), individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such indebtedness, whether or not waived; or

(h) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $1,000,000 (or, if the Collateral Manager is the Equityholder, $10,000,000) against the Collateral Manager, and the Collateral Manager shall not have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within thirty (30) Business Days from the date of entry thereof; then notwithstanding anything to the contrary herein, but subject to ~~Section  7.02(j)~~Section 7.02(j), the Administrative Agent, by written notice to the Collateral Manager (with a copy to the Collateral Agent) (a “Collateral Manager Termination Notice”), may terminate all of the rights, obligations, power and authority of the Collateral Manager under this Agreement and appoint a Replacement Collateral Manager pursuant to ~~Section 6.01(c)~~Section 6.01(c).

ARTICLE VII.~~ARTICLE VII.~~

EVENTS OF DEFAULT

Section 7.01. Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) failure of the Borrower to pay Yield, the Unused Fee or any other amount required under the Transaction Documents on the applicable Payment Date or when otherwise due and such failure is not cured within four (4) Business Days after the Borrower receives written notice of such failure from the Administrative Agent; or

(b) failure of the Borrower (i) to pay, on the Final Maturity Date, all outstanding Obligations or (ii) to make any mandatory prepayment of the Advances set forth in ~~Section  2.16(c)~~Section 2.16(c); or

(c) the Borrower or the Collateral Portfolio becomes, or becomes subject to regulation as, an “investment company” under the 1940 Act; or

(d) any of:

(i) a default in any material respect in the performance, or breach in any material respect, of any covenant or agreement under Sections ~~5.01(b)~~5.01(b), 5.01(d), ~~5.01(d)~~5.01(h) , ~~5.01(h)~~5.01(l) , ~~5.01(l)~~5.01(n) , ~~5.01(n)~~5.01(s) , ~~5.01(s)~~5.02(a) , ~~5.02(a)~~5.02(g) , ~~5.02(g)~~5.02(k) , ~~5.02(k)~~5.02(m) , ~~5.02(m), 5.03(b)~~5.03(b)(i), ~~5.03(e)~~5.03(e), ~~5.03(f)~~5.03(f) or ~~5.03(j)~~5.03(j) ;

(ii) a default in any respect in the performance, or breach in any respect, of any covenant or agreement of Sections ~~5.01(c)(i)~~5.01(c), 5.01(e), ~~5.01(e)~~5.01(j)(i) , ~~5.01(j)(i)~~5.01(o) , ~~5.01(o)~~5.01(p) , ~~5.01(p)~~5.02(b) , ~~5.02(b)~~5.02(c) , ~~5.02(c)~~5.02(d) , ~~5.02(d)~~5.02(e) , ~~5.02(e)~~5.02(f) , ~~5.02(f)~~5.02(g) , ~~5.02(g)~~5.02(j) , ~~5.02(j)~~5.02(l) , ~~5.02(l)~~5.02(o) , ~~5.02(o)~~5.02(p) , ~~5.02(p)~~5.03(g)(i) , ~~5.03(g)(i), 5.04(a)~~5.04(a), or ~~5.04(b)~~5.04(b);

(iii) a default in any respect in the performance, or breach in any respect, of any covenant or agreement of ~~Section  5.01(j)(ii)~~Section 5.01(j)(ii) or ~~5.01(z)~~5.01(z) not cured within 5 Business Days; or

(iv) a default in any respect in the performance, or breach in any respect, of any covenant or agreement of ~~Section 5.03(g)(ii)~~Section 5.03(g)(ii) not cured within 10 Business Days; or

(e) except as otherwise provided in this definition, a default in any material respect (or, if qualified as to materiality or Material Adverse Effect, in any respect) in the performance, or breach in any respect, of any covenant or agreement of the Borrower, the Equityholder or the Transferor under the Transaction Documents to which it is a party, or the failure of any representation or warranty of the Borrower, the Equityholder or the Transferor made in any Transaction Document to be correct, in each case, in all material respects (or, if qualified as to materiality or Material Adverse Effect, in all respects) when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days (if capable of being cured); or

(f) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (i) $500,000 against the Borrower or (ii) $10,000,000 against the Equityholder or the Transferor (in each case exclusive of judgment amounts fully covered by insurance or by enforceable indemnity), and the Borrower, the Equityholder or the Transferor, as applicable, shall not have either (x) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (y) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within thirty (30) days from the date of entry thereof; or

(g) the occurrence of a Bankruptcy Event with respect to the Borrower, the Equityholder or the Transferor; or

(h) (i) failure of the Borrower, the Equityholder or the Transferor to make any payment when due (after giving effect to any related notice period or requirement or grace period) under one or more agreements for borrowed money to which it is a party and the Indebtedness thereunder is in an amount in excess of $500,000 (in the case of the Borrower) or $10,000,000 (in the case of the Equityholder or the Transferor), individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of, or permits the acceleration of, such Indebtedness, whether or not waived, or (ii) the Borrower shall have made payments of amounts in excess of $500,000 in settlement of any litigation, claim or dispute (exclusive of settlement amounts fully covered by insurance); or

(i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within five (5) Business Days; or

(j) (i) the Equityholder shall no longer be the sole direct equityholder of the Borrower or (ii) Kohlberg Kravis Roberts & Co. L.P. or an Affiliate thereof ceases to, directly or indirectly, manage the Equityholder; or

(k) Collateral Manager Termination Event occurs; or

(l) (i) failure of the Borrower to maintain at least one Independent Manager (it being understood that the Borrower shall not be in violation of the requirement to have at least one Independent Manager after the earlier of an Independent Manager resigning or becoming deceased so long as a new Independent Manager is appointed within 30 days after a responsible officer of the Borrower has actual knowledge or receives written notice thereof), (ii) the removal of any Independent Manager of the Borrower in a manner not permitted under the organizational documents of the Borrower, (iii) an Independent Manager of the Borrower which is not provided by a nationally recognized service to be agreed or such other service reasonably acceptable to the Required Lenders shall be appointed without the consent of the Required Lenders or (iv) the Borrower shall otherwise fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in the Transaction Documents and the Borrower’s limited liability company agreement, such that reputable counsel of national standing could no longer render a substantive nonconsolidation opinion with respect thereto; or

(m) the Borrower and the Collateral Manager fail to deliver any Collateral Manager Report or Borrowing Base Certificate when due and such failure shall continue for five (5) Business Days, or

(n) failure to remedy a Borrowing Base Deficiency within the applicable cure period specified in ~~Section 2.06~~Section 2.06; or

(o) the Equityholder shall fail to maintain Unencumbered Liquidity as of the last day of any fiscal quarter of the Equityholder in an amount at least equal to ~~7.5~~12.5% of the Facility Amount in effect at such time; or

(p) the Borrower, the Equityholder, the Transferor or the Collateral Manager shall assign any of its rights or obligations under any Transaction Document to any Person without first obtaining the specific written consent of the Administrative Agent and all Lenders, which consent may be withheld in its sole and absolute discretion; or

(q) (i) any provision of any Transaction Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Borrower or the Collateral Manager, as applicable, (ii) the Borrower, the Equityholder, the Transferor, any Governmental Authority or the Collateral Manager shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien purported to be created thereunder, or (iii) any Lien securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest of the Collateral Agent, except as otherwise expressly permitted in accordance with the applicable Transaction Document; or

(r)  the Borrower fails to fund any installment or advance required to be made by the Borrower to the Obligor pursuant to the related Underlying Instrument for any Delayed Draw Collateral Asset or Revolving Collateral Asset (other than any such failure to fund as a result of a good faith determination by the Borrower that the applicable conditions precedent to funding have not been satisfied), and such failure is not cured within five (5) Business Days after the date on which the Borrower has actual knowledge thereof.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Required Lenders may, by notice to the Borrower, declare the Final Maturity Date to have occurred; provided that in the case of any event described in ~~Section 7.01(g)~~ Section 7.01(g) above, the Final Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Collateral Assets and the Commitments shall be terminated, (ii) the Administrative Agent or the Required Lenders may declare the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower), and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in ~~Section 2.04(b)~~Section 2.04(b) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with ~~Section 2.04~~Section 2.04). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Collateral Manager hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof including, without limitation, the Collateral Manager), if an Event of Default has occurred and is continuing shall, at its option, have the sole right to enforce the Borrower’s rights and remedies with respect to the Collateral Portfolio, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower with respect to the Collateral Portfolio. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’(or such longer period as may be required by Applicable Law) notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. If any Event of Default shall have occurred, the Yield Rate shall be increased pursuant to the increase set forth in the definition of “Yield”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence and during the continuance of such Event of Default.

Upon the occurrence and during the continuance of an Event of Default the Administrative Agent may, or shall upon the direction of the Required Lenders (but subject to ~~Section  7.02(b)~~Section 7.02(b)), following written notice by the Administrative Agent to the Collateral Manager, exercise (or direct the Collateral Agent, as applicable, to exercise) any of the foregoing rights, including: (u) the exercise of the Collateral Manager’s rights and obligations under the Transaction Documents (including the right to direct the Collateral Manager to exercise such rights), including its unilateral power to (A) consent to modifications to Collateral Assets, (B) take any discretionary action with respect to Collateral Assets and (C) direct the acquisition, sales and other dispositions of Collateral Assets; (v) the termination of the Collateral Manager’s rights to exercise any rights or take any action with respect to the Collateral Portfolio; (w) the transfer of the Collateral Manager’s rights and obligations under the Transaction Documents to a successor Collateral Manager; (x) if the Collateral Manager is not terminated or otherwise replaced in accordance with this Agreement, to require the Collateral Manager to obtain the consent of the Administrative Agent before agreeing to any modification of any Collateral Asset, taking any discretionary action with respect to any Collateral Asset or causing the Borrower to sell or otherwise dispose of any Collateral Asset; (y) if the Collateral Manager is not terminated or otherwise replaced in accordance with this Agreement, to require the Collateral Manager to cause the Borrower to sell or otherwise dispose of any Collateral Asset as directed by the Administrative Agent, and (z) with respect to any specific Collateral Asset, to require the Collateral Manager to take such discretionary action with respect to such Collateral Asset as directed by the Administrative Agent.

Section 7.02. Additional Remedies of the Administrative Agent.

(a) If, upon the Administrative Agent’s or the Required Lenders’ declaration that the Obligations are immediately due and payable pursuant to ~~Section 7.01~~ Section 7.01 upon the occurrence and continuance of an Event of Default, then the Collateral Agent (acting as directed by the Administrative Agent) shall have the right, in its own name and as agent for the Secured Parties, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations pursuant to ~~Section  7.02(e)~~Section 7.02(e).

(b) The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent or the Collateral Agent (acting as directed by the Administrative Agent) to liquidate any of the Collateral Portfolio on the date the Administrative Agent or the Required Lenders declare the Obligations to be immediately due and payable pursuant to ~~Section 7.01~~Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day. Notwithstanding anything to the contrary herein, the Administrative Agent shall give the Borrower not less than two (2) Business Days prior notice of any sale of Collateral Assets pursuant to this ~~Section 7.02~~Section 7.02, and if the Equityholder or any of its Affiliates notifies the Administrative Agent not later than 5:00 p.m. on the Business Day following delivery of such notice of sale that it will purchase the Collateral Portfolio for a cash purchase price not less than the amount required (after deducting the reasonable expenses of such sale or liquidation) to discharge in full the Obligations, then the Equityholder or such Affiliate shall have the right to purchase the Collateral Portfolio in whole by paying such cash purchase price into the Collection Account not later than 5:00 p.m. on the second Business Day following delivery of such notice of sale and the Administrative Agent and the Collateral Agent shall not otherwise sell any Collateral Assets pursuant to this ~~Section 7.02~~ Section 7.02 prior to such payment deadline. Any failure by the Equityholder (or an Affiliate thereof) (x) to deliver notice of its election to purchase the Collateral Portfolio or (y) to purchase the Collateral Portfolio, in each case in accordance with the preceding sentence, shall result in the irrevocable forfeiture of such purchase option.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Collateral Manager shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Collateral Manager is required by law or contract to be kept confidential) relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant compliance certificates and any other materials requested by each such bidder.

(d) Each of the Borrower and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests Granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e) Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this ~~Section  7.02~~Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of ~~Section 2.04~~Section 2.04, or as a court of competent jurisdiction may otherwise direct.

(f) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Collateral Manager shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Collateral Manager is required by law or contract to be kept confidential) relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant compliance certificates and any other materials requested by each such bidder.

(g) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(h) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(i) Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document and, (e) to exercise directly the Borrower’s and Collateral Manager’s rights under this Agreement; provided that the foregoing power of attorney shall only be exercisable during the continuance of an Event of Default. Nevertheless, if so reasonably requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent or all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(j) Notwithstanding anything to the contrary herein or in any Transaction Document, in connection with any foreclosure, liquidation or disposition of the Collateral Portfolio, including without limitation, upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default, the Equityholder and/or any of its Affiliates shall have the right to purchase the Collateral Portfolio subject to such liquidation or at a purchase price at least equal to the sum of the then accrued and outstanding Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by delivering written notice to the Administrative Agent (an “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than one (1) Business Day after the date on which the Borrower receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable, and the intent of the Administrative Agent to foreclose, liquidate or dispose of the Collateral Portfolio, and which Exercise Notice shall set forth evidence reasonably satisfactory to the Administrative Agent that the Equityholder or such applicable Affiliates have access to sufficient capital to consummate such purchase in accordance with this clause ~~(j)~~(j). Once an Exercise Notice is delivered to the

Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral Portfolio, at the price referenced above, within ten (10) Business Days. Neither the Collateral Agent, the Administrative Agent nor any Lender shall assert any right or remedy in respect of the Collateral Portfolio, including any right described in ~~Section 7.01~~Section 7.01 or ~~Section 7.02~~Section 7.02, or cause the removal of the Collateral Manager pursuant to ~~Section  6.12~~Section 6.12, or cause the liquidation or disposition of the Collateral Assets to occur, in each case during the time that the Equityholder and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral Portfolio pursuant to this ~~Section 7.02(j)~~Section 7.02(j).

ARTICLE VIII.~~ARTICLE VIII.~~

INDEMNIFICATION

Section 8.01. Indemnities by the Borrower.

(a) Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Citi Arranger, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Citi Arranger, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements of (x) one outside counsel to the Administrative Agent (and any Lender Affiliated with the Administrative Agent) and the Lenders (subject to clause (z) below), (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, or administration of this Agreement, any other Transaction Document, any Underlying Instrument or any transaction contemplated hereby or thereby and regardless of whether or not arising out of a suit, claim or other action brought by the Borrower, the Collateral Manager, the Equityholder, the Transferor or any third party; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (x) have resulted primarily from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of an Indemnified Party as determined in a final, nonappealable judgment by a court of competent jurisdiction or (y) result from a claim, litigation, investigation or proceeding solely between Indemnified Parties and not involving the Borrower, the Collateral Manager or the Transferor (other than against the Administrative Agent, Collateral Agent, Account Bank or Collateral Custodian, in each case acting in such capacity). This ~~Section  8.01(a)~~Section 8.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. It is understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any other Transaction Document, unless the Administrative Agent or such Lenders shall have caused to be provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this ~~Section 8.01~~Section 8.01 or otherwise.

(b) Any amounts subject to the indemnification provisions of this ~~Section 8.01~~ Section 8.01 shall be paid by the Borrower to the applicable Indemnified Party within five (5) Business Days of the Indemnified Party’s written demand therefor. The Indemnified Party making a request for indemnification under this ~~Section 8.01~~Section 8.01 shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this ~~Section  8.01~~Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower or the Collateral Manager, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower or the Collateral Manager, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided, that the Borrower or the Collateral Manager, as the case may be, shall not be required to contribute in respect of any Indemnified Amounts excluded in ~~Section 8.01(a)~~Section 8.01(a).

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this ~~Section  8.01~~Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e) The Borrower shall be required to repurchase or substitute any Warranty Breach Collateral Assets in accordance with ~~Section  2.07(c)~~Section 2.07(c) hereof.

(f) The obligations of the Borrower under this ~~Section  8.01~~Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Manager, the Collateral Agent, the Account Bank or the Collateral Custodian, the termination of this Agreement or the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document.

Section 8.02. Indemnities by Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party arising out of or in connection with any acts or omissions of the Collateral Manager under the Transaction Documents constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the duties of the Collateral Manager thereunder and for its breach of its representations and warranties and covenants under the Transaction Documents; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such Indemnified Amounts are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of such Indemnified Party claiming indemnification hereunder.

(b) Any amounts subject to the indemnification provisions of this ~~Section 8.02~~Section 8.02 shall be paid by the Collateral Manager to the applicable Indemnified Party within two (2) Business Days following receipt by the Collateral Manager of the Indemnified Party’s written demand therefor.

(c) If for any reason the indemnification provided above in this ~~Section 8.02~~Section 8.02 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Collateral Manager shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Collateral Manager on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Assets or the performance or non-performance of any Collateral Assets.

(e) The obligations of the Collateral Manager under this ~~Section 8.02~~Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(f) Any indemnification pursuant to this ~~Section  8.02~~Section 8.02 shall not be payable from the Collateral Portfolio.

(g) If the Collateral Manager has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this ~~Section  8.02~~Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will repay within a reasonable amount of time such amounts collected to the Collateral Manager, without interest.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under ~~Section 8.01~~Section 8.01 and ~~Section 8.02~~Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

Section 8.03. Legal Proceedings. In the event an Indemnified Party becomes exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

(c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, managers, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct, as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct, as determined in a final, nonappealable judgment by a court of competent jurisdiction. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Equityholder, the Transferor or the Collateral Manager or to inspect the property (including the books and records) of the Borrower, the Equityholder, the Transferor or the Collateral Manager; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Borrower or the Collateral Portfolio or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Unmatured Event of Default or Event of Default or Collateral Manager Termination Event; and (vii) shall not have any obligation whatsoever to any Person to assure that any collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders or the Required Lenders, as the case may be; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Collateral Manager Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Collateral Manager Termination Event, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Collateral Manager referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Collateral Manager Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Collateral Manager Termination Event,” as applicable. The Administrative Agent shall (subject to ~~Section  9.01(c)~~Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Collateral Manager Termination Event as may be requested by the Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the

Borrower, the Collateral Manager or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender or Secured Party as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender or Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Collateral Manager or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted or decision made by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this ~~Article IX~~IX. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days written notice thereof to each Lender and the Borrower. Upon any such resignation or removal, the Required Lenders acting jointly, subject (unless an Event of Default has occurred and is continuing) to the approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed), shall appoint a successor Administrative Agent. Each Lender and the Borrower agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any State thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this ~~Article IX~~IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances outstanding, or if there are no Advances outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 9.02. Erroneous Payments.

(a) (i) If the Administrative Agent notifies a Lender, Secured Party or other recipient that the Administrative Agent has determined in its sole discretion that any funds received by such recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such recipient (whether or not known to such recipient) (any such funds whether as a payment, prepayment or repayment of principal, interest, fees or other amounts; a distribution or otherwise; individually and collectively, a “Payment” and any such recipient, an “Unintended Recipient”) and demands the return of such Payment (or a portion thereof), such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Unintended Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

~~(i)~~ (ii) To the extent permitted by applicable law, each Unintended Recipient shall not assert any right or claim to the Payment, and hereby waives, any claim, counterclaim,

defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

~~(ii)~~ (iii) A notice of the Administrative Agent to any Unintended Recipient under this clause ~~(a)~~(a) shall be conclusive, absent manifest error.

(b) If an Unintended Recipient receives a Payment from the Administrative Agent (or any of its Affiliates):

(i) that is in a different amount than, or on a different date from, that specified in a notice of payment or calculation statement sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”),

(ii) that was not preceded or accompanied by a Payment Notice, or

(iii) that such Unintended Recipient otherwise becomes aware was transmitted, or received, in error or mistake (in whole or in part) or such Payment is otherwise inconsistent with such recipient’s or market expectations, in each case, an error shall be presumed to have been made with respect to such Payment absent written confirmation from the Administrative Agent to the contrary. Upon demand from the Administrative Agent, such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

For purposes of this ~~Section 9.02~~Section 9.02, references to recipient or Unintended Recipient shall not include the Bank in any of its capacities, including as the Collateral Agent, Collateral ~~Administrator~~Custodian or Account Bank.

ARTICLE X.~~ARTICLE X.~~

COLLATERAL AGENT

Section 10.01. Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Borrower, the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of ~~Section 10.05~~Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent and the Lenders hereby appoint BNYM, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. BNYM, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in ~~Section  10.02(b)~~Section 10.02(b).

Section 10.02. Duties of Collateral Agent.

(a) Appointment. The Lenders and the Administrative Agent each hereby appoints BNYM to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. On or before the initial Advance Date, and until its removal pursuant to ~~Section 10.05~~Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) the Collateral Agent shall create a collateral database with respect to the Collateral Portfolio (the “Collateral Database”) within five (5) Business Days of the Closing Date, and update the Collateral Database daily for any changes advised by the Collateral Manager, including to reflect the sale or other disposition of the Collateral Portfolio, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower as may be reasonably required by the Collateral Agent;

(ii) the Collateral Agent shall re-calculate (based solely on information provided to the Collateral Agent by the Collateral Manager) the Borrowing Base and amounts to be remitted pursuant to ~~Section 2.04~~Section 2.04 to the applicable parties and notify within one (1) Business Day the Collateral Manager and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Collateral Manager Report (such dispute to be resolved in accordance with ~~Section 2.05~~Section 2.05);

(iii) the Collateral Agent shall calculate (based solely on information provided to the Collateral Agent by the Collateral Manager) the Outstanding Balance of all First Lien Loans, FLLO Loans and all Second Lien Loans, the excess of any Concentration Limitation and all components thereof and the Applicable Margin. The Collateral Agent shall report to the Administrative Agent (A) the results (on a monthly basis) of such calculations from the previous month on the second Business Day of each calendar month and (B) the results (on a quarterly basis) of such calculations from the previous quarter on the second Business Day after the end of each Collection Period;

(iv) the Collateral Agent shall track the receipt and daily allocation of cash to the Collection Account and any withdrawals therefrom and report the balances of the Collection Account to the Administrative Agent no later than 5:00 p.m. on each Business Day as of the close of business on the preceding Business Day; and

(v) the Collateral Agent shall make payments pursuant to the terms of the Collateral Manager Report or as otherwise directed in accordance with ~~Section 2.04~~Section 2.04 or ~~Section 2.05~~Section 2.05.

(c) (i) The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or the Required Lenders deem necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, or releases and terminations thereof in connection with lien releases permitted hereunder, relative to all or any of the Collateral Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this ~~Section  10.02(c)~~Section 10.02(c) shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with ~~Section 5.01(r)~~Section 5.01(r).

~~(i)~~ (ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

~~(ii)~~ (iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Final Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Securities Account Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Securities Account Control Agreement in such capacity.

Section 10.03. Merger or Consolidation.

Any Person into which the Collateral Agent may be merged, amalgamated or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under this Agreement (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under this Agreement) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under this Agreement.

Section 10.04. Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of ~~Section 2.04~~Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease (excluding any unpaid outstanding amounts as of that date) on the earliest to occur of: (i) its removal as Collateral Agent pursuant to ~~Section  10.05~~Section 10.05, (ii) its resignation as Collateral Agent pursuant to ~~Section  10.07~~Section 10.07 or (iii) the termination of this Agreement.

Section 10.05. Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent (i) by 30 days’ notice given in writing to the Collateral Agent, the Lenders (the “Collateral Agent

Termination Notice”) and the Borrower and (ii) so long as an Event of Default has not occurred and is continuing, with the consent of the Borrower; provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed, has agreed to act as Collateral Agent hereunder in full compliance with the requirements of ~~Section  5.05~~Section 5.05, and has received all Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within sixty (60) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 10.06. Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written (including electronic) instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter. Notice or knowledge of any matter by BNYM in its capacity as Collateral Custodian, Administrative Agent or Lender and other publicly available information shall not constitute notice or actual knowledge of the Collateral Agent. The Collateral Agent may rely conclusively on and shall be fully protected in presuming that all funds received are Available Collections unless or until written notice (including, without limitation, Collateral Manager Reports) to the contrary is delivered to the Collateral Agent which notice shall provide details of any such funds that are not Available Collections.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value of any of the Collateral Portfolio. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(m) If the Collateral Agent receives an instruction to effect any foreign exchange transactions, or cannot comply with instructions without effecting foreign exchange transactions, the Collateral Agent is authorized to enter into spot foreign exchange transactions (each, an “FX Transaction”) with the Borrower or the Collateral Manager in connection with the Controlled Accounts and may provide such foreign exchange services to the Borrower or the Collateral Manager itself or through any of its Affiliates. Pursuant to agreements with the Borrower or the Collateral Manager, the Collateral Agent may convert currency itself or through any of its Affiliates and, in those cases, the Collateral Agent or, as the case may be, such Affiliate through which currency is converted acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and may earn revenue, including, without limitation, transaction spreads and sales margin, that it will retain for its own account. Any such earned revenue may be based on, among other things, the difference between the exchange rate assigned to the FX Transaction made under this Agreement and the rate that the Collateral Agent or any of its Affiliates receives when buying or selling foreign currency for its own account. The Collateral Agent or such Affiliate makes no representation that the exchange rate used or obtained for any FX Transaction under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined. The Collateral Agent or its Affiliate, as applicable, may establish rules or limitations concerning any foreign exchange facility made available to the Borrower. Any such FX Transactions will be subject to terms and conditions (the “FX Terms”) separately disclosed. In addition, the Collateral Agent may transmit any FX Transaction to a sub-custodian or depository or as otherwise agreed between the Borrower and the Collateral Agent. In such cases, the relevant FX Transaction may not be processed and priced as described in the applicable FX Terms.

(n) It is hereby acknowledged that the Collateral Agent shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect, monitor or maintain the perfection of any security interest or lien granted by any Person under any Transaction Document.

(o) The permissive right of the Collateral Agent to take any action hereunder shall not be construed as a duty.

(p) The Collateral Agent may act or exercise its duties or powers hereunder through agents or attorneys in fact, and the Collateral Agent shall not be liable or responsible for the actions or omissions of any such agent or attorney in fact appointed with reasonable due care except to the extent determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of the Collateral Agent; provided that, the appointment of any agent or attorneys in fact shall not reduce the Collateral Agent’s obligations under this Agreement and the other Transaction Documents.

(q) If the Collateral Agent has been requested or directed by the Administrative Agent or the Required Lenders to take any discretionary action pursuant to any provision of this Agreement or any other Transaction Document, the Collateral Agent shall not be under any obligation to exercise any of the discretionary rights or powers vested in it by this Agreement or such Transaction Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.

(r) Each of the benefits, rights, protections, reliances, indemnities and immunities offered to the Collateral Custodian in ~~Article XI~~Article XI shall be afforded to the Collateral Agent (except to the extent not applicable to the Collateral Agent in its capacity as such).

Section 10.07. Collateral Agent Resignation.

The Collateral Agent may resign at any time by giving not less than sixty (60) days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents subject (unless an Event of Default has occurred and is continuing) to the approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed), by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Collateral Manager and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.~~ARTICLE XI.~~

COLLATERAL CUSTODIAN

Section 11.01. Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this ~~Section 11.01~~Section 11.01. The Administrative Agent hereby designates and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral

(ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided, further, that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii) All Required Loan Documents (other than those delivered electronically) shall be kept in fire resistant vaults, rooms or cabinets at The Depository Trust Company, 570 Washington Blvd – 5th floor, Jersey City, NJ 07310, Attn: BNY Mellon/Branch Deposit Department, or at such other office as shall be specified to the Administrative Agent and the Collateral Manager by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to Kohlberg, Kravis, Roberts & Co. L.P. and its Affiliates and Subsidiaries; provided, however, the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent and the Borrower.

(iv) On each Quarterly Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Collateral Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Collateral Asset fails to satisfy.

(v) If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Custodian does not receive such instructions within two (2) Business Days after its request therefor or such other timeframe as required under this Agreement or the other Transaction Documents, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period or such other timeframe as required under this Agreement or the other Transaction Documents except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(vi) The Collateral Custodian shall provide such other information with respect to the Collateral Portfolio as may be routinely maintained by the Collateral Custodian or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(vii) The Collateral Custodian shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral Portfolio.

(viii) Nothing herein shall prevent the Collateral Custodian or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(c) (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of ~~Exhibit L~~EXHIBIT L), as applicable, as reasonably requested in order to take any action that the Administrative Agent deems reasonably necessary or desirable in order to perfect, protect or more fully evidence the security interests Granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to ~~Article VII~~Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

~~(i)~~ (ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

~~(ii)~~ (iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by a Responsible Officer the Collateral Custodian. Notice or knowledge of any matter by BNYM in its capacity as Collateral Custodian, Administrative Agent or Lender and other publicly available information shall not constitute notice or actual knowledge of the Collateral Custodian. Delivery of reports, documents and other information to the Collateral Custodian is for informational purposes designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value of any of the Collateral Portfolio. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing or overseeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h) The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(j) The Collateral Custodian shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

(k) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(l) Nothing herein shall obligate the Collateral Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note or any other document contained in the Collateral Asset Files evidencing or governing any Collateral Asset to determine the validity, sufficiency, marketability or enforceability of any Collateral Asset (and shall have no responsibility for the genuineness or completeness thereof) or otherwise (other than for identifying that such instrument, certificate, credit agreement, indenture, loan agreement, promissory note or any other document appears on its face to have been received by the Collateral Custodian).

(m) Each of the benefits, rights, protections, reliances, indemnities and immunities offered to the Collateral Agent in ~~Article X~~Article X shall be afforded to the Collateral Custodian (except to the extent not applicable to the Collateral Custodian in its capacity as such).

Section 11.07. Collateral Custodian Resignation.

Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than sixty (60) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of ~~Exhibit L~~EXHIBIT L; provided that, unless an Event of Default exists, the Borrower shall consent to any successor Collateral Custodian appointed by the Administrative Agent (such consent not to be unreasonably withheld). Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

Section 11.08. Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form of ~~Exhibit L~~EXHIBIT L, to release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Collateral Asset shall be liquidated, in which case, the Collateral Manager shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Collateral Manager to the Collateral Custodian, all in the form of ~~Exhibit L~~EXHIBIT L.

(b) Limitation on Release. The foregoing provision with respect to the release to the Collateral Manager of the Required Loan Documents and documents by the Collateral Custodian upon request by the Collateral Manager shall be operative until revoked by the Administrative Agent; provided that at no time shall the Required Loan Documents with respect to more than ten (10) Collateral Assets be on release pursuant to this ~~Section  11.08~~Section 11.08 without the prior written consent of the Administrative Agent. The Administrative Agent may revoke the Collateral Manager’s authority if an Event of Default has occurred and is continuing. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Collateral Manager shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Collateral Manager may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Collateral Manager pursuant to ~~Section  11.08(a)~~Section 11.08(a).

(c) Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form of ~~Exhibit L~~EXHIBIT L (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Collateral Manager.

(d) Lien Release Dividend. In connection with any Collateral Asset for which a Lien Release Dividend is effected in accordance with ~~Section  2.07(g)~~Section 2.07(g), and within two (2) Business Days after written receipt from the Collateral Manager of a request for release of documents and receipt in the form of ~~Exhibit L~~EXHIBIT L, (which certification shall include a statement to the effect that a Lien Release Dividend is being effected as to such Collateral Asset), the Collateral Custodian shall promptly release the related Required Loan Documents for such Collateral Asset to the Borrower.

Section 11.09. Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to ~~Section 2.07~~Section 2.07 or ~~Section 2.14~~Section 2.14, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of ~~Exhibit L~~EXHIBIT L (signed by both the Borrower and the Administrative Agent) specifying the Required Loan Documents to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 11.10. Access to Certain Documentation and Information Regarding the Collateral Portfolio.

The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and the Collateral Custodian’s normal security and confidentiality procedures.

Section 11.11. Bailment.

The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XII.~~ARTICLE XII.~~

MISCELLANEOUS

Section 12.01. Amendments and Waivers.

(a)(i) No amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Collateral Manager, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as

applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Collateral Manager shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of ~~Section  12.01(a)~~Section 12.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this ~~Section  12.01~~Section 12.01 or (iv) extending the Stated Maturity Date or clause ~~(a)~~(a) of the definition of “Commitment Termination Date.”

Section 12.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and e-mailed or delivered, to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or in the case of (a) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

BNYM (in each of its capacities) shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and any other Transaction Document and delivered using Electronic Means; provided, however, that the Borrower, the Administrative Agent, the Lenders and the Collateral Manager, as applicable, shall, at the request of BNYM, provide to BNYM an incumbency certificate listing officers with the authority to provide such Instructions (the “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate may be amended by the Borrower, the Administrative Agent, the Lenders and/or the Collateral Manager, as applicable, whenever a person is to be added or deleted from the listing and which incumbency certificates may be relied upon by BNYM (in each of its capacities) until so amended. If the Borrower, the Administrative Agent, the Lenders and/or the Collateral Manager, as applicable, elects to give BNYM Instructions using Electronic Means and BNYM in its discretion elects to act upon such Instructions, BNYM’s reasonable understanding determined in good faith of such Instructions shall be deemed controlling. The Borrower, the Administrative Agent, the Lenders and the Collateral Manager understand and agree that BNYM cannot determine the identity of the actual sender of such Instructions and that BNYM shall have no liability for determining that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNYM have been sent by such Authorized Officer except to the extent that such determination has been determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of BNYM. BNYM shall not be liable for any losses, costs or expenses arising directly or indirectly from BNYM’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction except to the extent that losses, costs or expenses have been determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of BNYM. The Borrower, the Administrative Agent, the Lenders and the Collateral Manager agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNYM, including without limitation the risk of BNYM acting on unauthorized Instructions, and the risk of interception and misuse by third parties (other than the risk of BNYM’s gross negligence, bad faith, willful misconduct or material breach in bad faith of the Transaction Documents in connection therewith); (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNYM and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, the Administrative Agent, the Lenders or the Collateral Manager; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNYM promptly upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNYM, or another method or system specified by BNYM as available for use in connection with its services hereunder.

Section 12.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04. Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. Each Lender and its successors and assigns may assign (including by way of the sale of participation interests therein) all or any portion of its rights and obligations under (i) this Agreement and the other Transaction Documents and such Lender’s rights and obligations hereunder and thereunder and interest herein and therein in whole or in part and/or (ii) any Advance (or portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that (v) prior to an Event of Default, no Lender may assign its rights or obligations hereunder (including by way of the sale of participation interests therein) without the consent of the Borrower and the Administrative Agent (such consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed), (w) during the occurrence and continuance of an Event of Default (other than an Event of Default under ~~Section 7.01(a)~~Section 7.01(a), ~~(b)~~(b) or ~~(g)~~(g) ), a Lender may assign (including by way of the sale of participation interests therein) its rights and obligations hereunder (1) to any Person other than a Competitor with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) but without any consent from the Borrower or (2) to a Competitor with the consent of the Borrower and the Administrative Agent (such consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed), (x) during the occurrence and continuance of an Event of Default under ~~Section  7.01(a)~~Section 7.01(a), ~~(b)~~(b) or ~~(g)~~(g) , a Lender may assign (including by way of the sale of participation interests therein) its rights and obligations hereunder to any Person

(including a Competitor) with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) but without any consent from the Borrower, (y) a Lender may assign (including by way of the sale of participation interests therein) its rights and obligations hereunder to any Lender or any Affiliate of a Lender without the consent of any Person and (z) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to ~~Section 2.21(b)~~Section 2.21(b), then the Administrative Agent shall have the right to cause such Defaulting Lender to assign its entire interest in the Advances and this Agreement pursuant to this ~~Section  12.04(a)~~Section 12.04(a) to a transferee selected by the Administrative Agent and approved by the Borrower. Any such assignee (other than a participant) shall execute and deliver to the Collateral Manager, the Borrower, the Collateral Agent and the Administrative Agent a fully-executed Joinder Supplement. The parties to any such assignment (other than a participation) shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. None of the Borrower or the Collateral Manager may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent. Any purported transfer or assignment in violation of this clause ~~(a)~~(a) shall be null and void.

(b) Notwithstanding any other provision of this ~~Section  12.04~~Section 12.04, any Lender may at any time pledge or Grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to any Person (including a Federal Reserve Bank), without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or Grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of the provisions of this Agreement expressed to be for their benefit.

(d) Subject to the consent rights set forth in clause ~~(a)~~(a) above, any Lender may, sell participation interests in all or a portion of such Lender’s rights and obligations under this Agreement or any Advance; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Collateral Agent, the Collateral Custodian and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. In the event a Lender sells a participation interest under this Agreement or any Advance, the participant shall be entitled to the benefits of ~~Section 2.09~~Section 2.09 and ~~Section 2.10~~Section 2.10 (subject to the requirements and limitations therein, including the requirements under ~~Section  2.10(g)~~Section 2.10(g) (it being understood that the documentation required under ~~Section 2.10(g)~~Section 2.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ~~Section  12.04(a)~~Section 12.04(a); provided that such participant (A) agrees to be subject to the provisions of ~~Section 2.11~~Section 2.11 as if it were an assignee under ~~Section  12.04(a)~~Section 12.04(a), and (B) shall not be entitled to receive any greater payment under ~~Section  2.09~~Section 2.09 or ~~Section 2.10~~Section 2.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation.

(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in this Facility or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in Registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.05. Term of This Agreement. This Agreement, including, without limitation, the Credit Parties’ representations and covenants set forth in ~~Article IV~~Article IV and ~~Article V~~Article V and the Collateral Manager’s representations, covenants and duties set forth in ~~Article IV~~Article IV, ~~Article V~~Article V and ~~Article VI~~Article VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to ~~Article III~~Article III and ~~Article IV~~Article IV and the indemnification and payment provisions of ~~Article VIII, Article IX~~Article VIII, IX and ~~Article XII~~Article XII and the provisions of ~~Section 2.09, Section 2.10, Section 12.07, Section 12.08~~Section 2.09, Section 2.10, Section 12.07, Section 12.08 and ~~Section 12.09~~Section 12.09 shall be continuing and shall survive any termination of this Agreement and the resignation or removal of the Collateral Agent.

Section 12.06. Governing Law; Jury Waiver. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5–1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 12.07. Costs, Expenses and Taxes.

In addition to the rights of indemnification granted to the Collateral Agent, the Account Bank, the Administrative Agent, the Lenders, the Collateral Custodian and their respective Affiliates under ~~Section 2.09, Section 2.10, Section 8.01~~Section 2.09, Section 2.10, Section 8.01 and ~~Section 8.02~~Section 8.02 hereof, the Borrower agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent, the

Collateral Agent, the Account Bank and the Collateral Custodian (but limited, in the case of counsel fees and expenses, to the reasonable and documented fees and disbursements of (w) one outside counsel to the Administrative Agent and the Lenders (unless one counsel shall not be able to represent such parties due to an actual or perceived conflict of interest), (x) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian (unless one counsel shall not be able to represent such parties due to an actual or perceived conflict of interest), (y) one outside counsel to the Administrative Agent and the Lenders for each applicable foreign or local jurisdiction (unless one counsel shall not be able to represent such parties due to an actual or perceived conflict of interest) and (z) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian for each applicable foreign or local jurisdiction (unless one counsel shall not be able to represent such parties due to an actual or perceived conflict of interest)) incurred in connection with the preparation, execution, delivery, syndication (subject, in the case of syndication costs and expenses only, to the Borrower’s and the Administrative Agent’s mutual agreement in good faith that the relevant syndication reasonably benefits the Borrower), administration, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable, documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including, subject to the limitations set forth above, counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith; provided that such counsel fees of a single U.S. counsel to the Administrative Agent for work prior to the Closing Date shall not exceed $225,000.

Section 12.08. No Proceedings.

(a) Each of the parties hereto (other than the Administrative Agent at the direction of the Required Lenders) agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.

(b) The provisions of this ~~Section 12.08~~Section 12.08 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties (other than any Lender) hereby agree that monetary damages are not adequate for a breach of the provisions of this ~~Section 12.08~~Section 12.08 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, examinership, winding up or liquidation proceedings, or other proceedings under United States federal or State bankruptcy laws, or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.09. Recourse Against Certain Parties.

(a) Notwithstanding anything in this Agreement to the contrary, no claim may be made by any party hereto or any other Person against any party hereto or their respective Affiliates, directors, managers, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that nothing herein shall constitute a waiver of any indemnification obligations of the Borrower or the Collateral Manager.

(b) No obligation or liability to any Obligor under any of the Collateral Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(c) The Secured Parties accept and agree that they shall have no recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement against any shareholder, member, limited partner, officer, manager or director of the Borrower as such, by the enforcement of any assignment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a limited liability company obligation of the Borrower and no liability shall attach to, or be incurred by, the shareholders, members, limited partners, officers, managers, agents or directors of the Borrower as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Borrower contained in this Agreement, or implied therefrom, and that any and all personal liability for breach by the Borrower of any of such obligations, covenants or agreements either at law or by statute or certification of every such shareholder, limited partner, officer, agent or director is hereby expressly waived by the Secured Parties as a condition of any consideration of the execution of this Agreement. For the avoidance of doubt, nothing in this Section shall be deemed to limit the liability of the Borrower in its capacity as the Borrower hereunder. Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are payable solely out of the assets of the Borrower in accordance with the terms of the Transaction Documents (the “Recourse Assets”). The claims of Secured Parties against the Borrower shall be limited to the value from time to time of the Recourse Assets. The net proceeds of the realization of the Recourse Assets or the proceeds of sale of the Recourse Assets of the Borrower following the enforcement of the rights or interests of the Secured Parties may be insufficient to pay all amounts due to the Secured Parties after making payments to other creditors of Borrower ranking prior to the Secured Parties or pari passu therewith. If, following final distribution of the realization proceeds of the Recourse Assets applied in accordance with the Transaction Documents, the Borrower has insufficient funds to pay in full its obligations, then the Borrower will not be obliged to pay such shortfall, and all claims in respect of which shall be extinguished. It is understood that the foregoing provisions of this paragraph shall not (x) prevent recourse to the Collateral Portfolio or the Recourse Assets for the sums due or to become due under any security, instrument or agreement which is part of the Collateral Portfolio or the Recourse Assets or (y) constitute a waiver, release or discharge of any indebtedness or Obligation until such Recourse Assets have been realized.

(d) The provisions of this ~~Section 12.09~~Section 12.09 shall survive the termination of this Agreement.

Section 12.10. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Collateral Manager to the Administrative Agent and the Lenders. BNYM shall have no duty to investigate, conform or otherwise verify the validity or authenticity of any faxed, scanned or photocopied manual signature, or other electronic signature of any other party, and shall be entitled to conclusively rely thereon, and shall have no liability with respect thereto, in each case, except to the extent that such reliance has been determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith, willful misconduct or material breach in bad faith of a Transaction Document on the part of BNYM.

Section 12.11. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court in each case sitting in New York County in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Borrower and the Collateral Manager agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Collateral Manager, as applicable, at its address specified in ~~Section 12.02~~ Section 12.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this ~~Section 12.11~~Section 12.11 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law.

Section 12.12. Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other Transaction Documents and all information with respect to the other parties, including all information regarding the business of the Borrower and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, advisors, investigators, auditors, attorneys or agents (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Collateral Manager, the Collateral Agent, the Borrower, the Account Bank and the Collateral Custodian that such information shall be kept confidential in accordance with this ~~Section 12.12~~Section 12.12 and used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its Affiliates, (ii) disclose such information as is required by Applicable Law and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Collateral Manager each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them, or to any provider of a surety, guaranty or credit or liquidity enhancement to any Lender in relation to its Advances hereunder, provided (x) such Person is informed of the confidential nature of such information and agrees for the benefit of the Borrower and the Collateral Manager to hold such information confidential in accordance with this ~~Section  12.12~~Section 12.12, (y) such Person is not a Competitor of any of the Borrower or the Collateral Manager; provided that the limitation set forth in this clause (y) shall not apply to any such disclosure of information to a Replacement Collateral Manager or prospective Replacement Collateral Manager in connection with any replacement of the Collateral Manager pursuant to ~~Section 6.01~~Section 6.01 and (z) such Person shall not be provided any Proprietary Information without the prior written consent of the Borrower or the Collateral Manager on the Borrower’s behalf. “Proprietary Information” means all information prepared internally by or on behalf of the Collateral Manager with respect to any Collateral Asset, including any credit memos, analyses or similar materials (it being understood that, without limitation, Collateral Manager Reports, Collateral Manager Advance Date Reports, Borrowing Base Certificates and any report furnished by an independent public accountant pursuant to ~~Section 6.10~~Section 6.10 do not constitute Proprietary Information).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their Affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Collateral Manager or (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager.

(d) The parties hereto agree that, notwithstanding anything to the contrary contained herein or in any other ~~Facility~~Transaction Document, the internal credit memos (i) do not constitute a recommendation to the Administrative Agent, any Lender or any other Secured Party to take any action in connection with the Facility Documents or the Collateral Assets, (ii) were prepared based on information provided by the related Obligor and/or its Affiliates and prepared solely for internal use by the Collateral Manager in accordance with its own investment considerations and reflect the priorities of and matters of interest to the Collateral Manager and may not have been prepared in the same manner that the Administrative Agent, any Lender or any other Secured Party would have done if it were acting on its own behalf, (iii) do not necessarily take into account, address, or reflect the priorities and matters of interest of any other party than the Collateral Manager, including the Administrative Agent, any Lender or any other Secured Party and, accordingly, each of the Administrative Agent, each Lender and each other Secured Party has the responsibility to determine the adequacy of the scope of the Collateral Manager’s work for its respective purposes and to perform its own analysis of the Facility Documents and the Collateral Assets to determine whether it is suitable for its purpose and (iv) may not reflect all information and findings obtained by the Collateral Manager, the Borrower and their respective Affiliates regarding the Obligor and its Affiliates, including the related sponsor, if any, and guarantors of, and collateral for, the proposed Collateral Assets. Each of the Administrative Agent, each Lender and each other Secured Party agrees that (x) the Collateral Manager makes no representation with respect to any statements of opinion in any internal credit memo, (y) it may rely on the accuracy of the internal credit memos solely to the extent expressly set forth in ~~Section 4.03(h) and (z)~~Section 4.03(h) it shall use the internal credit memos only for the purposes expressly set forth herein and subject to the terms and conditions herein, including, without limitation, the confidentiality obligations set forth in ~~Section  12.12(b)~~Section 12.12(b).

Section 12.13. Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC.

Section 12.14. Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.15. Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.16. Ratable Payments.

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Section 2.09Section 2.09 or ~~Section 2.10~~Section 2.10) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.17. Failure of Borrower or Collateral Manager to Perform Certain Obligations.

If the Borrower fails to perform any of its agreements or obligations under ~~Section 5.01(r)~~Section 5.01(r) or ~~Section  5.02(m)~~Section 5.02(m), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

Section 12.18. Power of Attorney.

(a) The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney in fact to act on behalf of the Borrower to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio in such offices as the Administrative Agent in its sole discretion deems necessary or desirable. This appointment is coupled with an interest and is irrevocable.

(b) Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Administrative Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, independently and without reliance upon the Joint Lead Arrangers, or any of the Joint Lead Arrangers’ Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Joint Lead Arrangers shall not have any duty or responsibility to provide any Lender or Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Collateral Manager or their respective Affiliates which may come into the possession of the Joint Lead Arrangers or any of their Affiliates.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

KKR ENHANCED US EVDL FUNDING LLC, as the Borrower

By:
Name:	~~Jeffrey M. Smith~~
Title:	~~Vice President~~

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:

CITIBANK, N.A., as a Lender

By:
Name:	Vincent Nocerino
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

THE COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:	~~Anna Kuo~~
Title:	~~Vice President~~

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

THE ACCOUNT BANK:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Account Bank

By:
Name:	~~Anna Kuo~~
Title:	~~Vice President~~

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

THE COLLATERAL CUSTODIAN:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Custodian

By:
Name:	~~Anna Kuo~~
Title:	~~Vice President~~

[Signature Page to Loan and Servicing Agreement]

ANNEX A

Notices for Addresses

If to the Borrower:

KKR Enhanced US EvDL Funding LLC

555 California Street, 50th Floor

San Francisco, CA 94104

Liabilities.Management@kkr.com and KKRCreditLegal@kkr.com

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, NY 10036-6797

Attention: Jay R. Alicandri

Telephone: (212) 698-3800

If to the Collateral Manager:

KKR Enhanced US Direct Lending Fund-L Inc.

555 California Street, 50th Floor

San Francisco, CA 94104

Liabilities.Management@kkr.com and KKRCreditLegal@kkr.com

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park 1095 Avenue of the Americas

New York, NY 10036-6797

Attention: Jay R. Alicandri

Telephone: (212) 698-3800

If to the Administrative Agent (including on behalf of the Lenders):

Citibank, N.A.

388 Greenwich St., 6th Floor Trading

New York, NY 10013

Attention: Vincent Nocerino

Tel: (212) 723-6078

Fax: (626) 236-4469

Email: vincent.nocerino@citi.com; portfoliotrsdesk@citi.com

If to the Collateral Agent, Collateral Custodian or Account Bank:

The Bank of New York Mellon Trust Company, National Association

Annex A-1

ANNEX B

Commitments

Lender

Citibank, N.A.	$500,000,000

Annex B-1

SCHEDULE I

DIVERSITY SCORE CALCULATION

The Diversity Score of any Collateral Assets as of any date of determination is calculated as follows:

(1)

~~(1)~~  An “Obligor Par Amount” is calculated for each Obligor of a Collateral Asset, and is equal to the aggregate Outstanding Balance of all Collateral Assets issued by such Obligor and any of its Affiliates.

(2)	~~(2)~~ An “Average Par Amount” is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the number of Obligors.

(3)	~~(3)~~ An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Obligor Par Amount for such issuer divided by the Average Par Amount.

(4)

~~(4)~~  An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industry classification groups, shown on Schedule ~~II~~II, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(5)

~~(5)~~  An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule ~~II~~II, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700

Schedule I-1

SCHEDULE III

ELIGIBILITY CRITERIA

The following criteria with respect to each Collateral Asset as determined by the Collateral Manager; provided that, if any Collateral Asset does not satisfy any criterion below, the Administrative Agent may expressly consent in its sole discretion to the treatment of such Collateral Asset as an Eligible Collateral Asset; provided, further, that the Administrative Agent will only be considered to have consented to such inclusion if the Borrower and the Collateral Manager have expressly acknowledged that the applicable criterion is not satisfied with respect to such Collateral Asset.

(a) such Collateral Asset is a First Lien Loan, a FLLO Loan, a Second Lien Loan or a Senior Secured Bond;

(b) permits the purchase thereof by or assignment to the Borrower and the Pledge to the Collateral Agent;

(c) is denominated and payable in an Eligible Currency and does not permit the currency in which such Collateral Asset is payable (other than by payment in an Eligible Currency that is converted at an Applicable Exchange Rate on the date of such payment to the currency of denomination of the loan) or the place of payment to be changed;

(d) is an obligation of an Obligor organized or incorporated in the United States (or any State thereof) or the District of Columbia or any Approved Foreign Jurisdiction;

(e) other than as permitted under the definition of “Concentration Limitations”, the Underlying Instruments for which are governed by the laws of a State in the United States or the District of Columbia, Canada, Ireland, the United Kingdom, any member state of the European Union, Australia or New Zealand;

(f) the proceeds of which are not permitted primarily to be used for personal, family or household purposes;

(g) does not constitute Margin Stock and, if such Collateral Asset is directly or indirectly secured by Margin Stock, the Collateral Manager reasonably determines in consultation with the Administrative Agent that the Asset Value would not depend on the value of any Margin Stock directly or indirectly securing any Collateral Asset.

(h) does not subject the Borrower to withholding Tax, fee or governmental charge unless (i) the obligor is required to make “gross-up” payments constituting 100% of such withholding Tax, fee or governmental charge on an after-Tax basis, (ii) such withholding can be sheltered or eliminated by the application of an applicable double tax treaty or other applicable exemption, refund or comparable procedure or (iii) the Underlying Instruments for such Collateral Asset are governed by the laws of, or the Obligor of such Collateral Asset is formed or incorporated in, a jurisdiction in which such requirement is not customary (including the United Kingdom);

Schedule III-1

SCHEDULE VI

PRE-APPROVED PARTICIPATION INTERESTS

[Provided Separately]

Schedule VI-1

EXHIBIT A

FORM OF ACQUISITION NOTICE

[Date]

(CITIBANK, N.A.)

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.,

as the Administrative Agent

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com with a copy to:

KKR Enhanced US Direct Lending Fund-L,

as the Equityholder

555 California Street, 50th Floor

San Francisco, CA 94104

Email: ~~Liabilities.Management@kkr.com~~Liabilities.Management@kkr.com and ~~KKRCreditLegal@kkr.com~~KKRCreditLegal@kkr.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor Houston, Texas 77002

Attention: Global Corporate Trust–KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re:	Loan and Servicing Agreement, dated as of April 1, 2024

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the

IN WITNESS WHEREOF, the undersigned has executed this notice as of the date first written above.

KKR ENHANCED US EVDL FUNDING LLC,
as the Borrower
By:
Name:
Title:

[IN WITNESS WHEREOF, the undersigned has executed this Consent Collateral Asset Approval as of the date first written above.

CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:][4]

4 To be included for Acquisition Notices in connection with Consent Collateral Assets or other Collateral Assets that are not Eligible Collateral Assets.

[SCHEDULE I

TO

~~EXHIBIT A~~EXHIBIT A

ELIGIBLE COLLATERAL ASSETS THAT ARE NOT CONSENT COLLATERAL ASSETS]5

5 To be included for Acquisition Notices in connection with Eligible Collateral Assets that are not Consent Collateral Assets.

[SCHEDULE [II]

TO

~~EXHIBIT A~~EXHIBIT A

APPROVED EXCEPTIONS TO ELIGIBILITY CRITERIA FOR COLLATERAL ASSETS]6

6 To be included for Acquisition Notices in connection with Consent Collateral Assets or other Collateral Assets that are not Eligible Collateral Assets.

[KKR ENHANCED US EVDL FUNDING LLC,
as Borrower
By:
Name:
Title:]

[KKR ENHANCED US DIRECT LENDING FUND-L, as Collateral Manager on behalf of the Borrower
By:
Name:
Title:]

B-3

ANNEX I

TO

~~EXHIBIT B~~EXHIBIT B

BORROWING BASE REPORT

(see attached)

B-4

EXHIBIT C

FORM OF DISBURSEMENT REQUEST

(Reinvestments of Principal Collections)

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.,

as the Administrative Agent

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re:	Loan and Servicing Agreement, dated as of April 1, 2024

Ladies	and Gentlemen:

This Disbursement Request is delivered to you pursuant to ~~Section 2.18~~Section 2.18 of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein

IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the date first written above.

[KKR ENHANCED US DIRECT LENDING FUND-L, as the Collateral Manager

By:
Name:
Title:]

[KKR ENHANCED US EVDL FUNDING LLC, as Borrower
By:
Name:
Title:]

ANNEX I

TO

~~EXHIBIT C~~EXHIBIT C

[ATTACH BORROWING BASE CERTIFICATE AND COLLATERAL ASSET TAPE FOR DISBURSEMENTS PURSUANT TO ~~SECTION 2.18(a)~~SECTION 2.18(A) OF THE LOAN AND SERVICING AGREEMENT]

EXHIBIT D

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item ~~1~~1: Date of Joinder Supplement: of Schedule ~~I~~I hereto, among the financial institution identified in Item ~~2~~2: Proposed Lender: of Schedule ~~I~~I hereto, KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”) and Citibank, N.A. as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under ~~Section 12.04~~Section 12.04 of the Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement; and WHEREAS, the party set forth in Item ~~2~~2: Proposed Lender: of Schedule ~~I~~I hereto (the “Proposed Lender”) wishes to become a Lender designated as a Lender party to the Loan and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule ~~I~~I and Schedule ~~II~~II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Borrower and the Collateral Agent a Joinder Effective Notice, substantially in the form of Schedule ~~III~~III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be designated as a Lender party to the Loan and Servicing Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent, the Collateral Agent and the other Lender(s) as follows: (i) none of the Administrative Agent, the Collateral Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or with respect to any promissory notes issued under the Loan and Servicing Agreement, or the Collateral Portfolio or the financial condition of the Collateral Manager, the Borrower, the Equityholder or the Transferor or the performance or observance by the Collateral Manager, the Borrower or the Transferor of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Administrative Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender; and (vi) the Proposed Lender confirms that it is (a) either (I) a Qualified Institutional Buyer under Rule 144A of the Securities Act or (II) an “accredited investor” as defined in Rule 1-501(a)(1)-(3) or (7) of the Securities Act and (b) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended.

(d) Schedule ~~II~~II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To: [Name and address of the Borrower, Collateral Agent and Proposed Lender]

The undersigned, as Administrative Agent under the Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the Joinder Supplement identified in Annex I hereto, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be      and such Proposed Lender will be a Lender designated as a Lender with a Commitment of      .

Very truly yours,

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Annex I

to Schedule III

to Joinder Supplement

[Attach copies of Schedules ~~I~~I and ~~II~~II from Related Joinder Supplement.]

EXHIBIT E

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

To: Citibank, N.A.

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com

Re:	Loan and Servicing Agreement, dated as of April 1, 2024 Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to ~~Section 2.01~~Section 2.01 and ~~2.02~~2.02 of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies (in such capacity and not in its individual capacity) as follows:

1.

The Borrower hereby requests an Advance in the principal amount of [$][Euros][British Pounds][Canadian Dollars][AUD]       . Such Advance shall be deposited to the account identified in the Loan and Servicing Agreement.

2.	The Borrower hereby requests that such Advance be made on the following date:

      (the “Advance Date”).

E-1

Annex II

[ATTACH DISBURSEMENT INSTRUCTIONS]

E-6

EXHIBIT F

FORM OF NOTICE OF REDUCTION

(Reduction of Advances Outstanding in full or in part)

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.,

as the Administrative Agent and Lender

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust–KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re:	Loan and Servicing Agreement, dated as of April 1, 2024 Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to ~~Section 2.16(a)~~Section 2.16(a) of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

F-1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies (in such capacity and not in its

IN WITNESS WHEREOF, the undersigned has executed this Notice of Reduction as of the date first written above.

KKR ENHANCED US EVDL FUNDING LLC,
as Borrower

By:
Name:
Title:

F-3

EXHIBIT G

FORM OF NOTICE OF REDUCTION

(Reduction of Facility Amount in Full)

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.,

as the Administrative Agent and Lender

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust–KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re:	Loan and Servicing Agreement, dated as of April 1, 2024

Ladies	and Gentlemen:

This Notice of Reduction is delivered to you pursuant to ~~Section 2.16(b)~~Section 2.16(b) of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies (in such capacity and not in its

G-1

IN WITNESS WHEREOF, the undersigned has executed this Notice of Reduction as of the date first written above.

KKR ENHANCED US EVDL FUNDING LLC,
as Borrower

By:
Name:
Title:

G-3

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

FORM OF COLLATERAL MANAGER’S CERTIFICATE (COLLATERAL MANAGER

REPORT AND COLLATERAL MANAGER ADVANCE DATE REPORT)

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.

as the Administrative Agent and as a Lender

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com~~vincent.nocerino@citi.com;

~~portfoliotrsdesk@citi.com~~portfoliotrsdesk@citi.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust–KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re: Loan and Servicing Agreement, dated as of April 1, 2024

Ladies and Gentlemen:

This Collateral Manager Certificate is delivered to you pursuant to ~~Section 6.08(e)~~Section 6.08(e) of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the”Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement. This Collateral Manager’s Certificate relates to the Collateral Manager Report set forth on the attached Schedule ~~A~~A.

1.	KKR Enhanced US Direct Lending Fund-L is the Collateral Manager under the Loan and

K-1

SCHEDULE A

[COLLATERAL MANAGER REPORT][COLLATERAL MANAGER ADVANCE DATE REPORT]

(see attached)

K-4

EXHIBIT L

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Date]

(KKR ENHANCED US EVDL FUNDING LLC)

Citibank, N.A.

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Attention: Vincent Nocerino

Tel: 212-723-1154

Fax: (626) 236-4469

Email: ~~vincent.nocerino@citi.com; portfoliotrsdesk@citi.com~~vincent.nocerino@citi.com;

portfoliotrsdesk@citi.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust–KKR Enhanced US EvDL Funding LLC

Email: ~~KKRclientservice@bnymellon.com~~KKRclientservice@bny.com

Re: Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Ladies and Gentlemen:

In connection with the administration of the Required Loan Documents held by the Collateral Custodian, for the benefit of the Secured Parties, under the Loan and Servicing Agreement, we request the release of the Required Loan Documents (or such documents as specified below) for the Collateral Assets described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Servicing Agreement.

L-1

Consent of the Administrative Agent:

CITIBANK, N.A., as the Administrative Agent

By:
Name: Title:

L-4

KKR ENHANCED US DIRECT LENDING FUND-L, as the Collateral Manager, the Equityholder and the Transferor

By:
Name: Title:

M-3

EXHIBIT N

FORM OF NOTICE AND REQUEST FOR CONSENT TO LIEN RELEASE DIVIDEND

[_] [_], 20[_]

(KKR ENHANCED US EVDL FUNDING LLC)

To: Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian

Re: Loan and Servicing Agreement dated as of April 1, 2024

Ladies and Gentlemen:

This Notice and Request for Consent to Lien Release Dividend (this “Notice”) is delivered to you under ~~Section 2.07(g)~~Section 2.07(g) of that certain Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and the Equityholder, holding the office set forth below such officer’s name, hereby certifies (in such capacity and not in its individual capacity) as follows:

(a) Pursuant to ~~Section 2.07(g)~~Section 2.07(g) of the Loan and Servicing Agreement, the Borrower and the Equityholder request that (i) the Administrative Agent consent to a release of the Collateral Agent’s, on behalf of the Secured Parties, lien on the Collateral Assets or portions thereof set forth on Annex 1 (together with, in the case of a transfer of the Collateral Assets but not portions thereof, any related Portfolio Assets) and to the distribution of such Collateral Assets and portions thereof as a dividend from the Borrower to the Equityholder and (ii) following receipt of the Release of Required Loan Documents, the Collateral Custodian releases the Required Loan Documents related thereto.

(b) The Borrower and the Equityholder hereby request that such Lien Release Dividend be made on the following date:      (the”Lien Release Dividend Date”), which date is at least five (5) Business Days after this Notice is received by the Administrative Agent, the Collateral Agent and the Collateral Custodian.

N-1

ANNEX 1

To Notice and

Request for Consent

Collateral Assets to be Released by Collateral Agent (at the direction of the Administrative

Agent) and Transferred by Borrower to Equityholder

N-5

EXHIBIT O-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of ~~Section 2.10~~Section 2.10 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Collateral Asset(s) (as well as any Note(s) evidencing such Collateral Asset(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, the Collateral Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, the Collateral Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower, the Collateral Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date: [   ]

O-1-1

EXHIBIT O-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of April 1, 2024 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among KKR Enhanced US EvDL Funding LLC, as borrower (the “Borrower”), KKR Enhanced US Direct Lending Fund-L, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian and Citibank, N.A. and KKR Capital Markets LLC, as the joint lead arrangers. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of ~~Section 2.10~~Section 2.10 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date: [   ]

O-2-1

Title:

Date: [   ]

O-3-2